 As filed with the Securities and Exchange Commission on December 22, 1999

                                                 Registration No. 333-88969

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                              AMENDMENT NO. 1

                                    TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                --------------
                                EMUSIC.COM INC.
             (Exact name of registrant as specified in its charter)

        Delaware                    3652                    94-3290594
State(or jurisdiction of     (Primary Standard           (I.R.S. Employer
    incorporation or             Industrial            Identification No.)
     organization)          Classification Code
                                  Number)
                            1991 Broadway, 2nd Floor
                         Redwood City, California 94063
                                 (650) 216-0200
         (Address and telephone number of principal executive offices)
                                --------------
                               Gene Hoffman, Jr.
                     President and Chief Executive Officer
                                EMusic.com Inc.
                            1991 Broadway, 2nd Floor
                         Redwood City, California 94063
                                 (650) 216-0200
           (Name, address and telephone number of agent for service)

                                   Copies to:
                               Andrew Zeif, Esq.
                               Craig Malina, Esq.
                        Gray Cary Ware & Freidenrich LLP
                              400 Hamilton Avenue
                        Palo Alto, California 94301-1825
                                 (650) 833-2000
                                --------------
    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                                --------------
    If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
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                        CALCULATION OF REGISTRATION FEE

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                                                                             Proposed
                                                           Proposed           Maximum
                                                           Maximum           Aggregate
       Title of Each Class of         Amount to be      Offering Price       Offering          Amount of
    Securities to be Registered        Registered        Per Share(1)        Price(1)      Registration Fee
-----------------------------------------------------------------------------------------------------------
 Common Stock ($0.001 par              13,434,102
  value).........................       shares(2)           $15.75         $211,320,107      $58,718.22(3)
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(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and based on the average of the closing bid and asked prices reported on the Nasdaq National Market on October 6, 1999 except for 150,000 additional shares included in Amendment No. 1 which were not registered in the initial filing which is based on $13.97, the average of the closing bid and asked price or reported on the Nasdaq National Market on December 17, 1999.
(2) Represents shares of common stock (i) issued in connection with the conversion of shares of our Series B Preferred Stock; (ii) issuable upon exercise of outstanding common stock purchase warrants; (iii) issued in connection with certain acquisitions, a share exchange transaction and other transactions.

(3) $58,165 of which had been previously paid.
                                --------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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              Subject to Completion, Dated December 22, 1999

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                 The Resale of

                            13,434,102 Shares

                           [LOGO OF EMUSIC.COM INC.]

                                 Common Stock
  The selling price will be determined by market factors at the time of their resale

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This prospectus relates to the resale by the selling stockholders of up to 13,434,102 shares of common stock. The selling stockholders may sell the stock from time to time at the prevailing market price or in negotiated transactions. Of the shares offered:

  . up to 11,737,000 shares are presently outstanding and were issued upon the conversion of the Company's Series B Preferred Stock,

  . up to 1,255,367 shares are presently outstanding and were issued in connection with the acquisition of Creative Fulfillment, Inc. and the purchase of certain assets of Nordic Entertainment Worldwide, Inc. and certain related partnerships;

  . up to 260,000 shares are issuable upon the exercise of common stock purchase warrants and

  . up to 181,735 shares issued in connection with a share exchange transaction in connection with the acquisition by the Company of its predecessor corporation and various other transactions.

Of the shares covered by this prospectus, approximately 13,226,000 shares are subject to lock-up agreements or other restrictions which precludes the resale of such shares for 90 days following our September 24, 1999 underwritten public offering. We will receive no proceeds from the sale of the shares by the selling stockholders. However, we have received proceeds from the sale of shares currently outstanding and, if exercised, will receive proceeds equal to the exercise price of the common stock purchase warrants.

Our common stock is listed on the Nasdaq National Market under the symbol "EMUS." On December 20, 1999, the last reported sale price of the common stock on the Nasdaq National Market was $12.56 per share.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 8.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus is December   , 1999.

                               Table Of Contents

                                                                           Page
                                                                           ----
Prospectus Summary.......................................................    4
Risk Factors.............................................................    8
Selling Stockholders.....................................................   19
Plan of Distribution.....................................................   28
Use of Proceeds..........................................................   30
Dividend Policy..........................................................   30
Capitalization...........................................................   31
Selected Financial Data..................................................   32
Management Discussion and Analysis of Financial Condition and Results of
 Operations..............................................................   33
Business.................................................................   41
Management...............................................................   52
Certain Transactions and Relationships...................................   59
Principal Stockholders...................................................   60
Description of Capital Stock.............................................   62
Shares Eligible for Future Sale..........................................   66
Price Range of Common Stock..............................................   67
Changes in and Disagreements with Accountants on Accounting and Financial
 Disclosure..............................................................   67
Legal Matters............................................................   68
Experts..................................................................   68
Where You Can Find More Information About Us.............................   68
Index to Financial Statements............................................  F-1

                           -------------------------

Prior to June 1999, we operated under the name GoodNoise Corporation. Our executive offices are located at 1991 Broadway, 2nd Floor, Redwood City, California 94063, and our telephone number is (650) 216-0200. Our website can be found at EMusic.com. Our website does not constitute part of this prospectus.

"EMusic" is a registered trademark of EMusic.com Inc. and the EMusic logo is a trademark of EMusic.com Inc. All other trademarks or tradenames referred to in this prospectus are the property of their respective owners.

As used in this prospectus, the terms "we," "us," "our," "the Company" and "EMusic" mean EMusic.com Inc. and the term "common stock" means our common stock, par value $0.001 per share.

                               Prospectus Summary

This summary highlights information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including "Risk Factors" and the financial statements and related notes, before making an investment decision.

                                  Our Company

EMusic.com Inc. is a leading provider of downloadable music over the Internet. Through our website at EMusic.com, we offer a compelling selection of music from which our customers may discover, sample, and purchase popular recordings for immediate digital delivery and enjoyment. The recordings available for download at EMusic.com are provided through our relationships with a growing roster of recording artists and independent record labels. We currently have exclusive, multi-year, digital download licenses from over 500 record labels and over 2,500 recording artists, including selected titles from such well known artists as Bush, Phish, They Might Be Giants, B.B. King and Ella Fitzgerald. We currently have over 50,000 titles available for download on our EMusic.com website. In addition, our IUMA subsidiary offers our customers access to over 7,500 unsigned artists. We believe this represents one of the largest digital music content archives currently licensed for distribution over the Internet.

Our website enables artists and labels to easily access a global customer base while providing them with an integrated means of distributing, promoting and tracking the sales of their recorded music. Recordings are currently offered for sale on EMusic.com and partners' websites in the "mp3" format, the most widely-recognized compression standard for the download of musical recordings. We believe that our combination of selection, convenience, varied content, improved distribution and tracking capabilities creates a compelling music purchasing experience for consumers as well as an attractive distribution alternative for artists and independent record labels.

The emergence of the Internet as a global communications standard, the growth of high-speed internet access, the development of audio compression techniques, such as mp3, and the proliferation of hardware and software that enables the management and playback of downloadable music is currently driving rapid growth in the sector. Forrester Research estimates that total online music revenues in the United States are expected to grow from $89.0 million in 1998 to $7.8 billion in 2003. Of this amount, Forrester further estimates that $1.1 billion will represent sales of downloadable music in 2003.

We operate a website that allows consumers to quickly and conveniently purchase music and download it immediately, at a lower price than most traditional CDs. We believe that the limitations associated with the traditional music industry present us with an opportunity to redefine the music distribution hierarchy and enable artists and independent labels to access consumer markets at a level currently only available to the major labels, while protecting the artists' financial interests and providing consumers with numerous advantages in price, convenience and music information.

Our solution provides the following benefits:

  . Benefits to the Consumer. Consumer benefits include convenience, lower prices, large selection and music information. Downloadable music can be purchased online and used immediately, and can be more easily managed, carried and customized than music on physical media. When using the Internet as the distribution channel, there are none of the costs associated with distributing physical media, and as a result, music can be purchased at a lower cost than traditional CDs.

  . Benefits to Artists and Independent Labels. Benefits to artists and independent labels include powerful distribution capability, greater understanding of fan base, significant new media exposure and an infrastructure to support the payment of royalties. Our solution offers global distribution to artists and independent labels, with higher margins stemming from lower distribution costs. By tracking the behavior of fans on our web site, we are able to offer artists and labels insight into who is buying their music, allowing them to focus their creative and promotional efforts.

Our goal is to become the leading provider of compelling, downloadable music directly to consumers over the Internet. Key elements of our strategy include:

    . Continue to acquire compelling content through agreements with independent record labels, owners and distributors of recording catalogs and artists;

    . Create strong brand awareness through offline and online marketing, site development and referral fee arrangements;

    .  Leverage strategic relationships to build brand and acquire content;

    . Improve website functionality with the addition of chat rooms, music hubs, more content, more advanced search capabilities and dynamic personalization;

    . Leverage pricing and infrastructure to become a trusted distribution channel by designing our technology and structuring our pricing to dissuade piracy and track all appropriate royalty payments;

    . Continue to promote development of the downloadable music market by supporting organizations dedicated to the proliferation of downloadable music and by providing consumers with a positive purchase experience; and

    . Continue to develop and enhance Internet Underground Music Archive by making it easier to access and post songs and information which will allow us to establish early relationships with potential music content providers.

We are a development stage company and have experienced net losses since inception in January 1998. We intend to aggressively invest to implement our strategy, and expect to continue to incur net losses for the forseeable future.

                                  The Offering

Common stock offered by the selling
stockholders .........................  13,434,102 shares; Includes an indeterminate number of shares of
                                        common stock that may become issuable
                                        to prevent dilution resulting from
                                        stock splits, stock dividends and
                                        conversion price or exercise price
                                        adjustments, which are included
                                        pursuant to Rule 416 promulgated under
                                        the Securities Act of 1933.

Common stock currently outstanding ...  As of the date of this prospectus, we have approximately 36,500,000 shares of
                                        common stock issued and outstanding.

Use of proceeds.......................  We will not receive any proceeds from the resale of the shares of common
                                        stock by the selling shareholders. We
                                        will receive proceeds from the payment
                                        of the exercise price of the common
                                        stock purchase warrants if any are
                                        exercised for cash.

Nasdaq National Market symbol.........  EMUS
------------------

These share numbers are based on shares outstanding as of September 30, 1999, including approximately 2,100,000 shares issued in connection with our acquisition of Group K Inc. d/b/a Cductive in December 1999 and exclude:

  . 6,620,365 shares of common stock issuable upon exercise of outstanding options at an average exercise price of $7.93;

  . 2,711,976 shares of common stock issuable upon exercise of outstanding warrants at an average exercise price of $14.09; and

  . 4,163,650 shares of common stock issuable upon exercise of options that may be granted under our stock option plans.

  . up to 10,600,000 shares of common stock which may be issued in connection with the proposed acquisition of Tunes.com Inc.

  . 470,661 shares of common stock issuable upon exercise of outstanding options and warrants assumed through the acquisition of Cductive at an average exercise price of $5.95.

                      Summary Consolidated Financial Data

            (in thousands, except share and per share amounts)

                                                                             Three months  Three months  January 8, 1998
                               January 8, 1998               January 8, 1998     ended         ended     (inception) to
                               (inception) to   Year ended   (inception) to  September 30, September 30,  September 30,
                                June 30, 1998  June 30, 1999  June 30, 1999      1998          1999           1999
                               --------------- ------------- --------------- ------------- ------------- ---------------
Statement of Operations Data:
Revenues.....................            --     $       92     $       92     $       12    $      180     $      272
                                 ----------     ----------     ----------     ----------    ----------     ----------
Gross profit.................            --             65             65             12           155            220
                                 ----------     ----------     ----------     ----------    ----------     ----------
Operating loss...............    $   (1,180)    $  (15,462)    $  (16,642)    $     (852)   $  (13,722)    $  (30,364)
                                 ==========     ==========     ==========     ==========    ==========     ==========
Net loss.....................    $   (1,180)    $  (15,140)    $  (16,320)    $     (849)   $  (13,519)    $  (29,839)
                                 ==========     ==========     ==========     ==========    ==========     ==========
Net loss applicable to common
 shares......................    $   (1,180)    $  (47,677)    $  (48,857)    $     (849)   $  (14,236)    $  (63,093)
                                 ==========     ==========     ==========     ==========    ==========     ==========
Net loss per common share--
 basic and diluted...........    $    (0.12)    $    (3.52)    $    (4.87)    $    (0.06)   $    (1.09)    $    (5.03)
                                 ==========     ==========     ==========     ==========    ==========     ==========
Weighted average common
 shares outstanding--basic
 and diluted.................    10,234,055     13,563,606     10,027,231     14,591,336    13,057,809     12,542,537

                                                                Quarter Ended
                                         ----------------------------------------------------------------
                                         June 30,  Sept. 30, Dec. 31,  March 31,  June 30,    Sept. 30,
                                           1998      1998      1998      1999       1999        1999
                                         --------  --------- --------  ---------  --------  -------------
Quarterly Statement of Operations Data:
Net revenue............................       --     $  12   $     8   $     21   $     51    $    180
Gross profit...........................       --        12         4         12         37         155
Net loss...............................   (1,091)     (849)   (1,125)    (2,289)   (10,877)    (13,519)
Net loss applicable to common shares...  $(1,091)    $(849)  $(1,294)  $(33,914)  $(11,620)   $(14,236)
                                                                                  June 30,  September 30,
                                                                                    1999        1999
                                                                                  --------  -------------
Balance Sheet Data:
Cash and cash equivalents....................................................     $ 19,002    $ 78,904
Working capital..............................................................       16,593      84,877
Total assets.................................................................       54,221     125,165
Redeemable convertible preferred stock.......................................       32,550          --
Total stockholders' equity...................................................       18,987     121,439

                                  Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the following factors and other information contained in this prospectus before deciding to invest in our stock.

Any of the following risks, if they actually occur, could materially and adversely affect our business, financial condition or results of operations. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment.

We have a new and unproven business model and it may not generate sufficient revenue for our business to survive or be successful.

Our model for conducting business and generating revenues is new and unproven and if it fails to develop as we plan, our business may not succeed. Our business model depends upon our ability to generate revenue streams from multiple sources through our website, including:

  . online sales of downloadable music;

  . website advertising fees from third parties;

  . licensing of musical recordings for use by others; and

  . online sales of music-related merchandise.

It is uncertain whether a music-based website such as ours, that relies on attracting people to purchase and download music, mostly from lesser-known artists, can generate sufficient revenues to survive. This business model may not succeed or it may not be sustainable as our business grows.

In order for our business to be successful, we must not only develop services that directly generate revenue, but also provide content and services that attract consumers to our website frequently. We will need to develop new offerings as consumer preferences change and new competitors emerge. We may not be able to provide consumers with an acceptable blend of products, services, and informational and community offerings that will attract consumers to our website frequently. We provide many of our products and services without charge, and we may not be able to generate sufficient revenue to pay for these products and services. Accordingly, we are not certain that our business model will be successful or that we can sustain revenue growth or be profitable.

We are competing in a new market that may not develop sufficiently to support our business.

The market for online music promotion and distribution is new and rapidly evolving. As a result, demand and market acceptance for our products and services are subject to a high degree of uncertainty and risk. We are attempting to capitalize on a talent pool of artists underserved by the traditional recording industry. Consumers may not continue to be interested in listening to, or purchasing music from, these artists. If this new market fails to develop, develops more slowly than expected or becomes saturated with competitors, or our products and services do not achieve or sustain market acceptance, we may not generate sufficient revenues to become profitable.

The future popularity of downloadable music will depend on consumer acceptance of downloading music generally. We believe that consumer acceptance is, in part, dependent on the availability of portable devices to store and play this music. To the extent that devices are not available at affordable prices, or consumer acceptance or distribution of these portable devices is delayed, our potential market, and thus our ability to increase our revenues, may be reduced.

We have a limited operating history that makes an evaluation of our business difficult.

We were incorporated in January 1998. During 1998, our operating activities consisted largely of developing the infrastructure necessary to download music on the Internet. Our limited operating history makes it difficult to evaluate our current business and prospects. As a result of our limited operating history, we do not have meaningful historical financial data upon which to forecast quarterly revenues and results of operations. Before investing in us, you should evaluate the risks, expenses and problems frequently encountered by companies such as ours that are in the early stages of development.

We have incurred substantial losses to date and we expect net losses in the future.

From inception through September 30, 1999, we had a deficit accumulated during the development stage of approximately $63.1 million. We expect substantial net losses and negative cash flow for the foreseeable future. We believe it is critical to our long-term success that we continue to develop "EMusic" brand awareness and loyalty through marketing and promotion, expand our artist and consumer networks, develop our online content and expand our other services. We expect that our operating expenses will increase significantly during the next several years, especially in sales and marketing. With increased expenses, we will need to generate significant additional revenues to achieve profitability. As a result, we may never achieve profitability and, if we do achieve profitability in any period, we may not be able to sustain or increase profitability.

Our quarterly revenues and operating results are subject to fluctuation which may result in volatility or a decline in the price of our stock.

We believe that period-to-period comparisons of our operating results are not meaningful and should not be relied upon as indicators of future performance. Our quarterly operating results are likely to fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control, including:

  . the demand for downloadable music content and Internet advertising;

  . the addition or loss of advertisers;

  . the level of traffic on our Internet sites;

  . the amount and timing of capital expenditures and other costs relating to the expansion of our operations;

  . the introduction of new sites and services by us or our competitors;

  . seasonal trends in Internet use, purchases of downloadable music, and advertising placements;

  . price competition or pricing changes in the industry;

  . technical difficulties or system downtime; and

  . general economic conditions, and economic conditions specific to the Internet and Internet media.

In addition, while our revenues may vary significantly, a portion of our expenses are fixed. As a result, any decrease in revenues will not be accompanied by a decrease in our fixed operating expenses and our operating results will suffer. Our quarterly results may also be significantly impacted by the accounting treatment of acquisitions, financing transactions or other matters. Particularly at our early stage of development, such accounting treatment can have a material impact on the results for any quarter. Because of these and other factors it is likely that our operating results will fall below expectations in some future quarter and the trading price of our stock may drop.

Shares eligible for future sale in the open market may depress our stock price.

As of December 20, 1999, there were approximately 36,500,000 shares of common stock outstanding, of which approximately 10,000,000 were tradable without restriction under the Securities Act and approximately

11,000,000 were tradable under Rule 144. Upon the effectiveness of this registration statement, approximately 34,000,000 shares of our outstanding stock will be tradable, including shares tradable under Rule 144.

Our stock price has been and may continue to be volatile.

Our common stock is currently traded on the Nasdaq National Market under the ticker symbol "EMUS." There can be no assurance that an active trading market will be sustained in the future. In addition to fluctuations in our operating results, the following factors could cause the price of our securities to be volatile:

  . development of the downloadable music market;

  . technological innovations;

  . new products;

  . acquisitions or strategic alliances entered into by us or our competitors;

  . failure to meet securities analysts' expectations;

  . government regulatory action;

  . patent or proprietary rights developments; and

  . market conditions for internet and technology stocks in general.

If our brand name is not accepted, our ability to attract content and customers to our website will be harmed.

During the quarter ended June 30, 1999, we began to operate under the name EMusic.com Inc. and launched a marketing campaign to establish the brand name "EMusic." We believe that establishing and maintaining the EMusic brand is a critical aspect of our efforts to attract and expand our Internet audience and acquire new content and that the importance of brand recognition will increase due to the growing number of Internet sites and the relatively low barriers to entry in providing Internet content. We intend to incur significant expenses in our brand building efforts. If these efforts do not generate increased revenues our operating results will suffer. If we are unable to provide high quality content or otherwise fail to promote and maintain our brand, our business will be harmed.

If we are unable to maintain or expand our contracts for music content, or if the content we license does not sell, our popularity and business may suffer.

We believe that a primary draw to our website is the ability to access music from known artists and independent record labels. Currently, we have exclusive multi-year contracts for much of our music library. However, if we are unable to sign contracts for new content, or if we are unable to extend the terms of existing contracts as they expire, our website may fail to attract new, or retain existing, customers which would harm our business.

For much of the content we license, we pay advances against future royalties which will be owed on sale of the content. If the content we license does not sell in sufficient quantities, we may not be able to recover all or part of the advances we have paid and our business could be harmed.

We rely on a third party for the hosting of our website and if this hosting service becomes unavailable, our customers will not be able to access our website.

We currently rely on a third party which hosts our website at a single location in Sunnyvale, California. We currently do not maintain a redundant website. If for any reason our current website hosting services become unavailable or if our hosting service experiences technical problems, customers will not be able to access our website until these services are restored or until we are able to make arrangements with an alternate provider.

If we fail to adequately manage our growth, we may not be successful as we may miss market opportunities.

We expect the scope of our operations and the number of our employees to grow rapidly. In particular, we intend to hire additional engineering, sales, marketing, content acquisition and administrative personnel. Additionally, acquisitions could increase our employee headcount and business activity. We expect our rapid growth to continue to place significant stress on our technology, operations, management and employee base. Any failure to successfully address the needs of our growing enterprise would harm our business.

Our technology systems must be expanded and enhanced for our business to grow.

In order to support a growing business, we will need to continue to enhance and expand the technology infrastructure which supports our business. We have recently converted our central database to a new database based upon technology licensed from Oracle Corporation and we expect to implement a new accounting system in the first half of calendar year 2000. As our business continues to grow, we will need to add additional servers and other hardware and software systems as well as additional sites for website hosting. If we fail to successfully implement these new and enhanced systems, our operations could be disrupted, we may become less competitive, our revenues could be reduced and we may need to incur additional costs to address these issues.

We may have difficulty executing acquisitions and integrating the acquired companies into our business.

Our business strategy includes entering into strategic alliances and acquiring complementary businesses, technologies, content or products. In January 1999, we completed the acquisition of Creative Fulfillment, Inc., in June 1999, we completed the acquisition of Internet Underground Music Archive and in December 1999, we completed the acquisition of Group K Inc. d/b/a Cductive. In November 1999, we entered into an agreement to acquire Tunes.com Inc. The closing of the Tunes.com transaction is subject to customary closing conditions. These and any other future acquisitions involve risks commonly encountered in acquisitions of companies, including:

  . exposure to unknown liabilities of acquired companies;

  . incurring acquisition costs and expenses in excess of what we anticipated;

  . the occurrence of fluctuations in our quarterly and annual operating results due to the costs and expenses of acquiring and integrating new businesses or technologies;

  . experiencing difficulties and expenses in assimilating the operations and personnel of the acquired businesses;

  . disruption of our ongoing business and diversion of our management's time and attention;

  . a possible inability to integrate successfully or to complete the development and application of acquired technology and a possible failure to achieve the anticipated financial, operating, and strategic benefits from these acquisitions;

  . experiencing difficulties in establishing and maintaining uniform standards, controls, procedures, and policies;

  . impairment of our relationships with key employees and customers of acquired businesses or the loss of these key employees and customers as a result of changes in management and ownership of the acquired businesses; and

  . acquisitions using the purchase method of accounting, which may result in goodwill, creating amortization charges in future periods.

In addition, our shareholders may be diluted if the consideration for future acquisitions consists of equity securities. We may not overcome these risks or any other problems encountered in connection with acquisitions. If we are unsuccessful in doing so, our business could be harmed.

We expect competition to increase significantly in the future and we may not be able to compete successfully.

The market for the online promotion and distribution of music and music-related products and services is new, highly competitive and rapidly changing. The number of websites on the Internet competing for the attention and spending of consumers, users and advertisers has increased, and we expect it to continue to increase, because there are few barriers to entry to Internet commerce. In addition, the competition for advertising revenues, both on Internet websites and in more traditional media, is intense. Currently, there are more than one hundred music retailing websites on the Internet. We face competitive pressures from numerous actual and potential competitors.

Certain companies have agreed to work together to offer music over the Internet, and we may face increased competitive pressures as a result. For example, it was recently announced that Time Warner and Sony's Columbia House unit will merge with CDNow. In May 1999, Microsoft Corporation and Sony Corporation announced an agreement to pursue a number of cooperative activities. Sony has announced that it will make its music content downloadable from the Internet using Microsoft's multimedia software. In addition, Universal Music Group and BMG Entertainment have announced a joint venture to form an online music store.

Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of our current and potential competitors in the Internet and music entertainment businesses may have substantial competitive advantages relative to us, including:

  . longer operating histories;

  . significantly greater financial, technical and marketing resources;

  . greater brand name recognition;

  . larger existing customer bases; and

  . more popular content or artists.

These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to the development, promotion, and sale of their products or services than we can. Websites maintained by our existing and potential competitors may be perceived by consumers, artists, talent management companies and other music-related vendors or advertisers as being superior to ours. In addition, we may not be able to maintain or increase our website traffic levels, purchase inquiries and number of click-throughs on our online advertisement. Further, our competitors may experience greater growth in these areas than we do. Increased competition could result in advertising price reduction, reduced margins or loss of market share, any of which could harm our business.

We may need to obtain additional funds to execute our business plan and if we are unable to obtain such funds, we will not be able to expand our business as planned.

We believe that our existing capital resources will be sufficient to fund our planned level of operating activities, capital expenditures and other obligations through the next 12 months. However, we may need to raise additional funds in order to:

  . finance unanticipated working capital requirements, including additional working capital required as a result of acquisitions;

  . develop or enhance existing services or products;

  . fund distribution relationships;

  . advertise to build global brand recognition;

  . respond to competitive pressures; or

  . acquire complementary businesses, technologies, content or products.

Additional financing may not be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our expansion, take advantage of unanticipated opportunities, develop or enhance services or products or otherwise respond to competitive pressures would be significantly limited. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our then existing stockholders will be reduced, and these securities may have rights, preferences or privileges senior to those of our stockholders.

Our business is dependent on the continued development and maintenance of the Internet and the availability of increased bandwidth to consumers.

The success of our business will depend largely on the development and maintenance of the Internet infrastructure. This includes maintenance of a reliable network with the necessary speed, data capacity and security, as well as timely development of complementary products such as high speed modems, for providing reliable Internet access and services. Because global commerce on the Internet and the online exchange of information is new and evolving, we cannot predict whether the Internet will prove to be a viable commercial marketplace in the long term.

The success of our business will rely on the continued improvement of the Internet as a convenient means of consumer interaction and commerce, as well as an efficient medium for the delivery and distribution of music. Our business will depend on the ability of our artists and consumers to continue to upload and download mp3 and other music file formats, as well as to conduct commercial transactions with us, without significant delays or aggravation that may be associated with decreased availability of Internet bandwidth and slower access to our website. Our penetration of a broader consumer market will depend, in part, on continued proliferation of high speed Internet access. Even compressed in mp3 format, a typical three minute song file can occupy more than three megabytes of storage space. This file could take approximately seven minutes to download over a conventional 56 kbps modem compared to less than one minute over an xDSL or cable modem.

The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. As the Internet continues to experience increased numbers of users, increased frequency of use and increased bandwidth requirements, the Internet infrastructure may be unable to support the demands placed on it. In addition, increases in users or bandwidth requirements may harm the performance of the Internet. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. This might include outages and delays resulting from the "year 2000" problem. These outages and delays could reduce the level of Internet usage as well as the level of traffic, and could result in the Internet becoming an inconvenient or uneconomical source of music and music-related products and services. The infrastructure and complementary products or services necessary to make the Internet a viable commercial marketplace for the long term may not be developed successfully or in a timely manner. Even if these products or services are developed, the Internet may not become a viable commercial marketplace for the products or services that we offer.

We must maintain and establish strategic alliances to increase our customer base and enhance our business.

In an attempt to increase our customer base and traffic on our website, build brand recognition, attract paid advertising and enhance content, distribution and commerce opportunities, we have entered into agreements with various media, hardware device and Internet-related companies such as: America OnLine, Yahoo!, Creative Labs and RealNetworks. Our failure to maintain or renew our existing strategic alliances or to establish and capitalize on new strategic alliances could harm our business. Our future success depends to a significant extent upon the success of such alliances. Moreover, we are substantially dependent on our ability to advertise on other Internet sites and the willingness of the owners of other sites to direct users to our Internet sites through hypertext links. We may not achieve the strategic objectives of these alliances, and parties to strategic alliance agreements with us may not perform their obligations as agreed upon. Such agreements also may not be specifically enforceable by us. In addition, some of our strategic alliances are short term in nature and may be terminated by either party on short notice. The termination or impairment of these strategic alliances could reduce our ability to attract new customers.

Our success depends on our retention of key personnel.

Our performance is substantially dependent on the services of Robert H. Kohn, our chairman, and Gene Hoffman, Jr., our chief executive officer, as well as on our ability to recruit, retain and motivate other officers and key employees. Competition for qualified personnel is intense and there are a limited number of persons with knowledge of and experience in the Internet and music entertainment industries. The loss of the services of any of our officers or senior managers could harm our business.

We may not be able to hire and retain a sufficient number of qualified employees to grow our business as planned.

Our future success will depend on our ability to attract, train, retain and motivate other highly skilled technical, managerial, marketing and customer support personnel. Competition for these personnel is intense, especially for engineers, web designers and advertising sales personnel, and we may be unable to successfully attract sufficiently qualified personnel. A large percentage of our employees have joined us in 1999 and we expect that our rate of hiring will continue at a very rapid pace. To manage the expected growth of our operations, we will need to integrate these employees into our business. Our inability to hire, integrate and retain qualified personnel in sufficient numbers may reduce the quality of our programs, products and services, and could harm our business. In addition, companies in the Internet and music industries whose employees accept positions with competitive companies frequently claim that their competitors have engaged in unfair hiring practices. We may be subject to claims in the future as we seek to hire qualified personnel and those claims may result in material litigation involving EMusic. Even if unsuccessful, these claims could harm our business by damaging our reputation, requiring us to incur legal costs and diverting management's attention away from our business.

Security concerns regarding credit card or other confidential information transmitted over the web could limit our growth and subject us to liability.

A significant barrier to e-commerce and communications over the Internet has been the need for secure transmission of confidential information over public networks. Internet usage may not increase at the rate we expect unless some of these concerns are adequately addressed and found acceptable by the market. Internet usage could also decline if any well publicized compromise of security occurred. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches. Protections against security breaches may not be available at a reasonable price or at all. If a third party were able to circumvent our security measures and misappropriate our users' personal information, it may cause interruptions to our retail website operation, damage our reputation or subject us to claims by users. Any compromise of confidential data during transmission over the Internet may harm our business.

Any failure of our internal security measures could cause us to lose customers and subject us to liability.

Our business is dependent on maintaining a database of confidential user information, including credit card numbers. If the security measures that we use to protect personal information are ineffective, we may lose customers and our business would be harmed. We rely on security and authentication technology licensed from third parties. With this technology, we perform real-time credit card authorization and verification. We cannot predict whether new technological developments could allow these security measures to be circumvented. In addition, our software, databases and servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. We may need to spend significant resources to protect against security breaches or to alleviate problems caused by any breaches and we may not be able to prevent all security breaches.

Our intellectual property protection may be inadequate, and any loss or reduction in intellectual property protection may harm our business.

Our intellectual property includes our trademarks and copyrights, proprietary software, and other proprietary rights. We believe that our intellectual property is important to our success and our competitive position, and we try to protect it. However, our efforts to protect our intellectual property could be inadequate. Use of the "EMusic" name by others could dilute our brand identity and confuse the market. In addition, our ability to conduct our business may be harmed if others claim we violate their intellectual property rights. For example, Sightsound.com, Inc. and intouch group Inc. have asserted that many online music providers, including EMusic, violate patent rights that they allegedly owns covering the sale of music over the Internet through digital downloads. If successful, these claims, or similar claims by others, could seriously harm our business by forcing us to cease using intellectual property that we depend on to operate our business. Even if unsuccessful, these claims could harm our business by damaging our reputation, requiring us to incur legal costs and diverting management's attention away from our business.

Government regulation may require us to change the way we do business.

Laws and regulations directly applicable to Internet communications, commerce and advertising are becoming more prevalent. The United States Congress has enacted Internet laws regarding children's privacy, copyrights and taxation. Such legislation could dampen the growth in use of the Internet generally and decrease the acceptance of the Internet as a communications, commercial and advertising medium. Although our transmissions originate in California, the governments of other states or foreign countries might attempt to regulate our transmissions or levy sales or other taxes relating to our activities. The European Union recently enacted its own privacy regulations that may result in limits on the collection and use of certain user information. The laws governing the Internet, however, remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel and taxation apply to the Internet and Internet advertising. In addition, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business over the Internet. Furthermore, the Federal Trade Commission has recently investigated the disclosure of personal identifying information obtained from individuals by Internet companies. Evolving areas of law that are relevant to our business include privacy law, proposed encryption laws, content regulation and sales and use tax. For example, changes in copyright law could require us to change the manner in which we conduct business or increase our costs of doing business. Because of this rapidly evolving and uncertain regulatory environment, we cannot predict how these laws and regulations might affect our business. In addition, these uncertainties make it difficult to ensure compliance with the laws and regulations governing the Internet. These laws and regulations could harm us by subjecting us to liability or forcing us to change how we do business. In the event the Federal Trade Commission or other governmental authorities adopt or modify laws or regulations applicable to our business, including those relating to the Internet and copyright matters, our business could be harmed.

We may have liability for content on our website and liability for other materials which we distribute.

We may be liable to third parties for content on our website and any other materials we distribute if:

  . the music, text, graphics or other content on our website violates their copyright, trademark, or other intellectual property rights;

  . our artists or labels violate their contractual obligations to others by providing content on our website; or

  . content we distribute is deemed obscene, defamatory or excessively violent.

We may also be subject to these types of liability for content that is accessible from our website through links to other websites.

Liability or alleged liability for content or other materials could harm our business by damaging our reputation, requiring us to incur legal costs in defense, exposing us to significant awards of damages, fines and costs and could divert management's attention away from our business. In particular, in addition to civil damages, liability for violations of copyright law currently can result in penalties of up to $10,000 per occurrence.

Imposition of sales and other taxes on e-commerce transactions may impair our ability to derive financial benefits from e-commerce.

Except for sales of tangible merchandise into certain states, we do not collect sales or other taxes on sales of our products through our websites. Although the Internet Tax Freedom Act precludes, for a period of three years ending October 2001, the imposition of state and local taxes that discriminate against or single out the Internet, it does not currently impact existing taxes. However, one or more states may seek to impose sales tax collection obligations on out-of-state companies such as us, which engage in or facilitate online commerce. A number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect our opportunity to derive financial benefit from electronic commerce. Moreover, if any state or foreign country were to successfully assert that we should collect sales or other taxes on the exchange of merchandise on its system, it could affect our cost of doing business.

We may have difficulty expanding into international markets which could limit the growth of our business.

Our future growth and success will depend in part on our ability to generate international sales. There can be no assurance, however, that we will be successful in generating international sales of our products. Sales to customers in certain international countries may be subject to a number of risks, including: currency exchange rate risk; the risks that agreements may be difficult or impossible to enforce and receivables difficult to collect through an international country's legal system; foreign customers may have longer payment cycles; or foreign countries could impose withholding taxes or otherwise tax our foreign income, impose tariffs, embargoes, or exchange controls, or adopt other restrictions on foreign trade. In addition, the laws of certain countries do not protect our offerings and intellectual property rights to the same extent as the laws of the United States. If we fail to compete successfully or to expand the distribution of our offerings in international markets the growth of our business could be limited.

Development of new standards for the electronic delivery of music may threaten our business.

We currently rely on mp3 technology as a delivery method for the digital distribution of music. Mp3 is an open standard adopted by the Moving Picture Experts Group for the compression of audio files. We do not own or control mp3 technology and are dependent upon a license to obtain rights to certain patents relating to the technology. The onset of competing industry standards for the electronic delivery of music could significantly affect the way we operate our business as well as the public's perception of EMusic as a company. For example, in December 1998, the major recording studios announced a plan to develop a universal standard for the electronic delivery of music, called the Secured Digital Music Initiative. If new standards are developed and adopted by consumers, we may not be able to obtain a license to such technology on favorable terms or at all and our business could be harmed. Even if new standards are not developed, delays with respect to proposed standards, such as those which have occured with respect to SDMI, can cause confusion in the marketplace, slow the development of the market for downloadable music and otherwise harm our business.

Mp3 technology is controversial within certain segments of the traditional music industry and we may face continued opposition to our use of mp3 which may slow market development and harm our business.

Certain segments of the traditional music industry have not embraced the development of the mp3 format to deliver music, in part because users of mp3 technology can download and distribute unauthorized or "pirated" copies of copyrighted recorded music over the Internet. We believe that our success is largely dependent upon the ease with which customers can download and play music. We may face opposition from a number of different music industry sources including record companies and studios, the Recording Industry Association of America and certain artists. The adoption of competing standards may slow the development of the market for downloadable music or result in increased costs of doing business which could harm our business.

If we, or third parties on which we rely, fail to achieve year 2000 compliance, our business could be harmed.

We may discover year 2000 compliance problems in our systems that will require substantial revision. We have not conducted a formal year 2000 audit and have relied only on our internal assessments of our year 2000 needs. If we unexpectedly experience failures related to the year 2000 problem or if we fail to fix or replace any affected systems on a timely basis, our business could be harmed. In addition, governmental agencies, utility companies, Internet access companies, third-party service providers and others outside of our control, as well as the general infrastructure of the Internet, may not be year 2000 compliant. Failure of third parties or of the general Internet infrastructure to be year 2000 compliant could prevent us from publishing our content, generating sales or collecting revenue, decrease the use of the Internet or prevent users from accessing our websites for a substantial period of time which could harm our business. For more information on our state of readiness, costs and rights associated with year 2000 issues, see "Management Discussion and Analysis of Financial Condition and Results of Operation--Year 2000 Readiness."

Our executive officers and directors control approximately 19% of our common stock and have power to influence significant corporate matters, which may delay, deter or prevent transactions that could benefit our stockholders.

Executive officers and directors, in the aggregate, beneficially own approximately 19% of our outstanding common stock. These stockholders are able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control of EMusic and may make some transactions more difficult or impossible without the support of these stockholders.

Anti-takeover provisions in our charter documents could negatively impact our stockholders.

Our Board of Directors has the authority to issue up to 20,000,000 shares of preferred stock without need for stockholder approval. The board may also determine the economic and voting rights, of this preferred stock. The holders of our common stock could be adversely affected by the issuance of preferred stock. Issuance of preferred stock could impede or prevent transactions that would cause a change in control of our company. This might discourage bids for our common stock as a premium over the market price of our common stock and adversely affect the trading price of our common stock. We have no current plans to issue shares of preferred stock. In addition, other provisions in our charter documents could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders.

Our data warehousing and web server systems are vulnerable to natural disasters, failure of third-party services and other unexpected problems.

Since our data warehousing, web server and network facilities are all located in California, an earthquake or other natural disaster could affect all of our facilities simultaneously. An unexpected event such as a power or telecommunications failure, fire, flood or earthquake at our on-site data warehousing facility or at our Internet service providers' facilities could cause the loss of critical data and prevent us from offering our services to artists and consumers. Our business interruption insurance may not adequately compensate us for losses that may occur. In addition, we rely on third parties to securely store our archived data, house our web server and network systems, and connect us to the Internet. A failure by any of these third parties to provide these services satisfactorily could harm our business.

You should not rely on forward-looking statements in this prospectus.

This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including, "could," "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue;" the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform them to actual results or to changes in our expectations.

                              Selling Stockholders

The following table sets forth certain information with respect to the selling stockholders as of December 20, 1999. Except as set forth below, none of the selling shareholders currently is an affiliate of ours, and none of them has had a material relationship with us during the past three years.

                                               Maximum Number
                               Beneficial       of Shares of   Shares  Percentage
                              Ownership of      Common Stock   Owned     Owned
                            Common Stock as     Offered for    after     after
Name and Addresses        of December 20, 1999      Sale      Offering  Offering
------------------        -------------------- -------------- -------- ----------
Citiventure 96
 Partnership, L.P.             1,627,100(/2/)    1,627,100        0       --
c/o Invesco Private
 Capital
Attn: Mark Radovanovich,
 CFO
1166 Avenue of the
 Americas, 27th Floor
New York, NY 10036

Chancellor Private
 Capital Offshore
 Partners II, L.P.               624,000(/2/)      624,000        0       --
c/o Invesco Private
 Capital
Attn: Mark Radovanovich,
 CFO
1166 Avenue of the
 Americas, 27th Floor
New York, NY 10036

Chancellor Private
 Capital Offshore
 Partners I, C.V.                 58,300(/2/)       58,300        0       --
c/o Invesco Private
 Capital
Attn: Mark Radovanovich,
 CFO
1166 Avenue of the
 Americas, 27th Floor
New York, NY 10036

Chancellor Private
 Capital Offshore
 Partners III, L.P.              379,000(/2/)      379,000        0       --
c/o Invesco Private
 Capital
Attn: Mark Radovanovich,
 CFO
1166 Avenue of the
 Americas, 27th Floor
New York, NY 10036

VantagePoint
 Communication Partners,
 L.P.                          1,111,100(/2/)    1,111,100        0       --
c/o VantagePoint Venture
 Partners
Attn: James D. Marver
1001 Bayhill Drive,
 Suite 140
San Bruno, CA 94066

VantagePoint Venture
 Partners 1996                   555,500(/2/)      555,500        0       --
c/o VantagePoint Venture
 Partners
Attn: James D. Marver
1001 Bayhill Drive,
 Suite 140
San Bruno, CA 94066

VantagePoint Venture
 Advisors, LLC                    16,600(/2/)       16,600        0       --
c/o VantagePoint Venture
 Partners
Attn: James D. Marver
1002 Bayhill Drive,
 Suite 140
San Bruno, CA 94066

Seligman Communications
 and Information
 Fund, Inc.                    1,000,000(/2/)    1,000,000        0       --
c/o J. & W. Seligman &
 Co., Inc.
Attn: Storm Boswiek
100 Park Avenue, 7th
 Floor
New York, NY 10017

                                               Maximum Number
                               Beneficial       of Shares of   Shares  Percentage
                              Ownership of      Common Stock   Owned     Owned
                            Common Stock as     Offered for    after     after
Name and Addresses        of December 20, 1999      Sale      Offering  Offering
------------------        -------------------- -------------- -------- ----------
CTI Limited                   999,900(/2/)        999,900         0       --
c/o Creative Technology
 Ltd.
31 International
 Business Park, Creative
 Resource
Singapore 609921

Phillips-Smith
 Speciality Retail Group
 III, L.P.                    833,300(/2/)        833,300         0       --
c/o Phillips-Smith
 Speciality Retail Group
Attn: G. Michael Machens
5080 Spectrum Drive,
 Suite 805 West
Addison, TX 75001

idealab! Capital
 Partners I-B, L.P.           697,500(/2/)        697,500         0       --
c/o idealab! Capital
 Management I, LLC
Attn: William S. Elkus
130 W. Union Street
Pasadena, CA 91103

idealab! Capital
 Partners I-A, L.P.           136,500(/2/)        136,500         0       --
c/o idealab! Capital
 Management I, LLC
Attn: William S. Elkus
130 W. Union Street
Pasadena, CA 91103

Drake & Co. for the
 account of                   645,000(/2/)        645,000         0       --
Citiventure Private
 Participations III
c/o Invesco Private
 Capital
Attn: Mark Radovanovich,
 CFO
1166 Avenue of the
 Americas, 27th Floor
New York, NY 10036

Weiss, Peck & Greer
 Venture Associates IV,
 L.L.C.                       490,300(/2/)        490,300         0       --
c/o Weiss, Peck & Greer
 LLC
Attn: Melissa Alves
555 California Street,
 Suite 3130
San Francisco, CA 94104

WPG Enterprise Fund III,
 L.L.C.                       428,800(/2/)        428,800         0       --
c/o Weiss, Peck & Greer
 LLC
Attn: Melissa Alves
555 California Street,
 Suite 3130
San Francisco, CA 94104

WPG Information Sciences
 Entrepreneur Fund, L.P.       19,000(/2/)         19,000         0       --
c/o Weiss, Peck & Greer
 LLC
Attn: Melissa Alves
555 California Street,
 Suite 3130
San Francisco, CA 94104

WPG Venture Associates
 IV Cayman, L.P.               61,900(/2/)         61,900         0       --
c/o BankAmerica Trust &
 Banking Corporation
(Cayman) Limited
Attn: Sarah Holbrook
P.O. Box 1092,
 BankAmerica House, Fort
 Street
George Town, Grand
 Cayman, Cayman Islands,
British West Indies

                                               Maximum Number
                               Beneficial       of Shares of   Shares  Percentage
                              Ownership of      Common Stock   Owned     Owned
                            Common Stock as     Offered for    after     after
Name and Addresses        of December 20, 1999      Sale      Offering  Offering
------------------        -------------------- -------------- -------- ----------
Abacus L.P.                      10,000(/2/)       10,000           0     --
c/o TriNet Real Estate
 Trust
Attn: Robert W. Holman
 Jr.
One Embarcadero Center,
 33rd Floor
San Francisco, CA 94111


Amcito Partners, L.P.            16,600(/2/)       16,600           0     --
Attn: William Brian
 Little
630 Fifth Ave., Suite
 2620
New York, NY 10111


Bank Sal Oppenheim jr &
 cie (Schweiz) AG               250,000(/2/)      250,000           0     --
Attn: Marko Bianchi
Uraniastrasse 28, CH -
 8022
Zurich, Switzerland


Tor Braham                       46,600(/2/)       11,600      35,000      *
10 Cordova Court
Portola Valley, CA 94028


Jorge A. del Calvo and
 Gerine Ongkeko                   8,300(/2/)        8,300           0     --
329 Walsh Road
Atherton, CA 94027


James Chapman                   146,712(/2/)       46,600     100,112      *
3435 Clay Street, #3
San Francisco, CA 94118


Catherine Filippini               3,300(/2/)        3,300           0     --
63 Indian Hill Road
Winnetka, IL 60093


Fisher Capital Ltd.        162,100(/2/)(/8/)      162,100           0     --
c/o Citadel Investment
 Group, L.L.C.
225 West Washington
 Street, 9th Floor
Chicago, IL 60606
Attn: Daniel Hopkins


Craig Foley                      33,300(/2/)       33,300           0     --
7 Locust Lane
Bronxville, NY 10708


GCWF Investment Partners          8,300(/2/)        8,300           0     --
Attn: Greg Gallo
400 Hamilton Avenue
Palo Alto, CA 94301-1825


Roger B. Hackett                  8,300(/2/)        8,300           0     --
c/o Go Video, Inc.
7835 East McClaine Drive
Scottsdale, AZ 85260-
 6949


John E. Kelley                    3,300(/2/)        3,300           0     --
c/o Edgewood Management
 Company
675 Third Avenue
New York, NY 10017

                                               Maximum Number
                               Beneficial       of Shares of   Shares  Percentage
                              Ownership of      Common Stock   Owned     Owned
                            Common Stock as     Offered for    after     after
Name and Addresses        of December 20, 1999      Sale      Offering  Offering
------------------        -------------------- -------------- -------- ----------
Richard Lawson                    3,300(/2/)        3,300         0       --
1770 Broadway Street -
 Apt. 202
San Francisco, CA 94109


Greg Little                      16,600(/2/)       16,600         0       --
163 Carl Street
San Francisco, CA 94117


Reid Payne                        8,300(/2/)        8,300         0       --
c/o ABN AMRO
199 Bishopsgate
London EC2 M3TY
United Kingdom


PM&S Venture Fund II,
 LLC                             16,600(/2/)       16,600         0       --
c/o Pillsbury Madison &
 Sutro LLP
Attn: Michael J.
 Halloran
235 Montgomery Street
San Francisco, CA 94104


Promethean Service
 Company, LLC                    84,000(/2/)       84,000         0       --
c/o Promethean
Attn: James F. O'Brien,
 Jr.
750 Lexington Avenue,
 22nd Floor
New York, NY 10022


Bryan Rutberg                     3,300(/2/)        3,300         0       --
1625 Pacific Avenue -
 Apt. 401
San Francisco, CA 94115


Baird Ryan                        8,300(/2/)        8,300         0       --
c/o Edgewood Management
 Co.
350 Park Avenue, 18th
 Floor
New York, NY 10022


Sofinnova Venture
 Partners IV, L.P.              333,300(/2/)      333,300         0       --
Attn: Natalie Auber, CFO
140 Geary Street, 10th
 Floor
San Francisco, CA 94108


Edward Straube                    6,600(/2/)        6,600         0       --
67 Murray Avenue
Larkspur, CA 94939


Jason Strober                     3,300(/2/)        3,300         0       --
c/o VantagePoint Venture
 Partners
1001 Bayhill Drive,
 Suite 140
San Bruno, CA 94066


Wingate Capital Ltd.        87,200(/2/)(/8/)       87,200         0       --
c/o Citadel Investment
 Group, L.L.C.
225 West Washington
 Street, 9th Floor
Chicago, IL 60606
Attn: Daniel Hopkins

                                               Maximum Number
                               Beneficial       of Shares of   Shares  Percentage
                              Ownership of      Common Stock   Owned     Owned
                            Common Stock as     Offered for    after     after
Name and Addresses        of December 20, 1999      Sale      Offering  Offering
------------------        -------------------- -------------- -------- ----------
Stanton D. Wong                5,000(/2/)           5,000         0       --
c/o Pillsbury Madison &
 Sutro LLP
235 Montgomery Street
San Francisco, CA 94104


Carm Adimando                 20,300(/2/)          20,300         0       --
47 Cherry Gate Lane
Trumbull, CT 06611


Jose J. Cofino                20,400(/2/)          20,400         0       --
2735 Nicols Canyon Rd.
Los Angeles, CA 90046


Deborah A. Coleman            40,600(/2/)          40,600         0       --
c/o Smart Forest
 Ventures
317 SW Alder, Suite 900
Portland, OR 97204


Sheldon Derezin               20,400(/2/)          20,400         0       --
6409 Ridge Manor Ave.
San Diego, CA 92120


Elrod Lawing &
 Sharpless, P.A.,
 Employees Profit             40,800(/2/)          40,800         0       --
Sharing Plan & Trust
Joseph Elrod, Trustee
2900 St. Regis Road
P.O. Box 13566
Greensboro, NC 27415-
 3566


Lawrence Gerbrandt             5,500(/2/)           5,500         0       --
3880 Via Mar Monte
Carmel, CA 93923


Laura Greenstein               5,100(/2/)           5,100         0       --
c/o Martin Greenstein
55 South Market Street,
 Ste. 1630
San Jose, CA 95113


James H. Gregg                40,800(/2/)          40,800         0       --
580 Viejo Road
Carmel, CA 93932


Kenneth Hess                  20,400(/2/)          20,400         0       --
P.O. Box 5038
Carmel, CA 93921


Chase Bank Custodian,
 IRA fbo Jay C. Huffard       20,400(/2/)          20,400         0       --
Attn: Brenda Jackson AVP
One Chase Manhattan
 Plaza
New York, NY 10081


Brian Kahn                    10,200(/2/)          10,200         0       --
1071 N. Hillcrest Dr.
Beverly Hills, CA 90210


Dennis Levett                  8,100(/2/)           8,100         0       --
c/o Strutz-Levett
 Investment & Holding
 Co.
502 Waverley Street
Palo Alto, CA 94302

                                               Maximum Number
                               Beneficial       of Shares of   Shares  Percentage
                              Ownership of      Common Stock   Owned     Owned
                            Common Stock as     Offered for    after     after
Name and Addresses        of December 20, 1999      Sale      Offering  Offering
------------------        -------------------- -------------- -------- ----------
Spencer Leyton                 65,118(/2/)          4,000      61,118       *
1689 Calypso Drive
Aptos, CA 95003


Richard Lipson                 10,200(/2/)         10,200           0      --
c/o Rainbow Leather,
 Inc.
14-15 112th St.
College Point, NY 11256


Raymond L. Ocampo Jr. or
 Sandra O. Ocampo              20,400(/2/)         20,400           0      --
Trustees of the Ocampo
 Family Trust UTA Dated
May 30, 1996


Attn: Raymond L. Ocampo,
 Jr.
500 Roehampton Rd.
Hillsborough, CA 94010


peermusic III, Ltd.            61,400(/2/)         61,400           0      --
3220 Blume Drive, Suite
 290
Richmond, CA 94806


Rand International
 Corporation                  102,300(/2/)        102,300           0      --
Attn: Shawkat Raslan
770 Lexington Ave., 16th
 Floor
New York, NY 10021-8110


Sensory Sciences              102,000(/2/)        102,000           0      --
c/o Go Video
Attn: Douglas Klein, CFO
7835 East McLain Drive
Scottsdale, AZ 85260-
 1732


Judith Stevens                  5,100(/2/)          5,100           0      --
c/o Martin Greenstein
55 South Market Street,
 Ste. 1630
San Jose, CA 95113


Seymour Svirsky                20,300(/2/)         20,300           0      --
44 Penn Blvd.
Scarsdale, NY 10583


Carl Tiedemann                 40,700(/2/)         40,700           0      --
c/o Private Financial
 Services Corp.
Attn: Stephanie Christie
535 Madison Ave., 35th
 Floor
New York, NY 10022


Tiedemann Investment
 Group                         20,300(/2/)         20,300           0      --
c/o Private Financial
 Services Corp.
Attn: Stephanie Christie
535 Madison Ave., 35th
 Floor
New York, NY 10022


Samuel S. Trust                20,400(/2/)         20,400           0      --
P.O. Box 22274
Carmel, CA 92921


Neil & Lydia Weiss             10,200(/2/)         10,200           0      --
511 San Felicia Way
Los Altos, CA 94022

                                                Maximum Number
                               Beneficial        of Shares of   Shares  Percentage
                              Ownership of       Common Stock   Owned     Owned
                            Common Stock as      Offered for    after     after
Name and Addresses        of December 20, 1999       Sale      Offering  Offering
------------------        --------------------  -------------- -------- ----------
Norbert R. Wirsching          20,300(/2/)           20,300           0      --
303 E. 57th St. Apt. 22L
New York, NY 10022-2947


Chambers Wong (Hong
 Kong)                             20,300(/2/)      20,300           0      --
c/o Jasper Ace Limited
Flat A, 9-F Tower 1,
 Regent on the Park
9 Kennedy Rd, Hong Kong


HFTP Investment LLC               304,800(/3/)     304,800           0      --
c/o Promethean
 Investment Group,
 L.L.C.
Attn: James F. O'Brien,
 Jr.
40 West 57th Street,
 Suite 1520
New York, NY 10019


Mark S. Chasan                    658,058(/1/)     538,058      120,000     --
21414 Arcos Dr.
Woodland Hills, CA 91364


Dan Barrett                           645(/1/)         645           0      --
c/o Nordic Entertainment
2512 Jefferson St.
Napa, CA 94558


Scott Bergevin                        461(/1/)         461           0      --
c/o Nordic Entertainment
2512 Jefferson St.
Napa, CA 94558


Fred and Rosalyn Chasan            36,896(/1/)      36,896           0      --
13633 Pasco De La Huerta
Poway, CA 92064


Griffith Emery                        153(/1/)         153           0      --
156 7th St.
Del Mar, CA 92014


Trent George                       13,836(/1/)      13,836           0      --
6398 Flamingo Drive
Buena Park, CA 90620


Get Travel Corporation              2,950(/1/)       2,950           0      --
3355 Vincent Road
Pleasant Hill, CA 94523


Goff Johnson LLP                    6,301(/1/)       6,301           0      --
c/o Wayne Johnson
1800 Avenue of the
 Stars, Suite 1000
Los Angeles, CA 90067


Lochelle Harrison                     368(/1/)         368           0      --
1012 Charlson Way
Napa, CA 94558


Marilyn Jarrells                    1,752(/1/)       1,752           0      --
1716 Caton Avenue, #35
Brooklyn, NY 11226

                                                   Maximum Number
                               Beneficial           of Shares of   Shares  Percentage
                              Ownership of          Common Stock   Owned     Owned
                            Common Stock as         Offered for    after     after
Name and Addresses        of December 20, 1999          Sale      Offering  Offering
------------------        --------------------     -------------- -------- ----------
Phil Jones                          461(/1/)              461         0        --
145 Northridge Lane
Woodside, CA 94062


Jamie Riggs                         276(/1/)              276         0        --
c/o Nordic Entertainment
2512 Jefferson Street
Napa, CA 94558


Skunk New Media                   2,767(/1/)            2,767         0        --
1437 Seventh Street,
 Suite 300
Santa Monica, CA 90401


David Walton                        922(/1/)              922         0        --
499 Albacete Drive
Vacaville, CA 95688


Ralph Whitmore                    1,844(/1/)            1,844         0        --
222 N. Sepulveda Blvd.,
 Suite 150
El Segundo, CA 90245


Curt Zirzow                         645(/1/)              645         0        --
c/o Nordic Entertainment
2512 Jefferson Street
Napa, CA 94558


Roger B. Goff                     2,661                 2,661         0        --
c/o Wayne R. Johnson,
 Esq.
1800 Avenue of the
 Stars, Suite 1000
Los Angeles, CA 90067


Wayne R. Johnson                  3,991                 3,991         0        --
1800 Avenue of the
 Stars, Suite 1000
Los Angeles, CA 90067


Kent Kiefer                     645,188(/1/)(/4/)     645,188         0        --
c/o Nordic Entertainment
2512 Jefferson Street
Napa, CA 94558


Gene Hoffman, Sr.               118,000(/5/)          118,000         0        --
13232 Idlewild Road
Matthews, NC 28105


Concord Records                  63,735(/6/)           63,735         0        --
2450-A Stanwell Drive
Concord, CA 94520


Silicon Valley Bank              10,000(/7/)           10,000         0        --
3003 Tarman Drive
Santa Clara, CA 95054


Imperium Capital Inc.           150,000(/7/)          150,000         0        --
1626 Pinecrest Drive
West Vancouver, BC V75
3H3
Canada

------------------
 *  Represents less than 1%

(1) Represents shares issued in connection with an acquisition or purchase of assets.
(2) Represents shares issued upon the conversion of our Series B preferred stock.
(3) Represents 100,000 shares to be issued upon exercise of outstanding common stock purchase warrants and 204,800 shares issued upon the conversion of our Series B preferred stock.
(4) Approximately 526,829 of such shares are beneficially owned by partners of various partnerships for which Mr. Kiefer is the general partner. Mr. Kiefer disclaims beneficial ownership except to the extent of his pecuniary interest.
(5) Represents shares issued in connection with the acquisition by the Company of its predecessor corporation.
(6) Represents shares issued in connection with a share exchange transaction.
(7) Represents shares issuable upon the exercise of common stock purchase warrants.

(8) Citadel Limited Partnership is the trading manager of each of Wingate Capital Ltd. and Fisher Capital Ltd. (the "Citadel Entities") and consequently has voting control and investment discretion over securities held by the Citadel Entities. Kenneth C. Griffin indirectly controls Citadel Limited Partnership. The ownership for each of the Citadel Entities does not include the ownership information for the other Citadel Entity. Citadel Limited Partnership, Kenneth C. Griffin, and each of the Citadel Entities each disclaims beneficial ownership of the securities held by the other Citadel Entities.

Tor Braham, a selling stockholder, is also a member of our Board of Directors.

Ralph Peer, II, a member of our Board of Directors and a selling stockholder, is affiliated with peermusic III, Ltd., also a selling stockholder.

Spencer Leyton and Jim Chapman, both selling stockholders, are currently officers of EMusic.

                              Plan of Distribution

We will not receive any proceeds from the sale of the common stock through this prospectus. We will receive proceeds from the payment of the exercise price of the common stock purchase warrants if any are exercised for cash. We have agreed to pay the expenses of registration of the common stock offered hereby, including legal and accounting fees, but excluding underwriter's discounts and commissions, if any.

The offered shares may be sold from time to time at

  . negotiated prices,

  . fixed prices which may be changed,

  . market prices prevailing at the time of sale or

  . prices related to prevailing market prices.

The selling stockholders may effect such transactions

  . in privately negotiated sales in the over-the-counter market or any exchange on which the securities are listed,

  . by selling the shares to or through broker-dealers, including block trades in which brokers or dealers will attempt to sell the shares as agent but may position and resell the block as principal, and

  . in one or more underwritten offerings on a firm commitment or best effort basis.

Sales of selling stockholders' shares may also be made pursuant to Rule 144 under the Securities Act, where applicable.

To the extent required under the Securities Act, the following information will be set forth in an accompanying prospectus supplement

  . the aggregate amount of selling shareholders' shares being offered and the terms of the offering,

  . the names of any such agents, brokers, dealers, transferees or underwriters and

  . any applicable fee or commission with respect to a particular offer.

Each selling stockholder will be responsible for paying compensation owed by it to any underwriters, dealers, brokers or agents participating in the distribution of its shares, regardless of whether such compensation is in the form of underwriting discounts, concessions, commission or fees. This compensation might be in excess of customary commissions. The aggregate proceeds to a selling stockholder from the sale of its shares offered by this prospectus will be the purchase price of such shares less any discounts or commissions.

If selling stockholders pledge, hypothecate or grant a security interest in some or all of the shares, then the pledgees, secured parties or persons to whom such securities have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling stockholders under this prospectus. Similarly, if the selling stockholders transfer, pledge, donate or assign shares to lenders or others, then each of such persons will be deemed to be a selling stockholder for purposes of this prospectus. The number of shares beneficially owned by the selling stockholders will decrease if and when a selling stockholder transfers, pledges, donates or assigns shares. The plan of distribution for selling stockholders' shares sold by this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling shareholders under this prospectus. There is, however, no assurance that any selling stockholder will sell any or all of the shares described in this prospectus, and any selling stockholder may transfer, devise or gift such securities by other means not described in this prospectus.

A selling stockholder may also use this prospectus in the following ways:

  . to sell short, from time to time, shares of our common stock and, in such instances, this prospectus may be delivered in connection with such short sales and the shares offered hereby may be used to cover such short sales,

  . to enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the shares in the course of holding the positions they assume with such selling stockholder, including, without limitation, in connection with distribution of the shares by such broker-dealers,

  . to enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares, and

  . to loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares as loaned or upon a default may sell or otherwise transfer the pledge shares.

The selling stockholders, any underwriter, any broker-dealer or any agent that participates with the selling stockholders in the distribution of the shares may be deemed to be "underwriter" within the meaning of the Securities Act. As a result thereof, any discounts, commissions or concessions received by them and any profit on the resales of the shares purchased by them may be deemed to be underwriting commissions under the Securities Act.

To comply with securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available.

Pursuant to a registration rights agreement entered into in connection with our Series B preferred stock financing, we have agreed to keep the registration statement of which this prospectus is a part continuously effective until the earlier of the date that all of the shares issued upon the conversion of the Series B preferred stock or exercise of the warrants have been resold or until three years from the effectiveness of the registration statement of which this prospectus is a part. In this regard, we are required to supplement and/or amend the registration statement of which this prospectus is a part if more shares than are registered for resale hereby are issued upon exercise of the warrants or to supplement or change the list of selling stockholders hereunder.

                                Use Of Proceeds

We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. If any warrants are exercised by selling stockholders for cash, we will receive proceeds equal to the exercise price of the warrants. We will use the net proceeds received upon the exercise of any warrants for general corporate purposes, including working capital.

                                Dividend Policy

We have never declared or paid any cash dividends on our common stock. We anticipate that we will retain earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends on our common stock in the foreseeable future.

                                 Capitalization

The following table shows the capitalization of EMusic on September 30, 1999.



                                                                  September 30,
                                                                      1999
                                                                  -------------
                                                                       (in
                                                                   thousands,
                                                                  except share
                                                                  and per share
                                                                      data)
Redeemable convertible preferred stock:
  Undesignated, $0.01 par value; 380,000 shares authorized; no shares issued and
   outstanding ..................................................         --
Stockholders' equity:
  Common stock, $0.01 par value; 200,000,000 shares authorized;
   16,804,237 shares issued and outstanding, actual; 28,561,237 shares issued and outstanding, pro forma; and 33,561,237
   shares issued and outstanding.................................         34
  Additional paid-in capital.....................................    184,498
  Accumulated deficit............................................    (63,093)
                                                                    --------
   Total stockholders' equity....................................    121,439
                                                                    --------
    Total capitalization.........................................   $121,439
                                                                    ========

------------------

The number of outstanding shares in the preceeding table excludes 2,712,000 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $13.86 per share, 6,620,365 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $7.12 per share, 4,163,650 shares of common stock reserved for future issuance under our stock option plans and approximately 2,100,000 shares issued in connection with our acquisition of Cductive in December 1999.

                            Selected Financial Data

This section presents our selected historical financial data. You should read carefully the financial statements included in this prospectus, including the notes to the financial statements. The selected data in this section is not intended to replace the financial statements.

The statement of operations data for the year ended June 30, 1999 and periods from our inception on January 8, 1998 to June 30, 1998 and 1999, and the balance sheet data at June 30, 1998 and 1999, are derived from our audited financial statements, which are included elsewhere in this prospectus. Historical results are not necessarily indicative of future results. The pro forma balance sheet data as of June 30, 1999 and September 30, 1999 gives effect to our underwritten public offering and the use of the net proceeds from such offering, the conversion of our Series B preferred stock and the payment of accrued dividends amounting to $569,000 and $1,062,000, respectively. We have paid no cash dividends on our common stock.

                         January 8,               January 8,                               January 8,
                            1998                     1998                                     1998
                         (inception)              (inception) Three months  Three months   (inception)
                             to       Year ended      to          ended         ended          to
                          June 30,     June 30,    June 30,   September 30, September 30, September 30,
                            1998         1999        1999         1998          1999          1999
                         -----------  ----------  ----------  ------------- ------------- -------------
Statement of Operation
Data:
Revenues................ $       --   $       92  $       92   $       12    $      180    $      272
Cost of revenues........         --           27          27           --            25            52
                         ----------   ----------  ----------   ----------    ----------    ----------
Gross loss..............         --           65          65           12           155           220
Operating expenses:
 Product development....        961       11,690      12,651          667         6,011        18,662
 Selling and
  marketing.............         --          556         556           --         4,771         5,327
 General and
  administrative........        219        1,599       1,818          197           812         2,630
 Amortization of trade
  names.................         --        1,682       1,682           --         2,283         3,965
                         ----------   ----------  ----------   ----------    ----------    ----------
   Total operating
    expenses............      1,180       15,527      16,707          864        13,877        30,584
                         ----------   ----------  ----------   ----------    ----------    ----------

Operating loss.......... $   (1,180)  $  (15,140) $  (16,642)  $     (852)   $  (13,722)   $  (30,364)
Interest income, net....         --          322         322            3           203           525
                         ----------   ----------  ----------   ----------    ----------    ----------
Net loss................ $   (1,180)  $  (15,140) $  (16,320)  $     (849)   $  (13,519)   $  (29,839)
                         ----------   ----------  ----------   ----------    ----------    ----------
Accretion of Series A
 and B preferred to
 redemption value.......         --         (247)       (247)          --          (224)         (471)
Beneficial conversion
 charge, Series A and B
 preferred stock........         --      (31,721)    (31,721)          --            --       (31,721)
Dividend on Series B
 preferred stock........         --         (569)       (569)          --          (493)       (1,062)
                         ----------   ----------  ----------   ----------    ----------    ----------

Net loss applicable to
 common shares.......... $   (1,180)  $  (47,677) $  (48,857)  $     (849)   $  (14,236)   $  (63,093)
                         ==========   ==========  ==========   ==========    ==========    ==========
Net loss per common
 share--basic and
 diluted................ $    (0.12)  $    (3.52) $    (4.87)  $    (0.06)   $    (1.09)   $    (5.03)
                         ==========   ==========  ==========   ==========    ==========    ==========

Weighted average common
 shares outstanding--
 basic and diluted...... 10,234,055   13,563,606  10,027,231   14,591,336    13,057,809    12,542,537
                         ==========   ==========  ==========   ==========    ==========    ==========


                                                 June 30, June 30, September 30,
                                                   1998     1999       1999
                                                 -------- -------- -------------
Balance Sheet Data:
Cash and cash equivalents.......................   $510   $19,002     $78,904
Working capital.................................    396    16,593      84,877
Total assets....................................    582    54,221     125,165
Redeemable convertible preferred stock..........     --    32,550          --
Total stockholders' equity......................    447    18,987     121,439

                     Management Discussion and Analysis of
                 Financial Condition and Results of Operations

You should read this discussion together with the financial statements and other financial information included in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those indicated in these forward-looking statements.

Results of Operations

We were incorporated on January 8, 1998 and are a development stage company. Through September 30, 1999, we incurred costs to organize and develop an Internet website to conduct our business. We began selling musical recordings over the Internet in July 1998 and began our first significant selling and marketing initiatives in the quarter ended June 30, 1999. We may experience significant fluctuations in operating results in future periods due to a variety of factors, including:

  . the demand for downloadable music content and Internet advertising;

  . the addition or loss of advertisers;

  . the level of traffic on our Internet sites;

  . the amount and timing of capital expenditures and other costs relating to the expansion of our operations;

  . the introduction of new sites and services by us or our competitors;

  . seasonal trends in Internet use, purchases of downloadable music and advertising placements;

  . price competition or pricing changes in the industry;

  . technical difficulties or system downtime; and

  . general economic conditions and economic conditions specific to the Internet.

The following table shows for the periods presented the dollar amounts of selected line items from our unaudited statements of operations. Because the revenues are limited, expenses stated as a percentage of revenue are not meaningful.

                           June 30,   Sept. 30,    Dec. 31,   March 31,    June 30,   Sept. 30,
                             1998        1998        1998        1999        1999        1999
                          ----------  ----------  ----------  ----------  ----------  ----------
Revenues................  $       --  $       12  $        8  $       21  $       51  $      180
Cost of revenues........          --          --           4           9          14          25
                          ----------  ----------  ----------  ----------  ----------  ----------
Gross profit............          --          12           4          12          37         155
Operating expenses:
 Product development....         919         667         925       1,654       8,444       6,011
 Selling and marketing..          --          --          --          --         556       4,771
 General and
  administrative........         172         197         205         314         883         812
 Amortization of trade
  names.................          --          --          --         334       1,348       2,283
                          ----------  ----------  ----------  ----------  ----------  ----------
  Total operating
   expenses.............       1,091         864       1,130       2,302      11,231      13,877
                          ----------  ----------  ----------  ----------  ----------  ----------
Loss from operations....      (1,091)       (852)     (1,126)     (2,290)    (11,194)    (13,722)
Interest income, net....          --           3           1           1         317         203
                          ----------  ----------  ----------  ----------  ----------  ----------
Net loss................  $   (1,091) $     (849) $   (1,125) $   (2,289) $  (10,877) $  (13,519)
Accretion of Series A
 preferred stock to
 redemption value.......          --          --         (25)         --          --          --
Beneficial conversion
 charge, Series A
 preferred stock........          --          --        (144)         --          --          --
Accretion of B preferred
 stock to redemption
 value..................          --          --          --          (8)       (214)       (224)
Beneficial conversion
 charge, Series B
 preferred stock........          --          --          --     (31,577)         --          --
Dividend on Series B
 preferred stock........          --          --          --         (40)       (529)       (493)
                          ----------  ----------  ----------  ----------  ----------  ----------
Net loss applicable to
 common Stockholders....  $   (1,091) $     (849) $   (1,294) $  (33,914) $  (11,620) $  (14,236)
                          ==========  ==========  ==========  ==========  ==========  ==========
Net loss per common
 share, basic and
 diluted................  $    (0.08) $    (0.06) $    (0.09) $    (2.31) $    (1.02) $    (1.09)
                          ==========  ==========  ==========  ==========  ==========  ==========
Weighted average common
 shares outstanding,
 basic and diluted......  12,847,724  14,591,336  14,581,212  14,674,372  11,437,948  13,057,809
                          ==========  ==========  ==========  ==========  ==========  ==========

The following discussion includes a comparison of the period from January 8, 1998 (inception) through June 30, 1998 and the year ended June 30, 1999:

Net Revenues

We are a development stage company. We earned no revenue from inception through June 30, 1998. For the year ended June 30, 1999, our revenues totaled $92,000. Our revenues to date have been comprised of advertising and sales of physical merchandise and downloadable music recordings. In the future, we expect sales of merchandise to be limited.

Cost of Revenues

Cost of revenues for the year ended June 30, 1999 include the cost of merchandise sold, credit card processing fees, royalties and other costs related to downloadable music revenues. Costs related to physical merchandise exceeded related revenues during this period. We believe that the sale of physical merchandise will become an increasingly smaller portion of our future sales. As sales of physical merchandise become a lower portion of our revenues, we expect that our gross margins will improve.

Product Development Expenses

We began our development efforts in February 1998. Product development expenses principally consist of:

  . website development, including software engineering, audio production and graphic design;

  . telecommunications charges;

  . salaries, rent, depreciation and other expenses related to building our music distribution business; and

  . amortization of music content.

Product development expenses were $11,690,000 for the year ended June 30, 1999, compared to $961,000 for the year ended June 30, 1998. They were $12,651,000 from inception through June 30, 1999. These changes reflect the increase in our product development efforts, particularly in software engineering, graphic design and development of the infrastructure required to deliver downloadable music to customers.

Included in the amount above is an expense relating to the fair value of fully-vested options to advisors to purchase up to 666,000 shares of common stock at exercise prices ranging from $5.75 to $13.625 per share. We also issued warrants to individuals operating in the music industry to purchase up to 1,388,300 common shares at exercise prices ranging from $7.10 to $13.625 per share. All of these options and warrants were issued at the closing market price on the date of issue. Using the Black Scholes model, we estimated the total fair value of these options to be $2,379,000 and the warrants to be $5,682,000. We charged the combined total of $8,061,000 to product development expense in 1999. During the period January 8, 1998 (inception) to June 30, 1999 we recorded $752,000 in respect of the fair value of 280,000 options granted to advisors.

Although we can not predict the timing or amounts, we expect to continue to issue options and warrants to advisors in the future and to record significant charges as a result.

Selling and Marketing Expenses

We incurred no significant selling and marketing costs from inception through March 31, 1999. Commencing with the launch of our EMusic brand in the quarter ended June 30, 1999, we began an extensive selling and marketing campaign. As a result, selling and marketing expenses for the quarter and year ended June 30, 1999 were $556,000. We also expect to enter into various strategic alliances, begin other targeted advertising and direct promotion campaigns, attend trade shows and begin other activities to attract new customers. As a result, we expect to incur significant sales and marketing expenses in future periods.

General and Administrative Expenses

General and administrative expenses consist primarily of executive management, finance, legal, administrative and related overhead costs, such as rent, insurance, and depreciation. We have incurred costs of $1,818,000 from inception through June 30, 1999, related to general and administrative expenses. Of these costs, $1,599,000 was incurred in the year ended June 30, 1999. In April 1999, we moved our headquarters to new facilities located in Redwood City, California, resulting in an increase in rent and facilities related expenses of approximately $200,000 per quarter. We expect general and administrative expenses to continue to increase as we expand our staff and incur additional costs related to the growth of our business.

The following discussion includes a comparison of the three months ended September 30, 1998 and 1999:

Net Revenues

Revenues for the quarters ended September 30, 1999 and 1998 were $180,000 and $12,000, respectively. Revenues increased in the quarter ended September 30, 1999 primarily as a result of the growth in customer base, the increase in customer purchases and the increase in advertising revenues made possible by the increase in customer traffic on our websites.

Cost of Revenues

Cost of revenues consist of credit card processing fees, and royalties and related fees on downloadable music sales. Cost of revenues for the quarters ended September 30, 1999 were $25. There were no similar costs during the quarter ended September 30, 1998. Gross margins due to increased advertising revenues, for which we incurred no cost of revenues.

Product Development Expenses

Product development expenses include the cost of engineering our websites and the cost of acquiring the rights to the music available for sale on our EMusic website. These costs consist principally of stock compensation charges and other expenses including salaries, contractor fees, rent and depreciation.

Stock compensation charges were $3,960,000 and $97,000 during quarters ended September 30, 1999 and 1998, respectively. These charges represent the cost of fully-vested stock warrants and stock options granted to advisors. All of these warrants and options were issued at the closing price on the date of issue, and the total value of the warrants and options were determined by using the Black Scholes model.

Other product development expenses for the quarters ended September 30, 1999 and 1998 were $2,051,000 and $570,000, respectively, reflecting an increase in our product development efforts, particularly in software engineering, graphic design, and development of the infrastructure and "e-commerce" required to deliver downloadable music from our Internet website.

We currently plan to continue aggregating a compelling repertoire of musical recordings available for customer downloads, and continue to develop the software necessary to manage such downloads, and expect product development expenses will increase in future periods.

Selling and Marketing Expenses

Selling and marketing expenses consist of advertising and promotion activities, including television, radio and magazine ads, and salaries and other costs related to selling music on our EMusic and IUMA websites. These expenses for the quarters ended September 30, 1999, were $4,771,000. There were no similar selling and marketing expenses during the quarter ended September 30, 1998. The increase in selling and marketing expenses reflects the launch of an extensive marketing campaign to establish the brand name "EMusic". Advertising and promotion costs were approximately $4 million in the quarter ended September 30, 1999. There were no similar costs in the prior quarters.

General and Administrative Expenses

General and administrative expenses consist primarily of executive management, finance, legal, administrative and related overhead costs, such as rent, insurance, and depreciation. These expenses for the quarters ended September 30, 1999 and 1998, were $812,000 and $197,000, respectively. We expect general and administrative expenses to increase as we expand our staff and incur additional costs related to the growth of our business.

Amortization of Trade Names

During 1999, we purchased the "EMusic" and "IUMA" trade names for a combined total of $26,362,000 in cash and stock. We began amortizing these costs over three-year lives, resulting in an amortization expense of $1,682,000 in the year ended June 30, 1999 and $2,283,000 in the three months ended September 30, 1999. Future amortization related to these trade names will be:

            Year ending                                           Amortization
             June 30,                                               Expense
            -----------                                           ------------
             2000                                                  $6,849,000
             2001                                                   9,132,000
             2002                                                   6,416,000

Liquidity and Capital Resources

We had a cash balance of $19,002,000 at June 30, 1999. For the period from inception through June 30, 1999, net cash of $5,297,000 was used for operating activities consisting of net losses of $16,320,000, substantially offset by:

  . non-cash expense of $3,131,000 associated with stock and stock options granted to advisors;

  . non-cash expense of $5,682,000 associated with warrants granted to advisors; and

  . non-cash expense of $1,682,000 associated with amortization of trade names.

As of September 30, 1999, we had a cash balance of $78,904,000. For the three months ended September 30, 1999, net cash of $15,644,000 was used in operating activities consisting of net losses of $13,519,000, substantially offset by:

  . non-cash expense of $1,273,000 associated with stock and stock options granted to advisors;

  . non-cash expense of $2,687,000 associated with warrants granted to advisors; and

  . non-cash expense of $2,283,000 associated with amortization of trade names.

Additionally, we purchased approximately $1,128,000 and $1,113,000 in capital equipment from inception through June 30, 1999 and for the three months ended September 30, 1999, respectively. We expect to incur negative cash flow from operations for the foreseeable future, as we continue to develop our business.

In October 1998, we raised proceeds of approximately $500,000 through the sale of 500 shares of Series A preferred stock and warrants to purchase 100,000 shares of the our common stock. The Series A shares were subsequently converted into shares of Series B preferred stock.

During the period from December 1998 through March 1999, we received loans in the form of convertible notes payable totaling $1,743,000. The notes, which bore interest at 10% per annum and were to mature on March 31, 1999, represented bridge loans in advance of the Series B preferred stock financing. All outstanding principal and accrued interest due under these notes converted into an aggregate of 7,109 shares of Series B preferred stock upon the closing of the Series B financing.

On March 23, 1999, we completed a private placement of approximately 117,570 shares of Series B convertible preferred stock, which includes the conversion of outstanding convertible notes and Series A shares into Series B shares. Total proceeds, including proceeds from the convertible notes, were $31,577,000, net of issuance costs of approximately $2,724,000, of which approximately $100,000 remained in accrued liabilities at June 30, 1999. The Series B preferred stock was convertible at anytime at the option of the holders into 11,757,000 shares of our common stock. As a result of the beneficial conversion feature given to the holders of the Series B preferred stock, we recorded a charge, limited to the net proceeds received, in the quarter ended March 31, 1999.

In April 1999, we entered into a five-year lease agreement for new office space. Under the terms of the agreement, we will make minimum monthly lease payments of approximately $67,000 for a period of 60 months beginning in April 1999. This monthly amount includes certain maintenance costs associated with the leased space, and is subject to annual increases based on the Consumer Price Index.

On September 24, 1999 we completed a public offering of 5,270,000 shares of common stock resulting in proceeds of $79,682,000, net of issuance costs of approximately $1,109,000, of which $1,069,000 remained in accrued liabilities at September 30, 1999.

We believe that our existing capital resources will be sufficient to fund our current level of operating activities, capital expenditures and other obligations through the next 12 months. However, if during that period or thereafter we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

Year 2000 Readiness

Many currently installed computer systems are not capable of distinguishing 21st century dates from 20th century dates or have been programmed with default dates ending in 99, the common two-digit reference for 1999. As a result, as we transition from the 20th century to the 21st century, computer systems and software used by many companies and organizations in a wide variety of industries will produce erroneous results or fail unless they have been modified or upgraded to process date information correctly. Significant uncertainty exists concerning the scope and magnitude of problems associated with the year 2000 issue.

State of Readiness. Although we have not conducted a formal audit internally or by any third party, the software used in our internal systems has either been developed by us or has been purchased in the last twelve months. As a result, we believe our internal systems are year 2000 compliant.

Costs. To date, we have not incurred any material costs directly associated with our year 2000 compliance efforts, except for compensation expenses associated with our salaried employees who have devoted some of their time to our year 2000 assessment. We do not expect the total cost of year 2000 problems to be material to our business. Despite our current assessment, we may not identify and correct all significant year 2000 problems on a timely basis. Year 2000 compliance efforts may involve significant time and expense and unremediated problems could substantially harm our business.

Risks. We are not currently aware of any year 2000 readiness problems relating to our internally-developed proprietary systems that would substantially harm our business. We may discover year 2000 readiness problems in these systems that will require substantial revision. In addition, third-party software, hardware or services incorporated into our material systems may need to be revised or replaced, all of which could be time-consuming and expensive. Our failure to fix or replace our internally developed proprietary software or third-party software, hardware or services on a timely basis could result in lost revenues, increased operating costs, the loss of customers and other business interruptions, any of which could substantially harm our business. Moreover, our failure to adequately address year 2000 readiness issues in our internally developed proprietary software could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend. In addition, governmental agencies, utility companies, Internet access companies, third-party service providers and others outside of our control may not be year 2000 ready. The failure by these entities to be year 2000 ready could result in a systemic failure beyond our control, such as a prolonged Internet, telecommunications or electrical failure, which could also prevent us from delivering our services to our customers, decrease the use of the Internet or prevent users from accessing websites.

In particular, we rely on Card Service International for credit card processing. Although Card Service International have publically represented that their systems are year 2000 compliant, we have not yet received any written assurance from them as to their readiness for year 2000 issues. Because we have not received written assurance, we have assumed that Card Service may not be ready for the year 2000 before January 1, 2000, and that their credit card processing could fail at that time. Based on this assumption, we believe such failure would be the most reasonably likely worst case year 2000 scenario. If the Card Service services fail, we would seek to complete credit card transaction manually using temporary staff. If Card Service were unable to restore service promptly, we believe switching to another financial institution for automated credit card processing would require approximately 15 days.

Contingency Plan. As discussed above, we are engaged in an ongoing year 2000 assessment.

Quantitative and Qualitative Disclosures About Market Risk

We have considered the provisions of Financial Reporting Release No. 48 "Disclosure of Accounting Policies for Derivative Financial Instruments and Derivative Commodity Instruments, and Disclosure of Quantitative and Qualitative Information about Market Risk Inherent in Derivative Financial Instruments, Other Financial Instruments and Derivative Commodity Instruments." We had no holdings of derivative financial or commodity instruments at September 30, 1999. However, we are exposed to financial market risks, including changes in interest rates. All of our revenue and capital spending is transacted in U.S. dollars. Our investments portfolio comprises amounts invested in short term cash deposits and therefore we believe that the fair value of our investment portfolio or related income would not be significantly impacted by increases or decreases in interest rates due mainly to the short-term nature of our investment portfolio. However, a sharp increase in interest rates could have a material adverse effect on the fair value of our investment portfolio. Conversely, sharp declines in interest rates could seriously harm interest earnings of our investment portfolio.

The table below presents principal amounts by expected maturity (in U.S. dollars) and related weighted average interest rates by year of maturity for our investment portfolio as at September 30, 1999.

                                             Due within
                                              one year   Thereafter    Total
                                             ----------  ---------- -----------
   Cash..................................... 78,904,000     $ --    $78,904,000
     Weighted Average Interest Rate.........       5.18%      --
   Total Portfolio.......................... 78,904,000     $ --    $78,904,000
                                             ==========     ====    ===========

Recent Accounting Pronouncements

In March 1998, the Accounting Standards Executive Committee issued Statement of Position No. 98-1 or SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. We are currently evaluating the impact of SOP 98-1 on our financial statements and related disclosures.

In April 1998, the Accounting Standards Executive Committee issued Statement of Position 98-5, or SOP 98-5, "Reporting on the Costs of Start-Up Activities." This standard requires companies to expense the costs of start-up activities and organization costs as incurred. In general, SOP 98-5 is effective for fiscal years beginning after December 15, 1998. We believe the adoption of SOP 98-5 will not have a material impact on our results of operations.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, or SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 133 establishes new standards of accounting and reporting for derivative instruments and hedging activities. SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS 133 will be effective for fiscal years beginning after June 15, 2000. We do not currently hold derivative instruments or engage in hedging activities.

                                    Business

Overview

EMusic.com Inc. is a leading provider of downloadable music over the Internet. Through our website at EMusic.com, we offer a compelling selection of music from which our customers may discover, sample, and purchase popular recordings for immediate digital delivery and enjoyment. The recordings available for download at EMusic.com are provided through our relationships with a growing roster of recording artists and independent record labels. We currently have exclusive, multi-year, digital download licenses from over 500 record labels and over 2,500 recording artists, including selected titles from such well known artists as Bush, Phish, They Might Be Giants, B.B. King and Ella Fitzgerald. We currently have over 50,000 titles available for download on our EMusic.com website. In addition, our IUMA subsidiary offers our customers access to over 7,500 unsigned artists. We believe this represents one of the largest digital music content archives currently licensed for distribution over the Internet.

Our website enables these artists and labels to easily access a global customer base, while providing them with an integrated means of distributing, promoting and tracking the sales of their recorded music. Recordings are currently offered for sale on EMusic.com and partners' websites in the "mp3" format, the most widely-recognized compression standard for the download of musical recordings. We believe that our combination of selection, convenience, varied content, improved distribution and tracking capabilities creates a compelling music purchasing experience for consumers as well as an attractive distribution alternative for artists and independent record labels.

Industry Background

 Recorded Music Industry

According to a report by Market Tracking International, worldwide retail sales in the music industry were $39.7 billion in 1997 and are expected to grow to $46.9 billion by 2004. The music industry can be divided into two kinds of record companies or "labels"-- the "major" record labels and the "independent" record labels. According to Billboard, the five major record labels and their affiliates currently account for approximately 79% of all recorded music sales worldwide. These companies are BMG Entertainment, EMI Music, Sony Music Entertainment, Universal Music Group and Warner Music Group. These companies have substantial investments in the distribution infrastructure which supports the manufacturing, distribution and retailing of records and compact discs and through which the substantial majority of current recorded music sales take place. Historically, the major record labels have been reluctant to participate in any alternative distribution model which would restructure the current music distribution hierarchy due to their investment in the current physical distribution infrastructure and their relationship with the retail channel.

Thousands of independent record labels account for most of the remaining recorded music sales. In contrast to the major record labels, independent record labels generally do not have substantial existing CD and record distribution investments and, as a result, physical distribution can be more difficult and costly to arrange. Independent record labels also typically have less capital available. Without the established distribution networks, independent record labels often pay higher royalties to artists to secure publishing and distribution rights.

 Development of the Downloadable Music Industry

The Internet has emerged as a global platform that allows millions of people to share information, communicate and conduct business. International Data Corporation estimates that the number of Internet users worldwide who make purchases over the Internet will grow from approximately 31 million users in 1998 to more than 183 million in 2003, representing 36% of all Internet users. The Internet presents a significant opportunity for the rapid and cost-effective distribution, promotion and sale of recorded music. Downloading music files is also facilitated by the increased use of high-speed connections to the Internet, such as digital cable modems, ISDN and digital subscriber lines. According to Forrester Research, the number of subscribers using cable, xDSL or ISDN modems is projected to reach 22 million by 2003.

Forrester estimates that total online music revenues in the United States are expected to grow from $89.0 million in 1998 to $7.8 billion in 2003. Of this amount, Forrester further estimates that $1.1 billion will represent sales of downloadable music in 2003. According to Market Tracking International, music sold through the Internet will account for 8% or approximately $4.0 billion of the $46.9 billion worth of music expected to be sold worldwide in 2004.

In addition to the development of the Internet, we believe that other technological advances will drive rapid growth of the market for downloadable music, including the adoption of open standards-based Internet audio, the introduction of new hardware and improved digital compression technology. Prior to the introduction of new digital compression technologies, it was impractical to transmit high quality audio using the Internet because recordings in digital format can be very large. Advances in compression techniques, however, have greatly reduced the size of digitally stored recordings. For example, if not compressed, a three minute song can occupy more than thirty megabytes of storage. In contrast, the mp3 open standard can compress music files to one-tenth their original size while maintaining their audio integrity at near-CD quality levels. Mp3 playback software is currently available on most operating environments such as Microsoft Windows 95/98, Windows NT and MacOS, most major versions of UNIX and other operating environments for Internet enabled devices. In addition, free copies of mp3 playback software like RealNetworks' RealJukebox and America Online's WinAmp are widely available on the Internet. Forrester estimates that there are already over 50 million mp3-capable users today.

In recent years, consumers have increasingly used their computers to play and store music. Dataquest estimates that in 1998, 50% of U.S. households had multimedia PCs with a sound card, speakers and either a CD-ROM or DVD-ROM drive. Consumers can now play CDs on their computers with the ease and fidelity formerly associated only with high-end stereo systems. Consumer electronics companies and technology companies have capitalized on the growing popularity of digital music by introducing portable music devices. The Rio, introduced in November 1998 by Diamond Multimedia Systems has already sold over 300,000 units. Other manufacturers, including Sony, Creative Labs, Sensory Sciences, RCA/Thomson, Samsung, Toshiba and LG Electronics have released, or have announced plans to release, portable digital music players which support mp3 files. In addition, other manufacturers have produced, or have announced plans to produce, other devices for playing and storing mp3 recordings, including the Empeg Car (a removable audio system capable of holding over 5,000 titles), Clarion's AutoPC (an auto mp3 audio player) and Lydstrom's Songbank (a home stereo component that stores and supports mp3 files). PC manufacturers such as Dell Computer, Hewlett-Packard and Gateway have also begun to introduce computer systems which include special features for using with digital music such as high fidelity speaker systems, digital music players and rewritable CD recorders.

 Our Opportunity

We believe that a number of inefficiencies in the current structure of the music industry leave three underserved constituencies: consumers, independent record labels and artists.

Consumers pay higher prices than necessary for music in order for record labels to recoup the high costs associated with distribution of music on a physical media through traditional channels. In addition, the current dependence on physical media limits consumer convenience by forcing them to purchase music at retail outlets or through catalogs or Internet sites that use mail-order. Further, physical media is less portable and harder to customize than downloadable music. Increasingly, we believe that these shortcomings will drive consumers to the solution of purchasing downloadable music direct from the Internet.

We believe consumer adoption of downloadable music creates an excellent opportunity for independent record labels to supplement or replace their physical distribution networks with electronic channels. Currently, many independent record labels rely on the distribution infrastructure of major record labels to distribute their offerings. They are subject to constraints of these physical channels, such as higher distribution costs driving lower margins, limited shelf space and subordination to the offerings of the major record labels, as well as more limited promotional capabilities. While the promise of an electronic distribution infrastructure is compelling, most independent record labels lack the resources and expertise to create a viable proprietary electronic distribution channel. We believe that these independent record labels will seek to partner with established providers of downloadable music to leverage their branding, site traffic and technology.

By supporting independent record labels, we believe downloadable music creates a compelling solution for artists. In return for access to the powerful distribution and promotion capabilities of the major record labels, major label artists are generally required to lock themselves into long-term contracts that can reduce their royalty rates, limit their creative control and limit their ability to promote and sell their music online. Artists who work with an independent record label tend to enjoy less restrictive contracts, but must face risks associated with an independent record label's less effective distribution and promotion capabilities. Additionally, physical channels require costly promotional efforts, making it difficult for some artists to promote their offerings to a large audience. We believe that the cost and contractual constraints of the major record labels and the limitations of independent record labels using traditional distribution channels will encourage many artists, including some major artists, to offer their music in downloadable format, either on their own or through an independent record label with electronic distribution capability.

Creating an infrastructure to handle royalty payments for downloadable music is difficult, and the lack of this infrastructure has slowed acceptance of the downloadable music distribution channel by artists, labels and songwriters. Rights in the music industry focus on two levels; the underlying song and the sound recording. The purchase of one song usually requires at least two separate royalty payments, one to the songwriter and one to the performer. We believe that the ability to accurately track and make royalty payments to the correct parties is crucial to the proliferation of the downloadable music distribution channel as a viable alternative to their physical counterparts.

The EMusic Solution

We are a leading provider of downloadable music. Our website allows consumers to quickly and conveniently purchase music online at a lower price than most traditional music CDs. Our website also allows consumers to download and listen to music immediately. We believe that the limitations associated with the traditional music industry present us with an opportunity to redefine the music distribution hierarchy and enable artists and independent labels to access consumer markets at a level currently only available to the major labels, while protecting the artists' financial interests and providing consumers with numerous advantages in price, convenience and music information.

We believe that our solution provides the following benefits:

 Benefits to Consumers

Convenience. Through our website, consumers can download music at any time, 24 hours a day, seven days a week. Consumers can register to make purchases from our site in a few easy steps, and can purchase titles on multiple visits to our site without having to re-enter personal and credit card information. Consumers can search our site using various easy to use indices and generally have the flexibility to make purchases song by song or by album. When they make their purchase, consumers can download and listen to their music immediately, or they can wait until a more convenient time to download their purchased titles. Once downloaded, digital technology allows the consumer to organize their purchased titles into play lists. Play lists allow users to organize and play their titles in any order they desire. Consumers can easily copy music to their laptops or digital music devices for greater portability, without having to carry physical media with them. In addition, digital music devices have no moving parts and, as a result, do not skip and can be used in situations where traditional music CDs are not optimal, such as running or mountain biking.

Lower Prices. Our ability to deliver music electronically eliminates the extensive infrastructure required by the traditional music industry to distribute physical media. This greatly reduces our costs and allows us to offer our music at a significantly lower price to consumers.

Compelling Music Selection. We currently have exclusive, multi-year, digital download licenses from over 500 record labels and over 2,500 recording artists, including selected titles from such well known artists as Bush, Phish, They Might Be Giants, B.B. King and Ella Fitzgerald. We currently have over 50,000 titles available for download on our EMusic.com website. In addition, our IUMA subsidiary offers our customers access to over 7,500 unsigned artists. We believe this represents one of the largest digital music content archives currently licensed for distribution over the Internet. Furthermore, our downloadable music infrastructure allows us to carry hard-to-find, out-of-production or international titles that are not commercially viable to produce or stock in a physical format.

Varied Information and Content. Visitors to our website can access music news, as well as links to concert information, sites for free mp3 software downloads and other information on downloadable music. We provide our consumers with the opportunity to sample titles before purchasing them. This enables them to explore new music without cost and may result in them purchasing additional or lesser-known titles. In addition, we are beginning to offer other services to our customer base, including online concerts, organizing online chat sessions with their favorite artists and "undiscovered" talent, and other initiatives that we believe will offer a more direct connection between artists and consumers.

 Benefits to Artists and Independent Labels

Powerful Distribution Capabilities. Our website provides a powerful distribution solution to artists and independent labels by allowing them access to a broad range of music listeners. Because we are not dependent on physical media, we can provide artists and independent record labels with much lower distribution costs, creating higher margins for labels and allowing independent record labels to pay artists higher royalties and publishing rates. In addition, our distribution capabilities can allow artists to directly distribute their offerings to the public, such as a new They Might Be Giants mp3-only album which was released exclusively on our website.

Greater Understanding of Fan Base. By tracking the behavior and purchasing patterns of users on our website, we are able to provide artists and independent labels a level of feedback that was previously unavailable through traditional music distribution channels. Artists and independent labels may use our data to evaluate which songs receive the most interest, the location on the Internet where they receive the best reception and how their music compares to other music in the same genre or in other genres. Artists and labels may use this information to target specific regions, increase the focus of promotional efforts and provide a means to better connect with their fan base.

Significant New Media Exposure. The Internet is emerging as an important promotional tool for artists and independent labels. In addition to the global distribution of their music, we are currently beginning initiatives that will enable us to offer artists significant exposure to their fan bases. This includes concerts broadcast online, chat rooms featuring artists and fans, and other exposure on our website. This relatively inexpensive promotion on a global basis is a significant benefit to artists and independent labels.

Protection of Financial Interests. We believe that by closely tracking royalty payments, and pricing our music low enough to discourage piracy, we provide a valuable, trusted solution to artists and labels that will enable us to become the preferred distribution channel for downloadable music. We have established a proprietary database of artists, songwriters and labels that allows us to seamlessly track and generate royalty payments to the appropriate parties. We are currently licensed by the Harry Fox Agency, ASCAP, BMI and SESAC; organizations dedicated to protecting the rights of, and collecting royalties due to, artists and songwriters.

EMusic Business Strategy

Our objective is to become the leading provider of compelling, downloadable music directly to consumers over the Internet. Our strategy is to leverage our first-to-market advantage together with our established music industry relationships as we take advantage of the growing market for the digital distribution of music. The following are key elements of our strategy:

Continue to Acquire Compelling and Varied Content. We will continue to increase the number of musical selections available on our website in order to build our global consumer base and increase the number of online music purchases. We are pursuing a "best of breed" content acquisition strategy, focused on acquiring exclusive rights to title libraries from leading independent record labels in each well known music genre. We intend to continue to aggressively pursue the acquisition of music content from, among others, independent record labels, owners and distributors of recording catalogs, and established recording artists.

Create Strong Brand Awareness. Building brand awareness of EMusic is fundamental to expanding our global Internet user base and our ability to attract providers of music content. We promote our brand through traditional media, event sponsorships, online media and other marketing activities as well as leveraging strategic relationships within the industry. We intend to enhance brand awareness of our website by providing original and proprietary content, aggressively expanding our online and offline marketing activities, enabling consumers to purchase music and related merchandise, and establishing strategic and referral fee relationships whereby other websites engage us as an online music retail source and content provider.

Leverage Strategic Partnerships and Industry Relationships. We believe that our strategic relationships with distribution and technology companies and our strong relationships with media and music companies will help attract users, significantly increase brand awareness of our website and help us to add new content. We will seek to develop additional relationships with online music retailers, Internet portal site companies and content providers. In addition, we plan to establish retail relationships with other online distributors to share commissions for sales generated from such websites.

Continue to Enhance Our Website. We intend to devote substantial resources to improving the quality of our consumer users' experience on our website. Features we intend to incorporate into future versions of our website include: chat-rooms, music hubs, additional music-related content, more advanced search capabilities and dynamic site personalization. We believe that a user-friendly website with compelling and varied content will be a key differentiator of the EMusic brand.

Become a Trusted Distribution Channel to the Music Industry. We intend to further develop our technology infrastructure to be readily scaleable to support our rapidly growing sales of online music, including the calculation of royalty payments, while maintaining the speed and reliability of our site. Furthermore, we intend to maintain low pricing to provide an attractive legal alternative to piracy among the general public. We believe that providing a reliable, trusted technology and payment infrastructure will position us more favorably with record labels and artists as the premiere provider of downloadable music.

Continue to Promote Development of Downloadable Music Market. We believe that the development of the downloadable music market will be enhanced by educating consumers about the benefits of downloadable music and by improving the processes through which consumers purchase music online and use downloadable music. We currently are active members of the Digital Media Association and Electronic Frontier Foundation, organizations dedicated to, among other matters, improving the ease of consumer acquisition and use of downloadable music. We intend to continue to participate in programs which promote customer and market awareness about downloadable music as well as industry groups which are setting open standards for delivery. We intend to refine and simplify the downloadable music purchasing experience through the continued development of our website, which is designed to encourage purchases and repeat visits, demonstrating to record labels and artists the value of the downloadable music market.

Continue to Develop and Enhance IUMA. We believe that Internet Underground Music Archive which allows unsigned artists to post music and related information for access by the general public online, represents a competitive advantage. IUMA promotes the development of the online music community and allows us to establish early relationships with potential future music content providers. We intend to continue to expand and improve IUMA so as to make it easier for artists to participate and for consumers to access, search and preview the content on the site.

Content Acquisition

We have acquired, and intend to continue to aggressively seek, download rights to master recordings owned by independent record labels and other owners and distributors of significant recording catalogs. These exclusive, multi-year license agreements typically include all existing and future recordings created during the term of the agreement. Initially, we have focused on partnering with independent record labels and established recording artists. We are actively identifying and targeting independent record labels spanning every well known music genre, including, hip hop, rap, jazz, classical, country, blues, heavy metal and alternative rock.

We have adopted a "best of breed" approach with respect to acquiring downloadable music licenses. In many distinctly defined genres of music, we have successfully acquired the exclusive multi-year, digital download rights to the market sales leaders, and are aggressively continuing those efforts in each new genre of music we add to our expanding online catalog. The following is a sampling of labels with which we have signed exclusive content deals with genre market leaders:

  . Epitaph Records, one of the largest selling and most distinct brand names in punk rock and alternative music, represents top Billboard artists such as The Offspring, Tom Waits and Pennywise.

  . King Biscuit Flower Hour, which is currently aired on 180 radio stations, is the longest running syndicated live concert radio show. Their catalog features live recordings from such artists as The Who, David Crosby, Iggy Pop, Elton John and Rod Stewart.

  . Crunch Music Ltd., one of the United Kingdom's premier sources for independent UK music in the mp3 format, whose content focuses on dance, techno and hip-hop.

  . Jetset Records and spinART Records, which are recognized in numerous college magazines as the dominant music providers in the college music niche.

  . DRG Records, which owns the largest Broadway show recording library, including numerous Grammy and Tony Award winners.

  . Rykodisc, one of the largest independent recording catalogs, which represents artists such as Elvis Costello, Frank Zappa and Robert Cray.

  . Quicksilver Records, which features live recordings from The Monterey
    Jazz Festival and the Palo Alto Jazz catalog.

We have also entered into contracts giving us the exclusive right to allow our customers to download music from a variety of recognizable, brand name artists. Included in the content catalog are recordings from Phish, Bush, Goo Goo Dolls, James Brown, Frank Zappa, Louis Armstrong, Ella Fitzgerald, Judy Garland, Shirley Bassey, Kool Keith, Kansas, Foghat and thousands of others.

In June 1999, we purchased the Jewel-Paula-Ronn catalog of master recordings with such Blues and R&B artists as B.B. King, John Lee Hooker, Aretha Franklin and Lightnin' Hopkins and in November 1999, we purchased the master recording catalog of Xanadu Records, including such jazz artists as Dexter Gordon and Jimmy Raney. When we acquire masters, we will seek to work with label partners to exploit the physical distribution rights while also selling the music in downloadable form on our website. In December 1999, we acquired Group K Inc. d/b/a Cductive, which has content license agreements with over 350 labels, most in the dance/electronic, alternative rock and hip-hop genres.


Strategic Partnerships

 Distribution and Marketing Partnerships

We are aggressively pursuing a variety of partnerships aimed at building a channel of distribution for our downloadable music and music-related products and services across the Internet. To accomplish this, we are developing strategic relationships and alliances with high-traffic Internet sites to feature our brand and exclusive content and in some cases offer our content for sale.

  . We have entered into an agreement with Amercia Online pursuant to which our content is to be made available to customers of AOL's ICQ, Spinner and WinAmp interactive properties.

  . We have also entered into an agreement with Yahoo! pursuant to which our content is to be made available to users of the Yahoo! Digital Service for downloadable music.

  . We also have advertising and marketing agreement with Real Network, CNET, Listen.com and CMJ Online, among others.

In addition, we are also working with our label partners to offer them a solution for selling our catalog directly from their websites. These label partners can choose to sell only their own music, or the entire EMusic catalog on EMusic created co-branded websites. In December 1999, we launched a grass roots affiliate program designed to make it easy for any website to become an affiliate and sell the EMusic catalog from their websites.

 Hardware/Software/OEM Partnerships

We are building relationships with various manufacturers of computers and consumer electronics devices, as well as software and book publishers to create additional visibility as a source for downloadable music. As part of our overall customer acquisition strategy, we are typically providing sample titles, promotional coupons and other content to improve our partners' offering to the music consumer and to continue to promote the downloadable music market.

  . We have established relationships with digital audio device manufacturers such as Creative Labs (Nomad), Diamond Multimedia (Rio) and Sensory Sciences (Rave). As part of these arrangements we provide purchasers of the devices with sample recordings with the installation software.

  . As an additional way to attract customers, promote downloadable music and distribute our label partners' music effectively, we plan to introduce certain marketing initiatives and alliances with OEM computer suppliers, sound card, high fidelity speaker and computer peripheral suppliers and wireless product manufacturers. For example, we have an agreement with Hewlett-Packard pursuant to which sample recordings are to be provided with each of H-P's Pavilion branded computers.

 Industry Relationships

The reporting of information relating to the sales and performance of music is a legally required and complex aspect of the worldwide music industry. To facilitate our compliance with these requirements, we have focused on building strong relationships and alliances with the following organizations:

  . We have a licensing agreement with the Harry Fox Agency, or HFA, a wholly-owned licensing subsidiary of the National Music Publishers' Association. We will submit regular reports to HFA, account for each song purchased and pay the appropriate statutory payments to HFA for distribution to copyright owners. This agreement helps ensure that songwriters and music publishers will receive royalty payments for music distributed electronically.

  . We have entered into agreements with ASCAP, BMI and SESAC, the major rights reporting organizations in the United States. Under each of these agreements, we pay music performance royalties to the copyright holders or performers.

  . We have an agreement with peermusic, one of the world's largest private music publishing companies. Pursuant to this agreement, peermusic provides music publishing administration services to us. We will share peermusic income derived from music publishing rights acquired by us. We have also licensed certain recordings from the peermusic catalog.

IUMA--Internet Underground Music Archive

In June 1999, we completed the acquisition of IUMA. IUMA was founded in 1993 and pioneered the delivery of music on the Internet. The IUMA website (iuma.com) features more than 7,500 artists on individual websites with unique URLs (bandname.iuma.com). IUMA artist websites enable audio sampling in mp3 and RealAudio formats, and offer options for the sales of physical products and downloadable music. IUMA artist websites also feature other content, including artist biographies, cover art, lyrics, photos and tour dates. IUMA has received worldwide media attention, including articles in Rolling Stone, Newsweek, USA Today and the Financial Times, as well as spots on MTV and CNN.

The following are key elements of our strategy with respect to IUMA:

Enhance Content and Build Traffic. We believe that by increasing IUMA's brand recognition in the unsigned artist community through aggressive marketing efforts, IUMA can become a premier Internet destination for unsigned artists and fans of those artists.

Leverage the IUMA Platform to Develop New Artists. We believe that by creating an efficient environment for unsigned artists and fans to interact, the IUMA website will allow promising artists to surface more quickly. These artists will then be exposed to our label partners. We believe that by facilitating the process of signing unsigned artists, we will be promoting a new generation of artists with a greater appreciation of the value of digital downloading of music. Consequently, this will encourage the growth of the market as well as position EMusic to obtain additional downloadable music rights.

Sales and Marketing

Our sales and marketing objective is to sell downloadable music and music-related products and services through EMusic.com and other websites, build brand awareness, attract new visitors and convert them to loyal customers. To accomplish this objective, our marketing strategy includes an aggressive advertising campaign, high visibility promotions and sponsorships, strategic public relations, a focused interactive marketing campaign, distribution partnerships and broad loyalty programs.

The following are key elements to our sales and marketing strategy:

Enhance the EMusic.com Website. The focus of the website is to make the consumer's experience finding, purchasing and downloading music as simple as possible. We are regularly adding new elements designed to improve content, navigability and the overall buying process.

Corporate Branding Campaign. We have recently launched an aggressive corporate branding campaign. The campaign is initially targeted at early adopters, music enthusiasts, record labels and the Internet business community. We have designed a comprehensive media campaign, including network and cable TV ads, billboards and print media. The campaign is also designed to attract new users to the EMusic.com website and encourage trial download and purchases. Using the tag line, "The Way To Download," the campaign features a mix of media vehicles designed to reach our target audience.

Sponsorships and Promotions. We intend to sponsor highly-visible events including concert tours, conferences and trade shows. We also plan to offer creative promotions on EMusic.com and other websites designed to encourage consumers to establish an account and purchase tracks.

Other elements of our sales and marketing initiatives include the introduction of loyalty programs, such as rebates and incentives, online advertising to our target demographic, genre specific marketing initiatives and the introduction of co-marketing agreements with labels.

We also sell advertising on our website. This advertising is generally related to our music offerings either by the product or music oriented nature of their promotion. We currently use the Doubleclick Dart program to manage, track and report our advertising sales to our advertising customers.

Operations

Our integrated systems, services and tools provide functionality in the following areas:

Digital Asset Management. The continued development of a database management system that indexes, retrieves and manipulates our growing multimedia content is central to our digital asset management system. This scalable system allows us to, among other things, track user preferences to enable effective marketing programs and maintain an efficient royalty accounting program. Our system utilizes Oracle database technology running on Sun Microsystems' Enterprise equipment and Linux webservers.

Ordering and Fulfillment. Our website includes an ordering system that is designed to be easy-to-use and that facilitates convenient purchasing of downloadable music. In order to maintain high customer satisfaction, we place an emphasis on website and download reliability. At any time during a visit to our website, a customer is able to click a "buy now" button to immediately place a song or album in their personal "shopping cart." The customer can then continue to shop on our website and add additional items if desired. New customers are prompted to register with us at the time of purchase and to enter their email addresses and passwords. Customers then securely submit their credit card information online to purchase the music. The customers' email addresses and passwords are used to identify them in the future, eliminating the need to resubmit credit card and billing information for subsequent orders.

Audio Encoding and Delivery. We use a variety of audio compression technologies for our audio samples and downloads, tailoring them to specific applications. We currently use the mp3 format for digital distribution of our downloadable music. In light of current user patterns, we use RealNetworks' popular RealAudio format for delivering real-time streaming 30-second audio previews and feature-length web broadcasts. Mp3 is also used for real-time preview samples. We are exploring other download formats and plan to adjust the format of our content to stay current with industry trends and customer preferences. We may need to obtain a third party license to use a newly adopted format.

Infrastructure. Our hardware and software are built upon a distributed transaction processing model which allows software to be distributed among multiple parallel servers. Web servers are deployed in large numbers on inexpensive Intel platforms, managed by Cisco load-balancing technology, and served by Solaris database servers. Our servers are currently based in a co-location facility in Sunnyvale, California. Our architecture allows us to scale by either adding new servers or increasing the capacity of existing servers while maintaining both user performance and cost per transaction. The system's template technology and modular database design allows the addition or replacement of server-based applications such as multimedia formats and delivery systems, and search and retrieval engines. This architecture also enables low-cost, rapid deployment of additional websites that integrate with our existing sites.

Competition

The market for the online promotion and distribution of music and music-related products and services is new, highly competitive and rapidly changing. The number of websites on the Internet competing for the attention and spending of consumers and advertisers has increased, and we expect it to continue to increase, because there are few barriers to entry to Internet commerce. In addition, the competition for advertising revenues, both on Internet websites and in more traditional media, is intense. Currently, there are more than one hundred music retailing websites on the Internet. We face competitive pressures from numerous actual and potential competitors, including:

  . providers selling online music content from signed artists such as MusicMaker.com, CDNow Inc., and various private companies;

  . providers of music news and community such as Launch Media, Inc., MTVi, Tunes.com and various private companies;

  . companies offering mp3 or other audio compression formats, such as those of AT&T Corp., IBM Corporation, Liquid Audio, Inc., Microsoft Corporation and RealNetworks, Inc. Certain of these companies also offer customers the ability to download music from their websites;

  . online destination sites with greater resources than us such as online music retailers like Amazon.com, Inc. and online "portals" like America Online, Excite and Yahoo!; and

  . traditional music industry companies, including BMG Entertainment, a unit of Bertelsmann AG, EMI Music, a unit of EMI Group plc, Sony Music Entertainment, a unit of Sony Corporation, Warner Music Group, a unit of Time Warner Inc., and Universal Music Group, a unit of the Seagram Company Ltd. Certain of these companies have recently entered the online commercial community and are currently backing the SDMI security format.

In many cases, companies with which we have certain joint marketing or other arrangements may be or may become direct competitors as well.

Certain companies have agreed to work together to offer music over the Internet, and we may face increased competitive pressures as a result. For example, in the summer of 1999, it was announced that Time Warner and Sony's Columbia House unit will merge with CDNow. In May 1999, Microsoft Corporation and Sony Corporation announced an agreement to pursue a number of cooperative activities. Sony has announced that it will make its music content downloadable from the Internet using Microsoft's multimedia software. In addition, Universal Music Group and BMG Entertainment have announced a joint venture to form an online music store.

We believe that we compete primarily on the bases of:

  . the quality and variety of our digital content, including access to known artists;

  . the price of the downloaded content;

  . the ease of use and consumer acceptance of the compression system;

  . the ability to effectively promote brand equity; and

  . the ease of use and speed of our website.

Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of our current and potential competitors in the Internet and music entertainment businesses may have substantial competitive advantages to us, including:

  . longer operating histories;

  . significantly greater financial, technical and marketing resources;

  . greater brand name recognition;

  . larger existing customer bases; and

  . more popular content or artists.

These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to the development, promotion, and sale of their products or services than we can. Websites maintained by our existing and potential competitors may be perceived by consumers, artists, talent management companies and other music-related vendors or advertisers as being superior to ours. In addition, we may not be able to maintain or increase our website traffic levels, purchase inquiries and number of click-throughs on our online advertisements. Further, our competitors may experience greater growth in these areas than we do. Increased competition could result in advertising price reduction, reduced margins or loss of market share, any of which could harm our business.

Intellectual Property

Our success and ability to compete are substantially dependent on our internally developed technology. We pursue the registration of our trademarks in the United States and internationally. We currently hold a registered trademark from the United States Patent & Trademark Office for "EMusic." While we rely on trademark, service mark, copyright and trade secrets laws and restrictions in the United States and other jurisdictions, together with contractual restrictions, to protect our proprietary rights, such trademark, service mark, copyright and trade secret protection may not be available in every jurisdiction in which we distribute or make available our musical content and technology through the Internet. Although we believe that the use of material on our websites is protected under current provisions of copyright law, legal rights to certain aspects of Internet content and commerce are not clearly settled. We may not be able to maintain rights to information, including webcasting of popular sound recordings, downloadable music samples, and artist, entertainment and other information. The failure to be able to offer such information would harm our business.

While we have generally entered into confidentiality or license agreements with our employees, consultants, and corporate partners in order to limit access to and distribution and disclosure of our proprietary information, we cannot assure you that the steps we have taken will adequately protect or prevent misappropriation of our proprietary rights, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States. Despite our efforts, unauthorized parties may attempt to copy or otherwise obtain and use our products and technology. Policing unauthorized use is difficult.

There are no pending lawsuits against us regarding infringement of any existing patents or other intellectual property rights or any material notices that we are infringing the intellectual property rights of others. However, there can be no assurance that such infringement claims will not be asserted by third parties in the future. Any such claims could result in litigation subjecting us to significant liability for damages, or in invalidation of our proprietary rights. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention and resources, or require us to enter into royalty or licensing agreements.

Employees

As of November 30, 1999, we had 88 full-time employees, including 24 in selling and marketing, 50 in engineering and product development and 22 in finance and operations. Our future success depends, in significant part, upon the continued service of our key technical, editorial, product development, and senior management personnel and on our ability to attract and retain highly qualified technical and management personnel, for whom competition is intense. None of our employees are represented by a collective bargaining unit, and we have never experienced a work stoppage. Our relations with our employees are good.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations. We are not currently engaged in any legal proceedings that, individually or in the aggregate, we expect would have a material adverse effect on our business.

Facilities

Our corporate headquarters are located in approximately 20,000 square feet in Redwood City, California occupied under a lease expiring in April 2004. We believe that our existing facilities will be adequate for the foreseeable future, and that suitable additional facilities will be available in the future as needed on commercially reasonable terms.

                                   Management

Executive Officers, Directors and Key Employees

Our current executive officers and directors as well as certain members of our senior management, and their ages and positions as of December 20, 1999 are as follows:

Name                   Age                     Position(s)
----                   ---                     -----------
Robert H. Kohn *......  42 Chairman and Secretary
Gene Hoffman, Jr. *...  24 President, Chief Executive Officer, and Director
Joseph H. Howell *....  47 Executive Vice President and Chief Financial Officer
Peter M. Astiz *......  41 Executive Vice President and General Counsel
James R. Chapman *....  32 Executive Vice President, Corporate Strategy
Gary Culpepper........  50 Executive Vice President, Business Affairs
Spencer Leyton........  51 Senior Vice President, Sales
Brian Brinkerhoff.....  36 Vice President, Content Acquisition
Steve Grady...........  33 Vice President, Marketing
Peter Harter..........  31 Vice President, Global Public Policy and Standards
Marv Su...............  36 Vice President, Interactive Marketing
Brett A. Thomas.......  29 Vice President, Technology
Tor Braham............  42 Director
Ralph Peer, II........  55 Director
Ed Rosenblatt.........  64 Director

------------------
*Executive Officer

Robert H. Kohn, a co-founder of EMusic, has been Chairman of the Board and Secretary since January 1998. From October 1996 to December 1997, Mr. Kohn was Vice President, Business Development and General Counsel of Pretty Good Privacy, Inc., a developer and marketer of Internet encryption and security software. From March 1987 to September 1996, he was Senior Vice President of Corporate Affairs, Secretary, and General Counsel of Borland International, Inc., a software company. Mr. Kohn also served as chief legal counsel for Ashton-Tate Corporation. Prior to Ashton-Tate, he was an attorney at the Beverly Hills law offices of Rudin & Richman, an entertainment law firm whose clients included Frank Sinatra, Liza Minelli, Cher and Warner Brothers Music. He was also Associate Editor of the Entertainment Law Reporter, for which he continues to serve as a member of the Advisory Board. A member of the California Bar Association, Mr. Kohn co-authored Kohn On Music Licensing, a treatise on music industry law for lawyers, music publishers, and songwriters. He graduated from Loyola Law School, Los Angeles and received a Bachelor of Arts degree in Business Administration from California State University at Northridge. Mr. Kohn is also an adjunct professor of law at Monterey College of Law, where he teaches Corporate Law.

Gene Hoffman, Jr., a co-founder of EMusic, has been President, Chief Executive Officer, and a Director since January 1998. From November 1996 to December 1997, Mr. Hoffman was Director of Business Development and Director of Interactive Marketing of Pretty Good Privacy. From October 1995 to November 1996, he was founder, director and Executive Vice President of PrivNet, Inc., an Internet privacy software company. From August 1993 to October 1995, Mr. Hoffman was a student at the University of North Carolina, Chapel Hill.

Joseph H. Howell joined EMusic in April 1998 as Executive Vice President and Chief Financial Officer. From January 1995 to April 1998, Mr. Howell was Senior Vice President and Chief Financial Officer of Merix Corporation, a manufacturer of multilayer printed circuit boards. From May 1988 to January 1995, Mr. Howell served as Vice President and Controller of Borland. He also served as Borland's acting Chief Financial Officer in 1994. Mr. Howell received a Bachelor of Arts degree in Political Science from the University of Michigan and a Masters of Science in Accounting from Eastern Michigan University.

Peter M. Astiz joined EMusic in July 1999 as Executive Vice President and General Counsel. From October 1996 to July 1999, Mr. Astiz was a partner of Gray Cary Ware & Freidenrich LLP, a law firm. From July 1989 until October 1996, Mr. Astiz was a partner of the law firm of Baker & McKenzie. Mr. Astiz received a Bachelor of Science degree in Business Administration from the University of California in 1979 and a J.D. from the University of San Francisco.

James R. Chapman joined EMusic in April 1999 as Executive Vice President, Corporate Strategy. From April 1997 to April 1999, Mr. Chapman was Director of the Global Private Capital Group at Warburg Dillon Read LLC (formerly UBS Securities LLC), a major investment bank. Prior to joining UBS Securities, from July 1995 to April 1997 Mr. Chapman was President and Founder of Ashley Capital Management, a private equity and advisory firm focused on principal investments in emerging growth companies located in the Pacific Northwest and Rocky Mountain States. From September 1994 to July 1995, Mr. Chapman was a partner of Jacobson Partners, a boutique merchant bank focused on middle market buyouts and direct equity investments. From May 1990 to September 1994, Mr. Chapman also worked as an associate in the technology and healthcare investment banking groups of Oppenheimer & Co. and PaineWebber Incorporated. Mr. Chapman received a Bachelor of Arts degree in Economics from Middlebury College.

Gary Culpepper joined EMusic in April 1998 as Executive Vice President, Business Affairs. From May 1995 to March 1998, Mr. Culpepper was in private law practice, specializing in music and entertainment transactions for recording artists, producers, and songwriters. From April 1994 to April 1995, Mr. Culpepper was Senior Counsel for Sony Pictures/Columbia/TriStar Home Video. Mr. Culpepper previously served as Vice President, Business Affairs/Music for Paramount Pictures Corporation, where he was responsible for the negotiation, structuring, and administration of all music-related rights for all film and soundtrack licensing agreements, budget planning, and financial analysis for all music-related deal-making activities. Prior to that, Mr. Culpepper was Director, Business Affairs for Capitol Records, Inc. He was also Senior Counsel for Casablanca Records & Filmworks, Assistant General Counsel for ABC Records, Inc., and Manager, A&R Administration for A&M Records. He is a member of the California Bar Association, graduated cum laude from University of California, Los Angeles, and received his law degree from Southwestern University.

Spencer Leyton joined EMusic in April 1999 as Vice President, Corporate Development, M&A and was appointed Senior Vice President, Sales, in August 1999. From 1997 until April 1999, Mr. Leyton worked as an independent business consultant. From 1995 through 1996, Mr. Leyton served as Vice President, Mergers & Acquisitions for Sybase, Inc., a software company. From 1989 through 1994, Mr. Leyton served as Senior Vice President, Business Development for Borland. Mr. Leyton received a Bachelors of Arts degree in geography from California State University, Hayward.

Brian Brinkerhoff joined EMusic in November 1998 as Vice President, Content Acquisition. From January 1995 to November 1998, Mr. Brinkerhoff was Head of Creative Music Publishing at the Walt Disney Company, a multinational entertainment company. From January 1992 to December 1994, he was a principal of Vis-a-Vis Entertainment Company, a music publishing company. From May 1989 to December 1991, Mr. Brinkerhoff was Product Manager, Kodak Interactive Systems, a developer and marketer of personal computer software. Mr. Brinkerhoff received a Bachelors of Arts degree in Economics from the University of California at Davis.

Steve Grady joined EMusic in June 1998 as Vice President, Corporate Communications and was promoted to Vice President, Marketing in January 1999. From July 1997 to May 1998, Mr. Grady was Director, Corporate Communications for Borland, where he was responsible for public relations and investor relations. From July 1996 to July 1997, he was Director, Marketing Communications for Infoseek Corporation. From 1992 to June 1995, he served as Director, Corporate Communications for Borland. Prior to Borland, Mr. Grady served in a variety of corporate communications and marketing positions with Ashton-Tate, TeraData, and Lotus Development. Mr. Grady received a Masters degree in Communications Studies from Emerson College and a Bachelor of Arts degree in Public Communications from Ashland University.

Peter Harter joined EMusic in March 1999 as Vice President, Global Public Policy and Standards. From November 1995 through March 1999, Mr. Harter was Global Public Policy Counsel for Netscape Communications Corp. From June 1994 through November 1995, Mr. Harter was Executive Director and General Counsel for the National Public Telecomputing Network (NPTN) in Cleveland, Ohio. Mr. Harter was a founder of the Internet Law and Policy Forum (ILPF), an ad-hoc body of over twenty companies from around the world focused on developing open draft legal standards for a variety of Internet law and policy matters.
Mr. Harter received a Bachelor of Arts degree in Rhetoric & Government from Lehigh University and a J.D. from Villanova Law School.

Marv Su joined EMusic as Vice President, Interactive Marketing in February 1999. From January 1998 through January 1999, Mr. Su served as director of Small Business Internet Marketing and Community at Intuit, Inc., a software company. From February 1996 through December 1997, Mr. Su served as Senior Director of Advertising Operations at Infoseek. From August 1991 through February 1996, Mr. Su held various management and marketing positions at Apple Computer. He received a Bachelor of Science in Electrical Engineering from Stanford University and a Master of Science in Management from the M.I.T. Sloan School of Management.

Brett A. Thomas joined EMusic in April 1998 as Vice President, Technology. From November 1996 to January 1998, Mr. Thomas was Principal Engineer for Pretty Good Privacy, where he was responsible for the design and implementation of PGP
4.5 and 5.0 for Win32, PGP for Unix and its key server software. Previously, Mr. Thomas was a senior engineer for NCR, where he developed their check processing software. Prior to NCR, he wrote automated document processing programs for MCI, internal management software for an insurance company, and inventory control systems under contract to IBM. Since 1994, Mr. Thomas has been involved in the Linux software community, maintaining websites operating on Linux platform and making several modifications to the source code of the core of the Linux operating system.

Tor Braham, a Director since May 1999, is Managing Director and Head of the Technology Mergers & Acquisitions Department for Warburg Dillon Read. From February 1984 until November 1997, Mr. Braham was a partner of the law firm of Wilson Sonsini Goodrich & Rosati. Mr. Braham received a Bachelor of Science degree in English from Columbia University and a J.D. from the New York University Law School.

Ralph Peer, II, a Director since June 1998, is Chairman and Chief Executive Officer of peermusic, a global network of music publishing and production companies. In addition, Mr. Peer is Vice President and Director of the National Music Publishers' Association (U.S.A.) and the Harry Fox Agency. He is a lifetime director and past president of the Country Music Association and a publisher/director of ASCAP. Mr. Peer is also a director of Fox Agency International (Singapore) and a consultant to the board of the Mechanical Copyright Protection Society, U.K. He is a past president and a current director of the International Confederation of Music Publishers and in 1997 was elected "President d'Honneur" of the Confederation.

Ed Rosenblatt, became a Director in 1999. From 1994 until his retirement in 1999, Mr. Rosenblatt served as Chairman of Geffen Records. Mr. Rosenblatt helped found Geffen Records in 1980, and served as its President and Chief Operating Officer until 1994. Prior to Geffen Records, Mr. Rosenblatt served as Senior Vice President of sales and promotion for Warner Brothers Records. Mr. Rosenblatt received a degree in Applied Arts from Brooklyn College.

Board of Directors

The terms of the board of directors are divided into three classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 2002; Class II, whose term will expire at the annual meeting of stockholders to be held in 2000; and Class III, whose term will expire at the annual meeting of stockholders to be held in 2001. The Class I directors are Robert Kohn and Tor Braham, the Class II directors are Gene Hoffman, Jr. and Ed Rosenblatt, and the Class III director is Ralph Peer. At each annual meeting of stockholders, the successors to directors whose term expires will be elected to serve a term of three years. This classification of directors may have the effect of delaying or preventing changes in our control. Our board of directors consists of five members. Our amended and restated bylaws provide that the authorized number of directors may be changed by resolution of the board of directors.

Executive officers are elected by the board of directors annually. There are no family relationships among any of our directors, officers or key executives.

Board Committees

We have established an Audit Committee and a Compensation Committee. The Audit Committee, which currently consists of Messrs. Braham, Peer and Rosenblatt, reviews our internal accounting procedures and consults with and reviews the services provided by our independent auditors. The Compensation Committee, which currently consists of Messrs. Braham, Peer and Rosenblatt, reviews and recommends to the Board of Directors the compensation and benefits of our executive officers, establishes and reviews general policies relating to our compensation and benefits and administers our stock plans.

Director Compensation

Directors do not receive cash compensation for their services as directors or members of committees of the board of directors, but are reimbursed for reasonable expenses incurred in attending meetings of the board. In May 1998, we granted Mr. Peer a fully-vested, nonqualified stock option to purchase 100,000 shares of our common stock at an exercise price of $5.00 per share. In June 1999, we granted Messrs. Braham and Rosenblatt fully-vested, nonqualified stock options to purchase 35,000 and 100,000 shares of our common stock, respectively, at an exercise price of $13.63 per share.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the board of directors.

Change of Control Arrangements and Employment Agreements

Pursuant to agreements with Messrs. Kohn and Hoffman, upon any acquisition of EMusic or if their employment is terminated other than for cause, the repurchase right in favor of EMusic which applies to certain unvested shares owned by them will terminate. Pursuant to agreements with Messrs. Howell, Astiz and Chapman, upon any acquisition of EMusic, all unvested stock options held by each will become vested in full. Further each executive officer is entitled to twelve months severance in the event their employment is terminated other than for cause.

Executive Compensation

 Summary Compensation Information

The following table sets forth information concerning the compensation we paid for services rendered during the fiscal years ended June 30, 1998 and 1999 by our Chief Executive Officer:

                           Summary Compensation Table

                                                                 Long Term
                                                               Compensation
                                   Annual Compensation            Awards
                                -------------------------- ---------------------
        Name and                              Other Annual Securities Underlying
   Principal Position      Year Salary  Bonus Compensation        Options
   ------------------      ---- ------- ----- ------------ ---------------------
Gene Hoffman, Jr., Presi-
 dent and Chief            1999 $82,291   --       --             250,000
 Executive Officer.......  1998  31,250   --       --                 --

The stock option granted to Mr. Hoffman vests ratably over a four year term. No other executive officer received a total salary and bonus during fiscal year 1998 or 1999 in excess of $100,000.

 Option Grants

The following table provides information regarding stock option grants made during fiscal 1999 to Mr. Hoffman. Options may terminate before their expiration date upon the termination of optionee's status as an employee or upon the optionee's death or disability.

                       Option Grants in Fiscal Year 1999

                                                                           Potential Realizable
                                                                             Value at Assumed
                                                                              Annual Rates of
                         Number of     % of Total                               Stock Price
                         Securities      Options                             Appreciation for
                         Underlying    Granted to     Exercise                Option Term(2)
                          Options     Employees in    Price Per Expiration ---------------------
          Name            Granted   Fiscal 1999(a)(1)   Share      Date       5%         10%
          ----           ---------- ----------------- --------- ---------- --------- -----------
Gene Hoffman, Jr. ......  250,000          5.9%        $13.63    6/10/09   $ 941,429 $ 2,080,312

------------------
(1) Based on an aggregate of 4,216,000 shares subject to options granted in fiscal 1999.
(2) Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not represent our estimate or projection of the future common stock price.

 Option Exercises and Year-End Holdings

There were no option exercises by Mr. Hoffman during fiscal 1999. The following table sets forth information concerning unexercised options held as of June 30, 1999 by Mr. Hoffman.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

                                  Number of Securities     Value of Unexercised
                                       Underlying              In-the-Money
                                       Unexercised              Options at
                                   Options at 6/30/99             6/30/99
                                  -----------------------  ----------------------
               Name                Vested     Unvested      Vested    Unvested
               ----               ---------  ------------  ----------------------
Gene Hoffman, Jr.................        --       250,000       --  $   1,750,000

We have not awarded stock appreciation rights to any employee of ours and we do not have any multi-year incentive plans.

Stock Plans

1998 Stock Option Plan. Our 1998 stock option plan was approved by the board of directors in March 1998 and was subsequently approved by our stockholders. The 1998 option plan provides for the grant to employees of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, and for grants of nonstatutory stock options to employees, non-employee directors and consultants. Because non-employee directors are eligible to receive grants under the 1998 option plan, we have not adopted a separate plan which provides for the formula grant of stock options to non-employee directors.

The 1998 option plan is administered by the board of directors or a committee thereof. Subject to the provisions of the 1998 option plan, the board or committee has the authority to select the persons to whom options are granted and determine the terms of each option, including:

 . the number of shares of common stock covered by the option;

 . when the option becomes exercisable;

 . the per share option exercise price, which in the case of incentive stock options must be at least equal to the fair market value of a share of common stock on the grant date (or 110% of such fair market value for incentive stock options granted to 10% shareholders), and, in the case of nonstatutory stock options, must be at least 85% of the fair market value of a share of common stock on the grant date; and

 . the duration of the option (which may not exceed ten years, or, with respect to incentive stock options granted to 10% shareholders, five years).

Generally, options granted under the 1998 option plan become exercisable as the underlying shares vest. Options granted under the 1998 option plan generally vest over four years, although the board or committee may specify a different vesting schedule for a particular grant. Options granted under the 1998 option plan are non-transferable other than by will or the laws of descent and distribution.

In the event of a change in control of EMusic, the acquiring or successor corporation may assume or substitute for the outstanding options granted under the 1998 option plan. The outstanding options will terminate to the extent that such options are neither exercised nor assumed or substituted for by the acquiring or successor corporation.

As of September 30, 1999, six million shares are reserved for issuance under the 1998 option plan, 195,985 shares have been issued upon the exercise of options, options to purchase of a total of 2,796,165 shares at a weighted average exercise price of $3.95 per share were outstanding and 3,007,850 shares were available for future option grants.

1998 Nonstatutory Stock Option Plan. Our 1998 nonstatutory stock option plan was approved by the board of directors in December 1998. The nonstatutory plan provides for the grant of nonstatutory stock options to employees (who are not officers or directors) and consultants.

The nonstatutory plan is administered by the board of directors or a committee thereof. Subject to the provisions of the nonstatutory plan, the board or committee has the authority to select the persons to whom options are granted and determine the terms of each option, including:

 . the number of shares of common stock covered by the option;

 . when the option becomes exercisable;

 . the per share option exercise price, which must be at least equal to 85% of the fair market value of a share of common stock on the grant date; and

 . the duration of the option (which may not exceed ten years).

Generally, options granted under the nonstatutory plan become exercisable as the underlying shares vest. Options granted under the nonstatutory plan generally vest over four years, although the board or committee may specify a different vesting schedule for a particular grant. Options granted under the nonstatutory plan are non-transferable other than by will or the laws of descent and distribution.

In the event of a change in control of EMusic, the acquiring or successor corporation may assume or substitute for the outstanding options granted under the nonstatutory plan. The outstanding options will terminate to the extent that such options are neither exercised nor assumed or substituted for by the acquiring or successor corporation.

As of September 30, 1999, five million shares are reserved for issuance under the nonstatutory plan, 20,000 shares have been issued upon the exercise of options, options to purchase of a total of 3,827,200 shares at a weighted average exercise price of $10.85 per share were outstanding and 1,155,800 shares were available for future option grants.

1999 Employee Stock Purchase Plan. A total of 250,000 shares of common stock have been reserved for issuance under our 1999 employee stock purchase plan, none of which have been issued as of the effective date of this offering. The purchase plan, which is intended to qualify under section 423 of the Internal Revenue Code, is administered by the board or by a committee thereof. Our employees (including our officers and employee directors) and those of any of our subsidiaries designated by the board for participation in the purchase plan are eligible to participate in the purchase plan if they are customarily employed for more than 20 hours per week and more than five months per year. The purchase plan will be implemented by sequential offerings of approximately six months duration. We have not yet determined when the first offering period will commence. Shares will be purchased on the last day of each offering period. The board may change the dates or duration of one or more offerings, but no offering may exceed 27 months. The purchase plan permits eligible employees to purchase common stock through payroll deductions at a price no less than 85% of the lower of the fair market value of the common stock on (a) the first day of the offering, or (b) the purchase date. Participants generally may not purchase more than 1,000 shares in a six-month offering period or stock having a value (measured at the beginning of the offering) greater than $25,000 in any calendar year. In the event of certain changes in control of EMusic, the board may accelerate the purchase date of the then current offering period to a date prior to the change in control unless the acquiring or successor corporation assumes or replaces the purchase rights outstanding under the purchase plan.

Limitation of Liability and Indemnification

Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. Our amended and restated certificate of incorporation and bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, we intend to enter into separate indemnification agreements with our directors and officers which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). We also intend to continue to maintain director and officer liability insurance, if available on reasonable terms. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or other agents in which indemnification is being sought nor are we aware of any threatened litigation that may result in a claim for indemnification by any of our directors, officers, employees or other agents.

                     Certain Transactions and Relationships

We were formed on January 8, 1998 as a Delaware corporation under the name GoodNoise Corporation. In February 1998, we issued 3,100,000 shares of common stock to each of Robert Kohn, our chairman of the board, and Gene Hoffman, Jr., our chief executive officer and a member of our board, and 900,000 shares of common stock to Gary Culpepper, our executive vice president of business affairs. All such shares were issued at $0.001 per share. Of the shares issued to Mr. Culpepper, approximately 600,000 shares were subject to repurchase pursuant to a restricted stock purchase agreement. As of September 30, 1999, the restricted stock purchase agreement provides us with the right to repurchase approximately 262,000 of these shares at a nominal price subject to ratable vesting over three years ending February 2001.

In February 1998, we entered into an agreement to borrow $10,000 from Mr. Kohn and $50,000 from peermusic, and entity controlled by Ralph Peer, II, one of our directors, through the issuance of promissory notes bearing interest at 10.0% per annum, due in December 1998. On May 1, 1998, these notes were converted into an aggregate of 150,000 shares of common stock at $0.40 per share.

On May 11, 1998, GoodNoise Corporation, a Florida corporation, formerly Atlantis Ventures Corporation entered into an Agreement and Plan of Reorganization pursuant to which it acquired GoodNoise Corporation, a Delaware corporation. In connection with such acquisition, the Florida corporation exchanged 11,015,300 shares of its common stock for all outstanding stock of the Delaware corporation and assumed all outstanding options of the Delaware corporation for the purchase of an additional 2,032,550 shares of the Florida corporation's common stock. Following such transaction, the directors and officers of the Delaware corporation became the directors and officers of the Florida corporation. Of the shares issued as part of such transaction, 8,555,000 shares were issued to such directors and officers. The shareholders of the Florida corporation prior to the Merger had no affiliation with the Delaware corporation and following the Merger ceased to be affiliates of the Florida corporation.

On March 23, 1999, we sold shares of Series B preferred stock through Warburg Dillon Read LLC, a placement agent. Mr. Tor Braham was a managing director of Warburg Dillon Read LLC at this time. Mr. Braham subsequently became a member of our board of directors on May 5, 1999. Of the 117,570 shares of Series B preferred stock sold on March 23, 1999, we sold 614 shares to peermusic III, Ltd. which is affiliated with Ralph Peer, II, a member of our board of directors. We also sold 33,334 and 16,832 shares of our Series B preferred stock to affiliates of Invesco Private Capital and VantagePoint Venture Partners, respectively. As a result, Invesco Private Capital and VantagePoint are deemed to own over five percent of our outstanding common stock.

Also in connection with the sale of our Series B preferred stock, on March 23, 1999 we entered into a shareholders' agreement with Mr. Kohn and Mr. Hoffman, as well as the purchasers of the Series B preferred stock. This agreement provides, among other things, that the shares of our common stock owned by Messrs. Kohn and Hoffman be held subject to a right of repurchase in favor of EMusic. As of September 30, 1999, 2,335,916 and 2,010,598 shares of our common stock owned by Messrs. Kohn and Hoffman, respectively, were subject to this right of repurchase. This amount decreases by 72,726 and 62,598 shares monthly, respectively, until March of 2002, when the right of repurchase expires.

                             Principal Stockholders

The following table sets forth the beneficial ownership of our voting stock, including optioned shares, as of September 30, 1999 by:

 . each person or entity who is known by us to beneficially own more than 5% of our outstanding common stock;

 . each of our directors and executive officers; and

 . all executive officers and directors as a group.

Unless otherwise indicated, the address for each of the named individuals is c/o EMusic.com Inc., 1991 Broadway, 2nd Floor, Redwood City, California 94063. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Applicable percentage ownership in the table is based on shares of common stock outstanding as of September 30, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock subject to options that are presently exercisable or exercisable within sixty (60) days of September 30, 1999 are deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding such options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. To the extent that any shares are issued upon exercise of options, warrants or other rights to acquire our capital stock that are presently outstanding or granted in the future or reserved for future issuance under our stock plans, there will be further dilution to new public investors. The number of shares of common stock beneficially owned includes shares which are being registered for resale pursuant to this registration statement.

                                                          Number of
                                                          Shares of
                                                         Common Stock
                                                         Beneficially
Beneficial Owner                                            Owned     Percent(1)
----------------                                         ------------ ----------
5% Stockholders
Citiventure 96 Partnership, L.P.
 c/o Invesco Private Capital
 1166 Avenue of the Americas, Suite 2700
 New York, NY 10036 (2).................................  3,333,400       9.7%
VantagePoint Venture Partners
 1001 Bayhill Drive, Suite 140
 San Bruno, CA 94066 (3)................................  1,686,500       4.9%
Directors and Executive Officers
Robert H. Kohn..........................................  2,881,700       8.4%
Gene Hoffman, Jr. ......................................  3,202,000       9.3%
Joseph H. Howell (4)....................................    178,624       *
Peter M. Astiz..........................................    216,000       *
James R. Chapman (5)....................................     79,941       *
Tor Braham (6)..........................................     46,600       *
Ralph Peer, II (7)......................................    308,900       *
Ed Rosenblatt (8).......................................    100,000       *
Executive officers and directors as a group
 (8 persons) (9)........................................  7,013,765      20.5%

------------------
* Less than 1%

(1) Percentage of beneficial ownership excludes up to 6,162,957 shares issuable upon exercise of outstanding stock options and warrants.
(2) Represents shares owned by Invesco related partnerships as follows: 58,300 shares owned by Chancellor Private Capital Offshore Partners I, C.V.; 624,000 shares owned by Chancellor Private Capital Offshore Partners II, L.P.; 379,000 shares owned by Chancellor Private Capital III, L.P.; 1,627,100 shares owned by Citiventure 96 Partnership, L.P.; and 645,000 shares owned by Drake & Co. for the account of Citiventure Private Participations III.
(3) Represents shares owned by VantagePoint related partnerships as follows:
    3,300 shares owned by Jason Strober; 1,111,100 shares owned by VantagePoint Communications Partners, L.P.; 16,600 shares owned by VantagePoint Venture Advisors, LLC; and 555,500 shares owned by VantagePoint Venture Partners 1996.

(4) Includes 142,624 shares issuable upon exercise of outstanding options.
(5) Includes 50,007 shares issuable upon exercise of outstanding options.
(6) Includes 35,000 shares issuable upon exercise of outstanding options.

(7) Includes 100,000 shares issuable upon exercise of outstanding options. Includes 61,400 shares of common stock held by peermusic III, Ltd. which were issued in connection with the conversion of shares of Series B preferred stock. Mr. Peer disclaims beneficial ownership of the shares held by peermusic III, Ltd. except to the extent of his pecuniary interest therein.
(8) Represents shares issuable upon exercise of outstanding options.
(9) Includes 460,408 shares issuable upon exercise of outstanding options.

                          Description of Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended and restated certificate of incorporation where such rights are set forth in full, and the provisions of applicable law.

Common Stock

As of September 30, 1999, there were approximately 34,000,000 shares of common stock outstanding held of record by approximately 200 shareholders. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of common stock. Subject to preferences applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution, or winding up of EMusic, the holders of common stock are entitled to share ratably in all assets remaining after payment of our liabilities and the liquidation preference of any preferred stock. Holders of common stock have no preemptive or subscription rights, and there are no redemption or conversion rights with respect to such shares. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by our stockholders. The issuance of preferred stock by our board of directors could adversely affect the rights of holders of common stock.

The potential issuance of preferred stock may have the effect of delaying or preventing a change in control of EMusic, may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of, and the voting and other rights of the holders of, common stock. Immediately after this offering there will be no shares of preferred stock outstanding, and we have no current plans to issue shares of preferred stock.

Warrants

As of September 30, 1999, we had outstanding warrants to purchase an aggregate of approximately 2,712,000 shares of our common stock. Warrants for 100,000 shares expire in October 2003 and have an exercise price equal to $7.10. The exercise price of these warrants is subject to certain adjustments upon future issuances of common stock or rights to acquire common stock at a price less than the applicable exercise price. The warrants for the remaining shares have an average exercise price of $14.12 and expire by September 2001. The exercise price of all warrants is subject to customary adjustments on stock splits, stock dividends, any merger or acquisition involving EMusic and similar transactions, such as to permit the holders of warrants to receive upon exercise of the warrants that which they would have received had they exercised the warrants immediately prior to any such transaction.

Registration Rights of Certain Holders

In connection with the sale of shares of our Series B preferred stock, on March 23, 1999 we entered into an agreement with the holders of shares of our Series B preferred stock and the holder of a warrant to purchase 100,000 shares of our common stock to register the shares of our common stock into which these securities are convertible or exercisable. In accordance with this agreement, we have included these shares as part of this registration statement. In connection with our acquisition of Cductive, we have agreed to file a registration statement covering resale of the shares issued within six months of the closing of such acquisition.

Anti-Takeover, Limited Liability and Indemnification Provisions

Effect of Delaware Anti-takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, as amended, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless:

  . prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  . upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  . on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines business combinations to include:

  . any merger or consolidation involving the corporation and any interested stockholder;

  . any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  . any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  . any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  . the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more or the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Certificate of Incorporation and Bylaw Provisions. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control of EMusic or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

Classified Board of Directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide for our board to be divided into three classes of directors serving staggered, three-year terms. The classification of the board has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board of directors.

Supermajority Voting. Our amended and restated certificate of incorporation requires the approval of the holders of at least 66 2/3% of our combined voting power to effect certain amendments to the amended and restated certificate of incorporation with respect to the bylaws, directors, stockholder meetings and indemnification, or to effect any business combination (as defined in Section
203) relating to us. Our amended and restated bylaws may be amended by either a majority of the board of directors, or the holders of a majority of our voting stock, provided that certain amendments approved by stockholders require the approval of at least 66 2/3% of our combined voting power.

Authorized but Unissued or Undesignated Capital Stock. Our authorized capital stock consists of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of September 30, 1999, no preferred stock has been designated. As of September 30, 1999, we had outstanding approximately 34,000,000 shares of common stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our amended and restated certificate of incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of director's authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of EMusic. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law or the rules of any exchange on which our securities are then traded.

Special Meetings of Stockholders. Our amended and restated bylaws provide that special meetings of stockholders of EMusic may be called only by the board of directors, or by the chairman of our board of directors or our president.

No Stockholder Action by Written Consent. Our amended and restated certificate of incorporation and amended and restated bylaws provide that an action required or permitted to be taken at any annual or special meeting of the stockholders of EMusic may only be taken at a duly called annual or special meeting of stockholders. This provision prevents stockholders from initiating or effecting any action by written consent.

Notice Procedures. Our amended and restated bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of stockholders of EMusic, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended and restated certificate of incorporation or amended and restated bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to the secretary of EMusic prior to the meeting. Generally, to be timely, notice must be received by our secretary not less than 120 days prior to the meeting. The notice must contain certain information specified in the amended and restated bylaws.

Limitation of Director Liability. Our amended and restated certificate of incorporation limits the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders to the fullest extent permitted by Delaware law. Specifically, directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability:

  . for any breach of the director's duty of loyalty to us or our stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

  . for any transaction from which the director derived an improper personal benefit.

Indemnification Arrangements. Our amended and restated bylaws provide that our directors and officers shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the Delaware General Corporation Law. We intend to enter into indemnification agreements with each of our directors and executives officers that will provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

Transfer Agent

The transfer agent and registrar for our common stock is Interwest Transfer Company, Inc. Its address is 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, and its telephone number at this location is (801) 272-9294.

                        Shares Eligible for Future Sale

As of December 20, 1999, we had outstanding approximately 36,500,000 shares of common stock. Of these shares, 5,750,000 shares sold in our underwritten public offering are freely tradable without restrictions or further registration under the Securities Act unless such shares are purchased by "affiliates" of EMusic, as that term is defined under Rule 144 under the Securities Act. Shares purchased by affiliates are subject to certain limitations and restrictions as described below.

Sales of Restricted Shares

The remaining approximately 31,000,000 shares of common stock held by existing stockholders were issued and sold by us in reliance upon exemptions from the registration requirements of the Securities Act. Approximately 13,112,000 of such shares will be freely tradable upon the effectiveness of the registration statement to which this prospectus is a part except to the extent that such shares are held by affiliates of EMusic. Of the remaining shares, approximately 4,045,000 are freely tradeable, approximately 10,729,000 shares are eligible for resale pursuant to, and subject to the requirements of Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares for at least one year is entitled to sell within any three-month period, a number of shares that does not exceed the greater of:

 . 1% of the number of shares of common stock then outstanding, which equals approximately 365,000 shares; or

 . the average weekly trading volume of the common stock on the Nasdaq
   National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also subject to certain other requirements regarding the manner of sale, notice filing and the availability of current public information about us.

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "Rule 144(k) shares" may be sold without restriction.

Options

As of September 30, 1999, there were a total of approximately 6,623,000 shares of common stock subject to outstanding options under our stock option plans, approximately 2,439,000 of which were vested. All shares issuable upon exercise of options granted under our stock option plans as well as shares issuable under our 1999 employee stock purchase plan are generally available for resale in the public market.

Warrants

As of September 30, 1999, approximately 2,712,000 shares of our common stock were subject to outstanding warrants. Of such shares, 110,000 are subject to the registration statement to which this prospectus is a part. We have no contractual obligation to file a registration statement with respect to the other shares issuable upon exercise of the warrants. If we do not file such a registration statement, such shares will begin to be eligible for resale under Rule 144 if such warrants are exercised on a "net exercise" basis beginning in June 2000.

Lock-up Agreements

Our officers, directors and some other stockholders, holding in total approximately 8,893,000 of our outstanding shares, have agreed with CIBC World Markets Corp. not to sell or otherwise dispose of any of their shares for a period of 90 days after September 24, 1999. Other stockholders holding in total approximately 12,100,000 of our outstanding shares are subject to agreements with us which require that they not, directly or indirectly, offer, sell, pledge or otherwise dispose of any of their shares for the same 90-day period. CIBC World Markets Corp., however, may in its sole discretion and at any time, without notice, release all or any portion of the shares subject to these agreements.

                          Price Range of Common Stock

Our common stock is traded on the Nasdaq National Market under the symbol "EMUS." Prices reported represent prices between dealers, do not include markups, markdowns or commissions and do not necessarily represent actual transactions. The market for our shares has been sporadic and at times very limited.

The following table sets forth the high and low bid quotations for the common stock for the fiscal years ending June 30, 1999 and 2000 and the portion of the fiscal year ended June 30, 1998 for which our common stock was traded.

                                                                   High   Low
                                                                  ------ ------
   Fiscal Year Ended June 30, 1998
     Fourth Quarter (after May 12, 1998)......................... $ 6.50 $ 5.00
   Fiscal Year Ended June 30, 1999
     First Quarter............................................... $ 8.00 $ 5.88
     Second Quarter..............................................   7.50   5.00
     Third Quarter...............................................  23.88   7.00
     Fourth Quarter..............................................  29.13  13.63
   Fiscal Year Ending June 30, 2000
     First Quarter .............................................. $26.19 $11.56
     Second Quarter (through December 20, 1999)..................  17.88   9.94

On December 20, 1999, the last sale price reported on the Nasdaq National Market for our common stock was $12.56 per share.

                 Changes in and Disagreements with Accountants
                     on Accounting and Financial Disclosure

In June 1998, EMusic retained PricewaterhouseCoopers LLP as EMusic's independent accountants and dismissed Barry L. Friedman P.C., Atlantis Ventures Corporation's former accountants. The decision to change independent accountants was ratified by our board of directors. During the two most recent fiscal years audited by Barry Friedman through June 29, 1998, there were no disagreements with Barry Friedman regarding any matters with respect to accounting principles or practices, financial statement disclosure or audit scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused Barry Friedman to make reference to the subject matter of the disagreement in connection with this report. The former accountants reports for the years and periods audited by them are not part of our financial statements included in this prospectus. Such reports did not contain an adverse opinion or disclaimer of opinion or qualifications or modifications as to uncertainty, audit scope or accounting principles. Prior to retaining PricewaterhouseCoopers LLP, we did not consult with PricewaterhouseCoopers LLP regarding the application of accounting principles or the type of audit opinion that might be rendered on our financial statements.

                                 Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for us by Gray Cary Ware & Freidenrich LLP, Palo Alto, California. As of the date of this prospectus, an investment partnership of Gray Cary Ware & Freidenrich owned an aggregate of 8,300 shares of common stock. This investment partnership is also a selling stockholder.

                                    Experts

The financial statements of EMusic.com Inc. as of June 30, 1999 and for the period January 8, 1998 (Inception) to June 30, 1998, the year ended June 30, 1999 and the period January 8, 1998 (Inception) to June 30, 1999, the financial statements of Creative Fulfillment, Inc. as of December 31, 1998 and for each of the two years in the period ended December 31, 1998 and the financial statements of Internet Underground Music Archive Inc. as of July 31, 1998 and for each of the two years in the period ended July 31, 1998 included in this prospectus, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and related financial statement schedule of Tunes.com as of December 31, 1997 and 1998 and for the years then ended and for the period from July 2, 1996, inception, to December 31, 1996, and the financial statements of Tunes Network, Inc. as of December 31, 1996 and 1997 and for the years then ended as set forth in their reports. We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance upon Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

Richard A. Eisner & Company, LLP, independent auditors, have audited the financial statements of Group K Inc. as of December 31, 1997 and 1998, for the year ended December 31, 1998, the period from June 16, 1997 (Inception) through December 31, 1997 and the period from June 16, 1997 (Inception) through December 31, 1998. We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance upon Richard
A. Eisner & Company, LLP's reports, given on their authority as experts in accounting and auditing.

                  Where You Can Find More Information About Us

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock registered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in our registration statement and the exhibits filed therewith. For further information with respect to EMusic and the common stock, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any agreement or any other document to which reference is made are not necessarily complete, and, in each instance, reference is made to the copy of such agreement or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

Since September 20, 1998, we have been subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference rooms and the SEC's website, which is described above.

                         Index to Financial Statements

                 Index to Financial Statements--EMusic.com

                                                                           Page
                                                                           ----
Report of Independent Accountants.........................................  F-3
Consolidated Balance Sheets...............................................  F-4
Consolidated Statements of Operations.....................................  F-5
Consolidated Statements of Stockholders' Equity...........................  F-6
Consolidated Statements of Cash Flows.....................................  F-7
Notes To Consolidated Financial Statements................................  F-8

                    Index to Pro Forma Financial Statements

                                                                           Page
                                                                           ----
Unaudited Pro Forma Condensed Combining Balance Sheet Data................ F-23
Unaudited Pro Forma Condensed Combining Statement of Operations Data...... F-25
Notes to Unaudited Pro Forma Condensed Combining Financial Data........... F-27

           Index to Financial Statements--Creative Fulfillment, Inc.

                                                                           Page
                                                                           ----
Report of Independent Accountants......................................... F-30
Balance Sheets............................................................ F-31
Statements of Operations.................................................. F-32
Statements of Stockholders' Equity (Deficit).............................. F-33
Statements of Cash Flows.................................................. F-34
Notes To Financial Statements............................................. F-35

                      Index to Financial Statements--IUMA

                                                                           Page
                                                                           ----
Report of Independent Accountants......................................... F-39
Balance Sheets............................................................ F-40
Statements of Operations.................................................. F-41
Statements of Stockholders' Deficit....................................... F-42
Statements of Cash Flows.................................................. F-43
Notes To Financial Statements............................................. F-44

                    Index to Financial Statements--Cductive

                                                                           Page
                                                                           ----
Report of Independent Accountants......................................... F-49
Balance Sheets............................................................ F-50
Statements of Operations.................................................. F-51
Statements of Shareholders' Equity (Deficit).............................. F-52
Statements of Cash Flows.................................................. F-53
Notes to Financial Statements............................................. F-54

                 Index to Financial Statements--Tunes.com

                                                                            Page
                                                                            ----
Report of Independent Auditors............................................. F-62
Consolidated Balance Sheets................................................ F-63
Consolidated Statements of Operations...................................... F-64
Consolidated Statements of Stockholders' Equity (Deficit).................. F-65
Consolidated Statements of Cash Flows...................................... F-66
Notes to Consolidated Financial Statements................................. F-67

               Index to Financial Statements--Tunes Network, Inc.

                                                                            Page
                                                                            ----
Report of Independent Auditors............................................. F-78
Balance Sheets............................................................. F-79
Statements of Operations................................................... F-80
Statements of Stockholders' Equity (Deficit)............................... F-81
Statements of Cash Flows................................................... F-82
Notes to Financial Statements.............................................. F-83

                     REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
EMusic.com Inc. (formerly GoodNoise Corporation)

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of EMusic.com Inc. (formerly GoodNoise Corporation) (a development stage enterprise) and its subsidiaries at June 30, 1998 and 1999, and the results of their operations and cash flows for the period January 8, 1998 (Inception) to June 30, 1998, the year ended June 30, 1999 and the period January 8, 1998 (Inception) to June 30, 1999 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

San Jose, California
July 26, 1999

                                EMusic.com Inc.
                        (formerly GOODNOISE CORPORATION)
                        (a Development Stage Enterprise)

                          CONSOLIDATED BALANCE SHEETS

                                              June 30,   June 30,  September 30,
                                                1998       1999        1999
                                             ----------  --------  -------------
                                                                    (unaudited)
ASSETS
Current Assets:
  Cash...................................... $      510  $19,002     $ 78,904
  Accounts receivable.......................         --       51          168
  Prepaid expenses and other assets.........         21      224        9,531
                                             ----------  -------     --------
    Total current assets....................        531   19,277       88,603
Property and equipment, net.................         34    1,076        1,989
Music content, net..........................         --    8,758       11,746
Trade names, net............................         --   24,680       22,397
Other assets................................         17      430          430
                                             ----------  -------     --------
    Total assets............................ $      582  $54,221     $125,165
                                             ==========  =======     ========
LIABILITIES, REDEEMABLE CONVERTIBLE
PREFERRED STOCK AND STOCKHOLDERS'
EQUITY
Current Liabilities:
  Accounts payable..........................     67,041      637          406
  Accrued liabilities.......................     51,177    1,679        1,828
  Dividends payable on preferred stock......         --       --        1,062
  Accrued compensation and related
   benefits.................................     16,982      368          430
                                             ----------  -------     --------
    Total current liabilities...............    135,200    2,684        3,726
                                             ----------  -------     --------
Commitments Note 8
Redeemable Convertible Preferred Series B
 Stock......................................         --   31,981           --
Dividends payable on preferred stock........         --      569           --
Stockholders' Equity:
  Preferred Stock, $0.01 par value..........         --       --           --
  Common Stock, $0.01 par value.............    147,153       17           34
  Additional paid-in capital................  1,485,611   67,827      184,498
  Notes receivable from employees...........     (6,000)      --           --
  Deficit accumulated during the development
   stage.................................... (1,180,104) (48,857)     (63,093)
                                             ----------  -------     --------
    Total stockholders' equity..............    446,660   18,987      121,439
                                             ----------  -------     --------
      Total liabilities, redeemable
       convertible preferred stock and
       stockholders' equity................. $  581,860  $54,221     $125,165
                                             ==========  =======     ========

   The accompanying notes are an integral part of these financial statements.

                                EMusic.com Inc.
                        (formerly GOODNOISE CORPORATION)
                        (A Development Stage Enterprise)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except share and per share data)

                                                                       Three months  Three months  January 8, 1998
                         January 8, 1998               January 8, 1998     ended         ended     (Inception) to
                         (Inception) to   Year ended   (Inception) to  September 30, September 30,  September 30,
                          June 30, 1998  June 30, 1999  June 30, 1999      1998          1999           1999
                         --------------- ------------- --------------- ------------- ------------- ---------------
                                                                        (unaudited)   (unaudited)    (unaudited)
Revenues................   $       --     $       92     $       92     $       12    $      180     $      272
Cost of revenues........           --             27             27             --            25             52
                           ----------     ----------     ----------     ----------    ----------     ----------
Gross loss..............           --             65             65             12           155            220
Operating expenses:
 Product development....          961         11,690         12,651            667         6,011         18,662
 Selling and
  marketing.............           --            556            556             --         4,771          5,327
 General and
  administrative........          219          1,599          1,818            197           812          2,630
 Amortization of trade
  names.................           --          1,682          1,682             --         2,283          3,965
                           ----------     ----------     ----------     ----------    ----------     ----------
   Total operating
    expenses............        1,180         15,527         16,707            864        13,877         30,584
                           ----------     ----------     ----------     ----------    ----------     ----------
Operating loss..........       (1,180)       (15,462)       (16,642)          (852)      (13,722)       (30,364)
Interest income, net....           --            322            322              3           203            525
                           ----------     ----------     ----------     ----------    ----------     ----------
Net loss................   $   (1,180)    $  (15,140)    $  (16,320)    $     (849)   $  (13,519)    $  (29,839)
                           ----------     ----------     ----------     ----------    ----------     ----------
Accretion of Series A
 and B preferred to
 redemption value.......           --           (247)          (247)            --          (224)          (471)
Beneficial conversion
 charge, Series A and B
 preferred stock........           --        (31,721)       (31,721)            --            --        (31,721)
Dividend on Series B
 preferred stock........           --           (569)          (569)            --          (493)        (1,062)
                           ----------     ----------     ----------     ----------    ----------     ----------
Net loss applicable to
 common shares..........   $   (1,180)    $  (47,677)    $  (48,857)    $     (849)   $  (14,236)    $  (63,093)
                           ==========     ==========     ==========     ==========    ==========     ==========
Net loss per common
 share--basic and
 diluted................   $    (0.12)    $    (3.52)    $    (4.87)    $    (0.06)   $    (1.09)    $    (5.03)
                           ==========     ==========     ==========     ==========    ==========     ==========
Weighted average common
 shares outstanding--
 basic and diluted......   10,234,055     13,563,606     10,027,231     14,591,336    13,057,809     12,542,537
                           ==========     ==========     ==========     ==========    ==========     ==========


   The accompanying notes are an integral part of these financial statements.

                                Emusic.com Inc.
                        (formerly GOODNOISE CORPORATION)
                        (A Development Stage Enterprise)

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                (in thousands, except share and per share data)

                                                                      Deficit
                                                            Note    Accumulated
                                                         Receivable During the      Total
                          Number of  Common  Additional     From    Development Stockholders'
                            Shares   Stock  Paid Capital  Employee     Stage       Equity
                          ---------- ------ ------------ ---------- ----------- -------------
Issuance of common stock
 at inception of the
 company................   8,378,000  $ 8     $     (8)     $ --     $     --     $     --
Issuance of common stock
 on March 30, 1998......   1,191,800    1            9       (10)          --           --
Issuance of common stock
 in exchange for
 services on March 30,
 1998...................     672,600    1            5        --           --            6
Issuance of common stock
 in exchange for
 services on April 12,
 1998...................     271,400   --            7        --           --            7
Conversion of notes
 payable into common
 stock on May 1, 1998...     501,500    1          169        --           --          170
Payment on note
 receivable.............          --   --           --         4           --            4
Issuance of shares in
 connection with
 merger.................   3,700,000    4          684        --           --          688
Issuance of options to
 advisors...............          --   --          752        --           --          752
Net loss for the period
 from January 8, 1998
 (inception) through
 June 30, 1998..........          --   --           --        --       (1,180)      (1,180)
                          ----------  ---     --------      ----     --------     --------
BALANCE, June 30, 1998..  14,715,300   15        1,618        (6)      (1,180)         447
Issuance of common stock
 for acquisition of
 Creative Fulfillment,
 Inc....................     630,179    1        5,557        --           --        5,558
Issuance of common stock
 related to Nordic
 Entertainment
 transaction............     665,188    1       11,083        --           --       11,084
Issuance of common stock
 for acquisition of
 IUMA, Inc..............     448,000   --        7,771        --           --        7,771
Issuance of warrants in
 conjunction with the
 purchase of music
 content ...............          --   --        1,327        --           --        1,327
Issuance of warrants
 with Series A preferred
 stock..................          --   --          343        --           --          343
Accretion of Series A
 preferred stock to
 redemption value.......          --   --           --        --          (25)         (25)
Beneficial conversion
 charge, Series A
 preferred stock........          --   --          144        --         (144)          --
Accretion of Series B
 preferred stock to
 redemption value.......          --   --           --        --         (222)        (222)
Beneficial conversion
 charge, Series B
 preferred stock........          --   --       31,577        --      (31,577)          --
Dividends on Series B
 preferred stock........          --   --           --        --         (569)        (569)
Exercise of warrants to
 purchase common stock..     300,000   --          300        --           --          300
Exercise of options to
 purchase common stock..      45,400   --            1        --           --            1
Payment on note
 receivable from
 employee...............          --   --           --         6           --            6
Issuance of common stock
 for services...........         170   --           --        --           --
Issuance of options to
 advisors...............          --   --        2,379        --           --        2,379
Issuance of warrants for
 product development....          --   --        5,682        --           --        5,682
Issuance of common stock
 options in exchange for
 assets.................          --   --           45        --           --           45
Net loss for the year
 ended June 30, 1999....          --   --           --        --      (15,140)     (15,140)
                          ----------  ---     --------      ----     --------     --------
BALANCE, June 30, 1999..  16,804,237   17       67,827        --      (48,857)      18,987
Issuance of common stock
 through offering.......   5,270,000    5       79,677        --           --       79,682
Issuance costs
 associated with public
 offering...............          --   --       (1,136)       --           --       (1,136)
Accretion of Series B
 preferred stock to
 redemption value.......          --   --           --        --         (224)        (224)
Dividends on Series B
 preferred stock........          --   --           --        --         (493)        (493)
Exercise of options to
 purchase common stock..     170,585   --            5        --           --            5
Conversion of Series B
 preferred stock into
 common stock...........  11,757,000   12       32,194        --           --       32,206
Issuance of options to
 advisors...............          --   --        1,273        --           --        1,273
Issuance of warrants for
 product development....          --   --        4,658        --           --        4,658
Net loss for the three
 months ended September
 30, 1999...............          --   --           --        --      (13,519)     (13,519)
                          ----------  ---     --------      ----     --------     --------
BALANCE, September 30,
 1999 (unaudited).......  34,001,822  $34     $184,498      $ --     $(63,093)    $121,439
                          ==========  ===     ========      ====     ========     ========

   The accompanying notes are an integral part of these financial statements.

                                Emusic.com Inc.
                        (formerly GOODNOISE CORPORATION)
                        (A Development Stage Enterprise)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                          Three months
                         January 8, 1998               January 8, 1998                        ended      January 8, 1998
                         (Inception) to   Year ended   (Inception) to  Three months ended September 30,   (Inception) to
                          June 30, 1998  June 30, 1999  June 30, 1999  September 30, 1998     1999      September 30, 1999
                         --------------- ------------- --------------- ------------------ ------------- ------------------
                                                                          (unaudited)      (unaudited)     (unaudited)
Cash flows from
 operating activities:
 Net loss..............      $(1,180)      $(15,140)      $(16,320)          $(849)         $(13,519)        $(29,839)
 Adjustments to
  reconcile net loss to
  net cash used in
  operating activities:
 Depreciation..........            3             93             96               5               200              296
 Amortization of trade
  names................           --          1,682          1,682              --             2,283            3,965
 Loan interest
  converted into Series
  B preferred stock....           --             34             34              --                --               34
 Amortization of music
  content..............           --              2              2              --                --                2
 Issuance of common
  stock for services...           13             --             13              --                --               13
 Fair value of warrants
  issued for product
  development..........           --          5,682          5,682              --             2,687            8,369
 Fair value of options
  issued to advisors...          752          2,379          3,131              96             1,273            4,404
 Changes in assets and
  liabilities, net of
  effects of merger:
  Accounts receivable..           --            (51)           (51)            (12)             (117)            (168)
  Prepaid expenses and
   other assets........          (38)          (616)          (654)            (47)           (7,336)          (7,990)
  Accounts payable.....           67            149            216              93              (231)             (15)
  Accrued liabilities..           51            652            703              --              (946)            (243)
  Accrued payroll and
   related benefits....           17            152            169              (2)               62              231
                             -------       --------       --------           -----          --------         --------
   Net cash used in
    operating
    activities.........         (315)        (4,982)        (5,297)           (716)          (15,644)         (20,941)
                             -------       --------       --------           -----          --------         --------

Cash flows from
 investing activities:
 Purchase of trade
  names................           --           (468)          (468)             --                --             (468)
 Purchase of music
  content..............           --         (7,317)        (7,317)             --            (2,988)         (10,305)
 Purchase of property
  and equipment........          (37)        (1,091)        (1,128)            (21)           (1,113)          (2,241)
                             -------       --------       --------           -----          --------         --------
   Net cash used in
    investing
    activities.........          (37)        (8,876)        (8,913)            (21)           (4,101)         (13,014)

Cash flows from
 financing activities:
 Proceeds from issuance
  of common stock
  through public
  offering.............           --             --             --              --            79,682           79,682
 Issuance costs
  associated with
  public offering......           --             --             --              --               (40)             (40)
 Proceeds from issuance
  of common stock......           --            301            301             300                --              301
 Common stock issued in
  connection with
  merger...............          688             --            688              --                --              688
 Proceeds from issuance
  of Series A Preferred
  Stock and warrants...           --            500            500              --                --              500
 Proceeds from issuance
  of Series B Preferred
  Stock................           --         29,800         29,800              --                --           29,800
 Proceeds from issuance
  of convertible
  notes................          170          1,743          1,913              --                --            1,913
 Exercise of stock
  options..............           --             --             --              --                 5                5
 Proceeds from
  repayment of employee
  notes receivable.....            4              6             10              --                --               10
                             -------       --------       --------           -----          --------         --------

   Net cash provided by
    financing
    activities.........          862         32,350         33,212             300            79,647          112,859
                             -------       --------       --------           -----          --------         --------

Net increase (decrease)
 in cash...............          510         18,492         19,002            (437)           59,902           78,904
Cash at beginning of
 period................           --            510             --             510            19,002               --
                             -------       --------       --------           -----          --------         --------
Cash at end of period..      $   510       $ 19,002       $ 19,002           $  73          $ 78,904         $ 78,904
                             =======       ========       ========           =====          ========         ========
Supplemental disclosure
 of non-cash
 transactions:
 Conversion of notes
  payable into common
  stock................      $   170       $     --       $    170           $  --          $     --         $    170
 Issuance of common
  stock for notes
  receivable...........           10             --             10              --                --               10
Accretion of Series A
 preferred stock to
 redemption value......           --             25             25              --                --               25
Beneficial conversion
 charge, Series A
 preferred stock.......           --            144            144              --                --              144
 Conversion of notes
  payable and interest
  to Series B preferred
  stock................           --          1,777          1,777              --                --            1,777
 Accretion of Series B
  preferred stock to
  redemption value.....           --            222            222              --               224              446
 Beneficial conversion
  charge, Series B
  preferred stock......           --         31,577         31,577              --                --           31,577
 Conversion of Series A
  preferred stock into
  series B preferred
  stock................           --            182            182              --                --              182
 Issuance of common
  stock options for
  assets...............           --             44             44              --                --               44
 Issuance of warrants
  for music content....           --          1,327          1,327              --                --            1,327
 Issuance of common
  stock in conjunction
  with acquisitions....           --         13,329         13,329              --                --           13,329
 Issuance of common
  stock to Nordic......           --         11,084         11,084              --                --           11,084
 Accrued dividend
  payable on Series B
  preferred stock......           --            569            569              --               493            1,062
 Conversion of Series B
  preferred stock into
  common stock.........           --             --             --              --            32,206           32,206
 Accrual for amount due
  on content license...      $    --       $    116       $    116           $  --          $     --         $    116

   The accompanying notes are an integral part of these financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (Information as of September 30, 1999 and/or for three months ended September
                        30, 1999 and 1998 is unaudited)

Note 1--The Company and Summary of Significant Accounting Policies

The Company, its Recapitalization and Liquidity

Emusic.com Inc (formerly GoodNoise Corporation), (the "Company"), a Delaware corporation, was incorporated on January 8, 1998 to develop and market a repertoire of musical recordings offered for sale to consumers by direct file transfer, or "downloading," over the Internet. Since its inception, the Company has been in the development stage devoting its efforts primarily to organizing itself as a public reporting entity, recruiting management and technical staff, developing its product, acquiring operating assets and raising capital. The Company operates within one industry segment.

On May 11, 1998, Atlantis Ventures Corporation ("Atlantis"), a Florida Corporation, acquired 9,335,000 shares of Common Stock of the Company representing its then outstanding common stock in exchange for 11,015,300 shares of Atlantis. Prior to the merger, Atlantis had 3,700,000 shares issued and outstanding. For accounting purposes, this transaction was presented as a recapitalization of the Company. Atlantis was a publicly traded company that was organized in August 1989 and had no revenues or operations prior to the merger with the Company. As of May 11, 1998, Atlantis had cash balances of $690,000, liabilities of $2,000 and an accumulated deficit of $2,000. Following the recapitalization, Atlantis changed its name to GoodNoise Corporation.

On July 22, 1999, the Company changed its name to Emusic.com Inc. and recapitalized as a Delaware corporation. The accompanying financial statements reflect all share amounts after giving effect to these recapitalizations.

 Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries from the dates of acquisition. All significant intercompany-balances and transactions have been eliminated.

 Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Risks and Uncertainties

The Company is in the development stage and is subject to various risks, including the need for additional financing, dependence on key personnel and the establishment of its operations as a viable business model. Furthermore, the Company is subject to the risks and uncertainties associated with Internet commerce. In addition the Company has made substantial investments in music content for its website. To date the Company does not have sufficient operating history to determine whether it can fully recover the cost of such investments.

 Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, including cash, accounts receivable and accounts payable, approximate their fair value due to their relatively short maturities.

             (Information as of September 30, 1999 and/or for

       three months ended September 30, 1999 and 1998 is unaudited)


 Music Content and Advance Royalty Payments

In accordance with Statement of Financial Accounting Standards No. 50, "Financial Reporting in the Record and Music Industry," royalty advances and minimum guarantees to acquire music content are recorded as an asset. Advances are then expensed as subsequent royalties are earned. Any portion of advances that subsequently appear not to be fully recoverable from future royalties are subjected to an impairment reserve and charged to expense during the period in which the loss becomes evident.

Advances to artists are recorded as an asset if past performance and current popularity of the artist to which the advance is made provide a sound basis for estimating the probable future recoupment of such advances.

 Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally two to three years, or the lease term of the respective assets.

 Revenue Recognition

Advertising revenues are derived principally from short-term advertising agreements. These revenues are generally recognized ratably over the term of the agreements, provided the Company has no significant remaining obligations and collection of the resulting receivable is probable.

Revenue from music downloads and physical merchandise are recognized in the period in which the download or shipment occurs. Revenues from music downloads and physical merchandise have not been significant to date.

 Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25 "Accounting for Stock Issued to Employees," and complies with disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS 123.

 Income Taxes

Income taxes are accounted for using an asset and liability method which requires the recognition of deferred tax assets and liabilities for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax assets and liabilities are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

             (Information as of September 30, 1999 and/or for

       three months ended September 30, 1999 and 1998 is unaudited)


 Net Loss per Common Share

The weighted average shares used to compute basic net loss per share include outstanding shares of common stock from the date of issuance, and exclude shares of common stock subject to repurchase by the Company. The calculation of diluted net loss per share for all periods presented excludes shares of common stock issuable upon exercise of employee stock options and common stock issuable upon the conversion of Series B preferred stock, as their effect would be antidilutive. Therefore, the weighted average number of shares used in the calculation of basic and dilutive net loss per common share is the same. The following table summarizes the computation of basic and diluted net loss per share (in thousands, except share and per share data):

                                                                        Three months  Three months  January 8, 1998
                          January 8, 1998               January 8, 1998     ended         ended     (Inception) to
                          (Inception) to   Year ended   (Inception) to  September 30, September 30,  September 30,
                           June 30, 1998  June 30, 1999  June 30, 1999      1998          1999           1999
                          --------------- ------------- --------------- ------------- ------------- ---------------
                                                                         (unaudited)   (unaudited)    (unaudited)
Net loss................    $   (1,180)    $  (15,140)    $  (16,320)    $     (849)   $  (13,519)    $  (29,839)
                            ----------     ----------     ----------     ----------    ----------     ----------
Accretion of Series A
 and B preferred to
 redemption value.......            --           (247)          (247)            --          (224)          (471)
Beneficial conversion
 charge, Series A and B
 preferred stock........            --        (31,721)       (31,721)            --            --        (31,721)
Dividend on Series B
 preferred stock........            --           (569)          (569)            --          (493)        (1,062)
                            ----------     ----------     ----------     ----------    ----------     ----------
Net loss applicable to
 common shares..........    $   (1,180)    $  (47,677)    $  (48,857)    $     (849)   $  (14,236)    $  (63,093)
                            ==========     ==========     ==========     ==========    ==========     ==========
Net loss per common
 share--basic and
 diluted................    $    (0.12)    $    (3.52)    $    (4.87)    $    (0.06)   $    (1.09)    $    (5.03)
                            ==========     ==========     ==========     ==========    ==========     ==========
Weighted average common
 shares outstanding--
 basic and diluted......    10,234,055     13,563,606     10,027,231     14,591,336    13,057,809     12,542,537
                            ==========     ==========     ==========     ==========    ==========     ==========
 Options to purchase
  common stock..........       908,297      2,183,091      1,710,861      2,347,150     6,460,558      2,052,984
 Common stock subject to
  repurchase............       508,056      1,596,492      1,257,344        483,473     4,549,500      1,662,800
 Series B Preferred
  Stock.................            --      3,167,858      2,271,771             --    10,022,859      3,617,538
 Warrants...............            --         35,267         21,471             --     2,232,388        465,557
                            ----------     ----------     ----------     ----------    ----------     ----------
                             1,416,353      6,982,708      5,261,447      2,830,623    23,265,305      7,798,879
                            ==========     ==========     ==========     ==========    ==========     ==========

 Comprehensive Net Loss

There are no differences between the Company's net loss as reported for any of the periods reported herein and the Company's comprehensive loss, as defined by Statement of Financial Accounting Standards No. 130, for each of these respective periods.

 Segment information

Effective for the year ended June 30, 1999, the Company has adopted the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas and major customers. During all periods presented, the Company operated in a single business segment, marketing a repertoire of musical recordings offered for sale to consumers by direct file transfer, or "downloading," over the Internet. Through September 30, 1999, foreign operations have not been significant.

             (Information as of September 30, 1999 and/or for

       three months ended September 30, 1999 and 1998 is unaudited)


 Cash and Cash Equivalents

The Company considers all highly liquid investments with an original or remaining maturities of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are deposited with two major banks in the United States. Deposits in these banks may exceed the amount of insurance provided on such deposits. The Company has not experienced any losses on its deposits of its cash and cash equivalents.

 Reclassifications

Certain previously reported amounts have been reclassified to conform to the current financial statement presentation format included herein.

 Recent Accounting Pronouncements

In March 1998 the Accounting Standards Executive Committee issued Statement of Position No. 98-1, or SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which provides guidance on accounting for the cost of computer software developed or obtained for internal use. SOP 98-1 is effective for the fiscal years beginning after December 15, 1998. The Company is currently evaluating the impact of SOP 98-1 on its financial statements and related disclosures.

In April 1998, the Accounting Standards Executive Committee issued Statement of Position No. 98-5, or SOP 98-5, "Reporting on the Costs of Start-Up Activities." This standard requires companies to expense the costs of start-up activities and organization costs as incurred. In general, SOP 98-5 is effective for fiscal years beginning after December 15, 1998. The Company believes the adoption of SOP 98-5 will not have a material impact on its results of operations.

In June 1998 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, or SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS 133 will be effective for fiscal years beginning after June 15, 2000. The Company does not currently hold derivative instruments or engage in hedging activities.

Note 2--Acquisitions

On January 31, 1999, the Company completed the acquisition of Creative Fulfillment, Inc. ("Creative Fulfillment") for a combination of cash and stock, at which time Creative Fulfillment became a wholly owned subsidiary of the Company. The results of Creative Fulfillment have been included in the Consolidated Results of Operations since the date of acquisition. The total purchase price of $6,030,000 consisted of 630,179 shares of the Company's common stock valued at $5,557,000, cash consideration of $313,000 net liabilities assumed of $11,000 and other acquisition related expenses of approximately $150,000. Substantially all of the purchase price has been allocated, based on an independent appraisal to the domain name and trademark "EMusic" which the Company is amortizing over its estimated life of three years using the straight-line method.

On June 18, 1999, the Company completed the acquisition of Internet Underground Music Archive, Inc. ("IUMA") for a combination of cash and stock, at which time IUMA became a wholly owned subsidiary of the Company. The results of IUMA have been included in the Consolidated Statement of Operations since the date of acquisition. The total purchase price of $8,990,000 consisted of 448,000 shares of the Company's common stock valued at $7,771,000, net liabilities assumed of $1,119,000 and professional fees of approximately $100,000. The acquisition has been accounted for using the purchase method of accounting and,

             (Information as of September 30, 1999 and/or for

       three months ended September 30, 1999 and 1998 is unaudited)

based on a preliminary review, the Company has allocated substantially all of the purchase price to the tradename "IUMA". The Company has engaged an independent valuations consultant to perform a review of the Company's preliminary allocation of the purchase price. Any adjustments arising as a result of their review will be recorded upon its completion. The Company is amortizing this intangible asset over its estimated life of three years using the straight-line method.

Summarized below are the unaudited pro-forma results of the Company as though Creative Fulfillment and IUMA had been acquired on January 8, 1998 (Inception). Adjustments have been made for the estimated increases in amortization relating to the intangible assets acquired and other immaterial pro forma adjustments (in thousands except per share amounts).

                                                      January 8, 1998   Year
                                                      (Inception) to   ended
                                                         June 30,     June, 30
                                                           1998         1999
                                                      --------------- --------
Revenue..............................................     $   182     $    444
Net loss.............................................      (4,594)     (19,964)
Net loss per common share, basic and diluted.........     $ (0.41)    $  (3.66)

The above amounts are based upon certain assumptions and estimates which the Company believes are reasonable. The pro forma financial information presented above is not necessarily indicative of either the results of operations that would have occurred had the acquisition taken place on January 8, 1998 (Inception) or of future results of operations of the combined companies.

Note 3--Music Content, net

Music content and advanced royalty balances are comprised of payments for the following (in thousands):

                                                               June 30, June 30,
                                                                 1998     1999
                                                               -------- --------
Acquired sound recordings.....................................   $--     $2,343
Digital distribution rights...................................    --      6,417
                                                                 ---     ------
                                                                  --      8,760
Earned royalty................................................    --         (2)
                                                                 ---     ------
                                                                 $--     $8,758
                                                                 ===     ======

On June 30, 1999 the Company purchased certain music master sound recordings, copyrights and trademarks, including the full physical and electronic download distribution rights and other intangible assets related to certain record labels. The total purchase price of $2,343,000 consisted of the fair value of warrants to purchase 35,000 shares of the Company's common stock at a price of $13.63 per share, estimated as $143,000 using the Black-Scholes model, and cash of $2,200,000.

The Company has acquired rights to distribute other musical recordings over the Internet for periods generally ranging from three to five years for a total consideration of $6,356,000, consisting of advances paid on future royalties of $5,117,000 in cash and warrants to purchase up to 229,500 shares of common stock exercisable at prices ranging from $13.63 to $18.00 with a fair value, estimated using the Black-Scholes model, of $1,184,000. In addition an amount of $116,000 due under the terms of one contract remained outstanding at June 30, 1999. This amount is included in accrued liabilities.

             (Information as of September 30, 1999 and/or for

       three months ended September 30, 1999 and 1998 is unaudited)

Note 4--Property and Equipment

Property and equipment balances comprise the following (in thousands):

                                                               June 30, June 30,
                                                                 1998     1999
                                                               -------- --------
Computer equipment............................................   $27     $  495
Software......................................................     5         81
Furniture and fixtures........................................     5        584
                                                                 ---     ------
                                                                  37      1,160
Less: Accumulated depreciation................................    (3)       (84)
                                                                 ---     ------
                                                                 $34     $1,076
                                                                 ===     ======

Note 5--Trade Names

Trade names consist of the following (in thousands):

                                                                  June   June
                                                                  30,     30,
                                                                  1998   1999
                                                                 ------ -------
EMusic trade and domain name:
  From Creative Fullfillment acquisition (see note 2)........... $   -- $ 6,018
  Purchased from Nordic Entertainment...........................     --  11,354
                                                                 ------ -------
  Total.........................................................     --  17,372
IUMA trade and domain name (see note 2).........................     --   8,990
Less: Accumulated amortization..................................     --  (1,682)
                                                                 ------ -------
                                                                 $   -- $24,680
                                                                 ====== =======

On April 27, 1999 the Company completed a purchase of the rights related to the EMusic domain name and certain digital music distribution rights from Nordic Entertainment Worldwide, Inc. and affiliated entities ("Nordic"). Nordic continued as a stand-alone business following this transaction. The total purchase price of $11,459,000 consisted of 665,188 shares of the Company's common stock valued at $11,084,000, and cash consideration of $375,000. The total purchase price was allocated to the EMusic domain name and music distribution rights in the amounts of $11,354,000 and $205,000, respectively. The trade name is being amortized over its estimated useful life of three years on a straight-line basis.

Note 6--Notes Payable

During the period from December 1998 through March 1999, the Company obtained loans in the form of convertible notes payable totaling $1,743,000. The notes, which bore interest at 10% per annum and were due to mature on March 31, 1999, represented bridge loans in advance of the Series B Preferred Stock financing. All outstanding principal and accrued interest of $34,000 due under these notes converted into 7,109 shares of Series B preferred stock upon the closing of the sale of such stock on March 23, 1999 (See Note 7).

             (Information as of September 30, 1999 and/or for

       three months ended September 30, 1999 and 1998 is unaudited)


Note 7--Mandatorily Redeemable Convertible Preferred Stock

Mandatorily redeemable convertible preferred stock at June 30, 1999 was comprised of the following:

                                                      Shares
                                              ---------------------- Liquidation
                                              Authorized Outstanding   Amount
                                              ---------- ----------- -----------
Series B.....................................  120,000     117,570   $35,271,000
Undesignated.................................  380,000          --            --
                                               -------     -------   -----------
                                               500,000     117,570   $35,271,000
                                               =======     =======   ===========

 Series A

On October 28, 1998, the Company raised proceeds of $500,000 through the sale of 500 shares of Series A mandatorily redeemable preferred stock ("Series A ") and warrants to purchase 100,000 shares of the Company's common stock to an accredited investor. The Series A shares were convertible into shares of the Company's common stock based on a conversion formula and contained certain redemption provisions. The Company recorded a charge to deficit accumulated during the development stage in the amount of $144,000 arising from the "in-the-money" conversion feature attached to the Series A shares. In conjunction with the Company's Series B financing discussed below, all 500 shares of Series A were converted into 2,048 shares of Series B redeemable convertible preferred stock.

The warrants, which remain outstanding at June 30, 1999, have a term of four years with an initial exercise price of $7.10 per share and have been recorded at fair value, estimated using the Black Scholes Model, as additional paid in capital of $343,000.

 Series B

On March 23, 1999 ("Issuance Date"), the Company completed a private placement of 117,570 shares of Series B Convertible Preferred Stock ("Series B"), which includes the conversion of outstanding convertible notes and Series A shares into Series B Shares. Total proceeds, including proceeds from the convertible notes were $31,577,000 net of issuance costs of approximately $2,724,000.

Under the terms of the Series B Purchase Agreement, each share of Series B is convertible into 100 shares of the Company's common stock. The conversion factor of 100 is determined by dividing the redemption value of $300 per Series B by the conversion price per common share of $3.00.

During the year ended June 30, 1999, the Company has recorded a charge to accumulated deficit for the "in-the-money" conversion feature attached to the Series B stock. The amount of this charge is limited to the aggregate amount of the net proceeds received of $31.6 million. The remaining difference between the Series B carrying value and its redemption value, resulting from issuance costs associated with the transaction, will be accreted through March 2004, the earliest redemption date, using the effective interest rate method, as a charge to deficit accumulated during the development stage. Charges related to this accretion for the year ended June 30, 1999 and the three months ended September 30, 1999 were $222,000 and $224,000 (unaudited), respectively.

On September 24, 1999, the Company completed an underwritten public offering. In connection with this offering the 117,570 shares of Series B were automatically converted to 11,757,000 shares of common stock. In conjunction with this conversion, we recorded an addition to common stock of $12,000 and an increase to additional paid in capital of $32,194,000. As of September 30, 1999, dividends on the Series B shares of $1,062,000 (unaudited) were reclassified to accrued liabilities.

             (Information as of September 30, 1999 and/or for

       three months ended September 30, 1999 and 1998 is unaudited)


The key terms of the Series B Preferred Stock Purchase Agreement include:

Voting Rights. The holders of the Series B are entitled to a number of votes equal to the number of shares of Common Stock issuable upon conversion of the Series B. The holders of the Series B are also entitled to elect one member of the Board of Directors.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the affairs of the Company, the holder of each Series B Share shall be entitled to be paid $300 per share (the "Series B Preference Amount"). If the assets of the Company upon such event are insufficient to make such payment in full, then the holders of Series B shares shall be entitled to pro rata distribution of all the assets of the Company. After payment in full of the liquidation preference to the holders of Series B shares, such holders are entitled to no further distributions.

Dividends. The Series B stockholders are entitled to cumulative dividends at an annual rate of 6% of the Series B Preference Amount. The payment of such amounts may be deferred until the Company completes an initial underwritten public offering, is sold, or until March 31, 2004. During the year ended June 30, 1999 and the three months ended September 30, 1999, the Company recorded charges of approximately $569,000 and $493,000 (unaudited), respectively, for a total of $1,062,000 (unaudited) to deficit accumulated during the development stage, representing the accrued dividends on the Series B.

Conversion. Each Series B is initially convertible into 100 shares of Common Stock at the election of the holder thereof. All Series B are subject to conversion on the closing of an underwritten public offering with gross proceeds of $25 million or more at a per share price of $6 or more or the approval of the holders of 67% of the Series B.

Adjustments to Conversion Rate. The Conversion Rate is subject to proportional adjustment upon any stock split, stock dividend or other similar change to the capital stock of the Company and certain other adjustments upon future issuances of common stock or rights to acquire Common Stock at a price less than $3 per share.

Redemption. In the event of certain defaults by the Company or if the Series B have not been converted after five years, the holders of the Series B have the right to require the Company to redeem the Series B.

Registration Rights. The Company is obligated to promptly (and in any event within 120 days of the first sale of the Series B) file a registration statement with the Securities and Exchange Commission to cover the resale of the Company's common stock issuable upon the conversion of the Series B shares. The Company has received a waiver from the holders of Series B extending this date until the earlier of 10 days after the closing of the Company's follow on offering (see Note 10) or September 30, 1999.

Fundamental Changes. Certain corporate actions, as more fully defined in the Company's restated articles of incorporation, require the approval of the holders of 67% of the series B preferred shares.

Note 8--Commitments:

The Company leases office space under a non-cancelable operating lease that expires in March 2004. The monthly rent amount includes certain maintenance costs associated with the leased space, and is subject to annual increases based on the Consumer Price Index. In addition, the Company has a lease for its former offices under which it is committed to pay monthly rentals of $4,000 until March 31, 2001. The Company has entered into a subleasing agreement for these premises for which it receives monthly payments of $4,000 until March 31, 2001. The Company is exposed to credit risk as the sublease does not relieve it of it's obligation under the original lease.

             (Information as of September 30, 1999 and/or for

       three months ended September 30, 1999 and 1998 is unaudited)


Rent expense, net of sublease income, was $13,000, $231,000, $244,000 and $276,000 (unaudited) for the period from January 8, 1998 (Inception) to June 30, 1998, the year ended June 30, 1999, the period from January 8, 1998 (Inception) to June 30, 1999 and the three months ended September 30, 1999, respectively.

Future minimum lease payments under these leases, net of sublease income, are as follows (in thousands):

   Year Ending June 30,
   2000.................................................................. $  804
   2001..................................................................    804
   2002..................................................................    804
   2003..................................................................    804
   2004..................................................................    603
                                                                          ------
                                                                          $3,819
                                                                          ======

Note 9--Stockholders' Equity

Restricted Common Stock

A total of 8,378,000 shares of common stock were issued to the Company's founders, of which 1,062,000 were issued subject to a restricted stock purchase agreement with one of the founders. The agreement provides the Company with the right to repurchase 590,000 of these shares at $0.01 per share subject to ratable vesting over three years. As of June 30, 1999 and September 30, 1999, total shares of 311,389 and 262,222 (unaudited), respectively, were subject to repurchase by the Company under this agreement. In March 1999, pursuant to the stockholders' agreement entered into in conjunction with the Series B preferred stock issuance (Note 6), an additional 4,897,650 shares of the common stock originally issued to the Company's two other founders, were designated as newly restricted shares, subject to repurchase by the Company at $0.01 per share. The shares vest ratably over three years from the date of the Series B preferred stock issuance. As of June 30, 1999 and September 30, 1999, 4,465,679 and 4,059,708 (unaudited), respectively, of these shares remained subject to repurchase by the Company.

Stock Option Plans

On March 30, 1998, the Company adopted the 1998 Stock Option Plan and on December 31, 1998 the Company adopted the 1998 Non-Statutory Stock Option Plan (the "Plans") that provides for the granting of either incentive or nonqualified stock options to purchase shares of the Company's common stock, and for stock-based awards to officers, directors key employees of the Company and to non-employee consultants. Options granted to employees generally vest ratably over a period of three or four years, and expire ten years from the date of grant. On June 30, 1999 and September 30, 1999, there were total shares of 1,656,850 and 4,163,650 (unaudited), respectively, of common stock available for grant under the Plans.

             (Information as of September 30, 1999 and/or for

       three months ended September 30, 1999 and 1998 is unaudited)


Option activity under the Plans is as follows:

                                                                      Weighted
                                                                       Average
                                                                      Exercise
                                             Number of    Exercise    Price Per
                                              Shares        Price       Share
                                             ---------  ------------- ---------
  Granted................................... 2,437,550  $  0.01-$5.00  $ 0.85
                                             ---------
Balance at June 30, 1998.................... 2,437,550                 $ 0.85
  Granted................................... 4,216,000  $ 5.75-$13.63  $10.76
  Exercised.................................   (45,400) $        0.03  $ 0.03
  Canceled..................................  (310,400) $       11.00  $11.00
                                             ---------
Balance at June 30, 1999.................... 6,297,750                 $ 7.12
  Granted...................................   537,800  $14.38-$15.00  $14.29
  Exercised.................................  (170,585) $        0.03  $ 0.03
  Cancelled.................................   (44,600) $ 5.75-$13.63  $12.15
                                             ---------
Balance at September 30, 1999 (unaudited)... 6,620,365                 $ 7.93
                                             =========

The following table summarizes information with respect to stock options outstanding at June 30, 1999:

                        Options Outstanding         Options Exercisable
                 --------------------------------- ---------------------
                              Weighted-
                   Number      Average   Weighted-   Number    Weighted-
                 Outstanding  Remaining   Average  Exercisable  Average
    Range of     at June 30, Contractual Exercise  at June 30, Exercise
 Exercise Prices    1999     Life Years    Price      1999       Price
 --------------- ----------- ----------- --------- ----------- ---------
$ 0.01-$0.03      1,951,750     8.79      $ 0.03      906,184   $ 0.03
   5.00-6.75      1,145,000     9.28        5.04      569,613     5.42
   7.19-8.38        625,000     9.54        7.47       85,000     7.26
 11.00-13.63      2,576,000     9.89       13.11      191,000    13.55
                  ---------                         ---------
                  6,297,750     9.40        7.12    1,751,797     3.60
                  =========                         =========

Fair Value Disclosures

The aggregate fair value and weighted average fair value per share of options granted to employees and advisors was $1,121,000 and $0.46 and $21,786,000 and $5.17 in the period from January 8, 1998 (Inception) through June 30, 1998 and the year ended June 30, 1999, respectively. In the year ended June 30, 1999, $2,379,000 of the aggregate amount was recorded as Product Development expense in the Consolidated Statement of Operations representing the estimated fair value of 666,000 issued to various Company advisors which vested upon issuance. In the period January 8, 1998 (Inception) through June 30, 1998, $752,000 of the aggregate amount, representing the estimated fair value 280,000 options issued to Company advisors, was recorded in the Consolidated Statement of Operations.

             (Information as of September 30, 1999 and/or for

       three months ended September 30, 1999 and 1998 is unaudited)


The fair value of each option grant is estimated on the date of grant using the Black Scholes Option Pricing Model with the following assumptions:

                                                         January 8, 1998  Year
                                                           (Inception)    Ended
                                                             through      June
                                                            June 30,       30,
                                                              1998        1999
                                                         --------------- -------
   Expected volatility..................................         55%         46%
   Risk-free interest...................................       5.73%        6.0%
   Expected life........................................     5 years     5 years
   Expected dividend yield..............................          0%          0%

Pro forma stock compensation

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). Had compensation cost been determined based on the fair value at the grant date for the awards in 1998 and 1999 consistent with the provisions of SFAS No. 123, the Company's net loss for 1998 and 1999, respectively, would have been as follows (in thousands except per share data):

                                                      January 8, 1998
                                                        (Inception)     Year
                                                          through      Ended
                                                         June 30,     June 30,
                                                           1998         1999
                                                      --------------- --------
   Net loss applicable to common shares - as report-
    ed..............................................      $(1,180)    $(47,677)
   Net loss applicable to common shares - pro
    forma...........................................      $(1,458)    $(49,009)
   Net loss per common share basic and diluted - as
    reported........................................      $ (0.12)    $  (3.52)
   Net loss per common share basic and diluted - pro
    forma...........................................      $ (0.14)    $  (3.61)

Such pro forma disclosures may not be representative of future compensation cost because options vest over several years and additional grants are made each year.

Warrants

Warrants to purchase 300,000 shares of the Company's common stock were exercised on August 10, 1998 for cash proceeds of $300,000. Warrants to purchase 100,000 shares of the Company's common stock at $7.31 per share, which expire on October 28, 2002, remained outstanding at June 30, 1999 and September 30, 1999 (Unaudited).

In conjunction with the acquisition of music content on June 30, 1999 (Note 2), the Company issued warrants to purchase 35,000 shares of the Company's common stock at a price of $13.63 per share. The warrants, which expire on June 10, 2001, were valued at $143,000 and were recorded as an addition to paid in capital. These warrants remained outstanding at June 30, 1999 and September 30, 1999 (Unaudited).

During the year ended June 30, 1999, the Company issued warrants for the purchase of 1,388,300 common shares in exchange for product development activities by various individuals operating in the music industry. The warrants were issued with exercise prices ranging from $7.10 to $13.625 and have two-year terms. The fair value of these warrants, estimated using the Black-Scholes Model, of $5,682,000 has been recorded as a charge to Product Development expense in the Consolidated Statement of Operations. All these warrants remained outstanding as of June 30, 1999 and September 30, 1999 (Unaudited).

             (Information as of September 30, 1999 and/or for

       three months ended September 30, 1999 and 1998 is unaudited)


In connection with agreements to license digitally downloadable rights from various record labels the Company issued warrants to purchase up to 229,500 shares of common stock at exercise prices ranging between $13.63 and $18.00. These warrants remained outstanding as of June 30, 1999 and September 30, 1999 (Unaudited).

During the three months ended September 30, 1999, the Company issued warrants for the purchase of 612,000 (Unaudited) common shares in exchange for product development activities by various individuals operating in the music industry. The warrants were issued with exercise prices ranging from $13.625 to $18.00 and have two-year terms. The fair value of these warrants, estimated using the Black-Scholes Model, of $2,687,000 (Unaudited) has been recorded as a charge to Product Development expense in the Consolidated Statement of Operations. All the warrants remained outstanding as of September 30, 1999.

During the three months ended September 30, 1999 and pursuant to a marketing agreement, the Company issued warrants for the purchase of 549,000 (Unaudited) common shares at exercise prices of $20.19 with two-year terms. The fair value of these warrants, estimated using the Black-Scholes Model, of $1,971,000 (Unaudited) has been recorded as prepaid marketing expense and is being amortized over the term of the agreement. During the three months ended September 30, 1999, $286,000 (Unaudited) of the above balance was amortized to Marketing expense in the Consolidated Statement of Operations. All these warrants remained outstanding as of September 30, 1999.

Note 10--Income Taxes

At June 30, 1999, the Company had approximately $10 million of federal and $10 million state Net Operating Loss carryforwards available to offset future taxable income which will expire in varying amounts beginning in 2018 and 2006, respectively. Under the Tax Reform Act of 1986, the amounts of and benefits from Net Operating Loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of Net Operating Losses that the company may utilize in any one year include, but are not limited to, a cumulative change in ownership.

Deferred Taxes are composed of the following (in thousands):

                                                                     June 30
                                                                   ------------
                                                                   1998   1999
                                                                   ----  ------
     Deferred tax assets:
       Net Operating Losses....................................... $400  $4,120
       Accruals and reserves......................................   --      80
       Depreciation and amortization..............................   --     200
                                                                   ----  ------
                                                                    400   4,400
       Less Valuation Allowance:                                   (398)     --
                                                                   ----  ------
                                                                      2   4,400
     Deferred tax liabilities:
       Non-deductible intangible assets...........................   --  (4,400)
       Depreciation and amortization..............................   (2)     --
                                                                   ----  ------
       Total asset/(liability).................................... $ --  $   --
                                                                   ====  ======

The acquisitions of IUMA and Creative Fulfillment were structured as tax-free exchanges of stock, therefore, the differences between the recognized fair values of acquired net assets and their historical tax bases are not deductible for tax purposes. A deferred tax liability has been recognized for the differences between assigned fair values of intangibles for book purposes and the tax bases of such assets. The Company has recognized deferred tax assets to the extent of deferred tax liabilities.

             (Information as of September 30, 1999 and/or for

       three months ended September 30, 1999 and 1998 is unaudited)


Note 11--Subsequent Events

 Investment in Crunch Music Ltd

On July 6, 1999 the Company invested approximately $833,000 in Crunch Music Ltd. ("Crunch"), in exchange for a 19.5% ownership interest and a seat on the Crunch board of directors. Crunch is a company incorporated in England and Wales which operates a website selling downloadable music in the mp3 format from independent British dance labels. Under a separate distribution agreement, the Company and Crunch agreed to distribute each others musical content in their respective territories.

 Approval of Name Change

On July 16, 1999, the stockholders approved a proposal to amend the Company's Restated Articles of Incorporation in order to change its name from GoodNoise Corporation to EMusic.com Inc. and to recapitalize as a Delaware corporation. In connection with these changes, the par value of the Company's common shares changed from $0.01 per share to $0.001 per share. The accompanying financial statements reflect all share amounts after giving effect to this recapitalization.

 Approval of Increase in Number of Shares for Stock Option Plans.

On July 16, 1999, the stockholders approved an increase in the number of shares available for issuance under the Plans from 8 million to 11 million shares.

 Approval of Employee Stock Purchase Plan

On July 16, 1999 the stockholders approved the 1999 Stock Purchase Plan Under the terms of the plan, eligible employees may purchase shares of common stock at a discount through payroll deductions. A total of 250,000 shares of common stock were reserved for issuance under the plan.

 Increase in authorized capital

On July 16, 1999 the stockholders approved an increase in the authorized number of preferred shares to 20,000,000.

 Intention to Sell Additional Shares

On July 23, 1999 the Company filed a registration statement with the Securities and Exchange Commission relating to an offering of up to 5.5 million shares of common stock. Of the shares offered, it is expected that 5.0 million shares will be sold by the Company and that up to 500,000 shares will be sold by certain selling stockholders.

Note 12--Subsequent Events (unaudited)

On September 24, 1999, the Company completed an underwritten public offering. In connection with this offering, the Company sold 5,270,000 shares of common stock raising $79,682,400 in proceeds net of underwriting discounts.

Unaudited Pro Forma Condensed Combining Financial Information

  The following Unaudited Pro Forma Combined Condensed Financial Statements give effect to proposed business combination between EMusic.com Inc. (the "Company"), and Tunes.com Inc. ("Tunes.com"). The Pro Forma Combined Condensed Financial Statements are based on the historical financial statements and the notes thereto of the Company included in the Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, the historical financial statements and notes thereto of Group K, Inc. ("Cductive") included on the Form 8K/A filed with the Securities and Exchange Commission on December 21, 1999 and the historical financial statements and the notes thereto of Tunes.com included herein.

  On January 31, 1999, EMusic completed the acquisition of Creative Fulfillment, Inc. ("Creative Fulfillment"). EMusic issued 630,000 shares of its common stock and provided cash consideration of $313,000 for all of the outstanding stock of Creative Fulfillment. EMusic accounted for the transaction as a purchase business combination. Accordingly, Creative Fulfillment's results of operations are included in EMusic's historical results of operations for the period beginning from the date of consummation of the acquisition.

  On June 18, 1999, EMusic completed the acquisition of Internet Underground Music Archive, Inc. ("IUMA"). EMusic issued 448,000 shares of its common stock and accounted for the transaction as a purchase business combination. Accordingly, IUMA's results of operations are included in EMusic's historical results of operations for the period beginning from the date of consummation of the IUMA acquisition.

  On December 10, 1999, EMusic completed the acquisition of Cductive. EMusic issued 2,136,000 shares of its common stock and, in addition, assumed all of Cductives then outstanding common stock options and warrants. Total consideration amounted to approximately $36.8 million.

  The Unaudited Pro Forma Combined Condensed Balance Sheet combines the Company's September 30, 1999 balance sheet with Tunes.com's and Cductive's balance sheets dated September 30, 1999, giving effect to the Mergers with Tunes.com and Cductive as if they had occurred on September 30, 1999.

  The Unaudited Pro Forma Combined Condensed Statement of Operations for the three months ended September 30, 1999 gives effect to each merger as if they had occurred on July 1, 1999 and combine the Company's historical condensed statement of operations for the three months ended September 30, 1999 and the condensed consolidated statement of operations of Cductive and Tunes.com for the three months ended September 30, 1999.

  The Unaudited Pro Forma Combined Condensed Statement of Operations for the twelve months ended June 30, 1999 gives effect to each of the above mergers as if they had occurred on July 1, 1998. The Unaudited Pro Forma Combined Statement of Operations combines EMusic's statement of operations for the twelve months ended June 30, 1999 with

  . the condensed consolidated statement of operations of Tunes.com and Cductive for the twelve months ended June 30, 1999;

  . the condensed statement of operations of Creative Fulfillment for the six months ended January 31, 1999; and

  . the condensed statement of operations of IUMA for the nine months ended April 30, 1999.

  The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if each Merger had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. The unaudited Pro Forma Combined Condensed Financial Statements do not incorporate any benefits from cost savings or synergy of operations of the combined company.

  The Company expects to incur direct transaction costs of approximately $3,800,000 associated with the Merger that will be included in the purchase price allocated to acquired net assets. There can be no assurance that the Company will not incur additional charges in subsequent quarters to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies.

  These Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical financial statements and the related notes thereto of the Company included in the Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and the financial statements and the notes thereto of the Company included herein.

         UNAUDITED PROFORMA CONDENSED COMBINING BALANCE SHEET DATA

                              (In thousands)

                              EMusic.com     Cductive          Pro Forma
                             ------------- ------------- -----------------------
                             September 30, September 30,
                                 1999          1999      Adjustments    Combined
                             ------------- ------------- ------------   --------
                                                         (see note 5)
Assets
Current Assets:
  Cash.....................    $ 78,904       $   888      $   --       $ 79,792
  Accounts receivable......         168           --           --            168
  Prepaid expenses and
   other assets............       9,531            17          --          9,548
                               --------       -------      -------      --------
    Total current assets...      88,603           905          --         89,508
                               --------       -------      -------      --------
Property and equipment,
 net.......................       1,989           219                      2,208
Music content, net.........      11,746           239                     11,985
Trade names, net...........      22,397           --        35,867 (J)    58,264
Other intangible assets,
 net.......................         --            --           --
Other assets...............         430            73          --            503
                               --------       -------      -------      --------
    Total assets...........    $125,165       $ 1,436      $35,867      $162,468
                               --------       -------      -------      --------
Liabilities and
 Stockholders' Equity
Current Liabilities:
  Accounts payable.........    $    406       $   272      $   --       $    678
  Accrued liabilities......       1,829            28          100 (J)     1,957
  Accrued payroll and
   related benefits........         430           --           --            430
  Deferred revenue.........         --            --           --            --
  Dividends payable on
   preferred stock.........       1,061            92          --          1,153
  Current portion of long
   term debt...............         --             69          --             69
                               --------       -------      -------      --------
    Total current
     liabilities...........       3,726           461          100         4,287
                               --------       -------      -------      --------
Long term debt.............         --             60          --             60
Redeemable convertible
 preferred stock...........         --          1,217       (1,217)(K)       --
                               --------       -------      -------      --------
Total Liabilities..........       3,726         1,738       (1,117)        4,347
                               --------       -------      -------      --------
Stockholders' Equity
 (Deficit):
  Preferred Stock..........         --            --           --            --
  Common Stock.............          34             3           (3)(K)     2,170
                                                             2,136 (J)
  Additional paid-in            184,498         2,008       (2,008)(K)   219,044
   capital.................                                 34,546 (J)
Common stock to be issued..         --            --           --            --
  Deficit accumulated
   during the development
   stage...................     (63,093)       (2,313)       2,313 (K)   (63,093)
                               --------       -------      -------      --------
    Total stockholders'
     equity................     121,439          (302)      36,984       158,121
                               --------       -------      -------      --------
    Total liabilities and
     stockholders' equity..    $125,165       $ 1,436      $35,867      $162,468
                               ========       =======      =======      ========

                          See accompanying notes.

                              (In thousands)

                                            Tunes.com        Pro Forma
                                          ------------- -----------------------
                                          September 30,
                                              1999      Adjustments    Combined
                                          ------------- -----------    --------
                                                     (see Note 5)
Assets
Current Assets:
  Cash...................................   $  7,528     $    --       $ 87,320
  Accounts receivable....................        882          --          1,050
  Prepaid expenses and other assets......      2,777          --         12,325
                                            --------     --------      --------
    Total current assets.................     11,187          --        100,695
                                            --------     --------      --------
Property and equipment, net..............      1,593          --          3,801
Music content, net.......................        --           --         11,985
Trade names, net.........................      1,423      137,933 (L)  $197,620
Other intangible assets, net.............      2,044       (2,044)(L)       --
Other assets.............................         52          --            555
                                            --------     --------      --------
    Total assets.........................   $ 16,299     $135,889      $314,656
                                            --------     --------      --------
Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts payable.......................   $  1,327          --          2,005
  Accrued liabilities....................      1,783        3,893 (L)     7,633
  Accrued payroll and related benefits...        537          --            967
  Deferred revenue.......................         96          --             96
  Dividends payable on preferred stock...        --           --          1,153
  Current portion of long term debt......        --           --             69
                                            --------     --------      --------
    Total current liabilities............      3,743        3,893        11,923
                                            --------     --------      --------
Long term debt...........................         82          --            142
Deferred tax liability...................        --         9,435 (L)     9,435
Redeemable convertible preferred stock...     43,135      (43,135)(M)       --
                                            --------     --------      --------
Total liabilities........................     46,960      (29,807)       21,500
                                            --------     --------      --------
Stockholders' Equity (Deficit):
Preferred Stock
  Common Stock...........................         15          (15)(M)     2,176
                                                                6 (L)
  Additional paid-in capital.............     10,673      (10,673)(M)   354,073
                                                          135,029 (L)
Common stock to be issued................         55          (55)(M)       --
  Deficit accumulated during the
   development stage.....................    (41,404)      41,404 (M)   (63,093)
                                            --------     --------      --------
    Total stockholders' equity...........    (30,661)     165,696       293,156
                                            --------     --------      --------
    Total liabilities and stockholders'
     equity..............................   $(16,299)    $135,889      $314,656
                                            ========     ========      ========

                          See accompanying notes.

    UNAUDITED PROFORMA CONDENSED COMBINING STATEMENT OF OPERATIONS DATA

                  (In thousands except per share amounts)

                              EMusic.com     Cductive         Pro Forma
                             ------------- ------------- ----------------------
                             Three Months  Three Months
                                 Ended         Ended
                             September 30, September 30,
                                 1999          1999      Adjustments   Combined
                             ------------- ------------- -----------   --------
                                                          (see note
                                                             5)
Revenues...................    $    180       $   22       $   --      $    202
Cost of revenues...........          25           32           --            57
                               --------       ------       -------     --------
 Gross profit (loss).......         155          (10)          --           145
                               --------       ------       -------     --------
Operating expenses:
 Product development.......       6,011          226           --         6,237
 Selling and marketing.....       4,771          111           --         4,882
 General and
  administrative...........         812          531           --         1,343
 Amortization of trade
  names....................       2,283          --        $ 2,989 (B)    5,272
                               --------       ------       -------     --------
 Total operating expenses..      13,877          868         2,989       17,734
                               --------       ------       -------     --------
Operating loss.............     (13,722)        (878)       (2,989)     (17,589)
Interest and other income
 (expense), net............         203           (6)          --           197
                               --------       ------       -------     --------
Net income (loss)..........    $(13,519)      $ (884)      $(2,989)    $(17,392)
Accretion of Series B
 Preferred to redemption
 value.....................        (224)         --            --          (224)
Dividend on Series B
 Preferred Stock...........        (493)         --            --          (493)
                               --------       ------       -------     --------
Net loss applicable to
 common stockholders.......    $(14,236)      $ (884)       $2,989     $(18,109)
                               ========       ======       =======     ========
Net loss per share, basic
 and diluted...............    $  (1.09)                               $  (1.19)
                               ========                                ========
Weighted average common
 shares outstanding, basic
 and diluted...............      13,058                      2,136 (A)   15,194
                               ========                    =======     ========

                                             Tunes.com        Pro Forma
                                           ------------- ----------------------
                                           Three Months
                                               Ended
                                           September 30,
                                               1999      Adjustments   Combined
                                           ------------- -----------   --------
Revenues.................................     $ 1,305      $   --      $  1,507
Cost of revenues.........................       1,106         (340)(E)      823
                                              -------      -------     --------
 Gross profit (loss).....................         199          --           684
                                              -------      -------     --------
Operating expenses:
 Product development.....................       1,006          340 (E)    7,583
 Selling and marketing...................       4,343          --         9,225
 General and administrative..............       1,135          --         2,478
 Amortization of trade names.............         681        8,789 (D)   14,742
                                              -------      -------     --------
 Total operating expenses................       7,165        9,129       34,028
                                              -------      -------     --------
Operating loss...........................      (6,966)      (8,789)     (33,344)
Interest and other income (expense),
 net.....................................         126          --           323
                                              -------      -------     --------
Net income (loss)........................     $(6,840)     $(8,789)    $(33,021)
Accretion of Series B Preferred to
 redemption value........................         --           --          (224)
Dividend on Series B Preferred Stock.....         --           --          (493)
                                              -------      -------     --------
Net loss applicable to common
 stockholders............................     $ 6,840      $(8,789)    $(33,738)
                                              =======      =======     ========
Net loss per share, basic and diluted....                              $  (1.60)
                                                                       ========
Weighted average common shares
 outstanding, basic and diluted..........         --         5,892 (C)   21,086
                                              =======      =======     ========

                          See accompanying notes.

     UNAUDITED PROFORMA CONDENSED COMBINING STATEMENT OF OPERATIONS DATA--
                                (Continued)

                  (In thousands except per share amounts)

                           EMusic.com
                          -------------     Creative          IUMA      Cductive.com
                          Twelve Months   Fulfillment         Nine         Twelve
                              Ended     Six Months Ended  Months Ended  Months Ended
                          June 30, 1999 January 31, 1999 April 30, 1999 June 30, 1999
                          ------------- ---------------- -------------- -------------
Revenues................    $     92          $103          $   299        $   105
Cost of revenues........          27            32              --             108
                            --------          ----          -------        -------
 Gross profit (loss)....          65            71              299             (3)
                            --------          ----          -------        -------
Operating expenses:
 Product development....      11,690            57              255            496
 Selling and marketing..         556           --               --             183
 General and
  administrative........       1,599            13            1,120            551
 Amortization of trade
  names.................       1,682           --               --             --
                            --------          ----          -------        -------
 Total operating
  expenses..............      15,527            70            1,375          1,230
                            --------          ----          -------        -------
Operating loss..........     (15,462)            1           (1,076)        (1,233)
Interest and other
 income (expense), net..         322           --               --             (14)
                            --------          ----          -------        -------
Net income (loss).......    $(15,140)         $  1          $(1,076)       $(1,247)
Accretion of Series A
 Preferred to redemption
 value..................         (25)          --               --             --
Beneficial conversion
 charge, Series A
 Preferred Stock........        (144)          --               --             --
Accretion of Series B
 Preferred to redemption
 value..................        (222)          --               --             --
Beneficial conversion
 charge, Series B
 Preferred Stock........     (31,577)          --               --             --
Dividend on Series B
 Preferred Stock........        (569)          --               --             --
                            --------          ----          -------        -------
Net loss applicable to
 common stockholders....    $(47,677)         $  1          $ 1,076         (1,247)
                            ========          ====          =======        =======
Net loss per share,
 basic and diluted......    $  (3.52)
                            ========
Weighted average common
 shares outstanding,
 basic and diluted......      13,564
                            ========

                                            Tunes.com
                                          Twelve Months
                                              Ended
                                          June 30, 1999 Adjustments    Combined
                                          ------------- -----------    ---------
                                                     (see Note 5)
Revenues................................    $  3,351     $    (50)(G)  $   3,900
Cost of revenues........................       4,008       (1,271)(H)      2,904
                                            --------     --------      ---------
 Gross profit (loss)....................        (657)       1,221          6,804
                                            --------     --------      ---------
Operating expenses:
 Product development....................       9,600        1,233 (H)     23,331
 Selling and marketing..................       6,055          --           6,794
 General and administrative.............       3,754          --           7,037
 Amortization of trade names............       2,836       50,849 (I)     55,367
                                            --------     --------      ---------
 Total operating expenses...............      22,245       52,082         92,529
                                            --------     --------      ---------
Operating loss..........................     (22,902)     (50,861)       (85,725)
Interest and other income (expense),
 net....................................         280          --             588
                                            --------     --------      ---------
Net income (loss).......................    $(22,622)    $(50,861)     $ (85,137)
Accretion of Series A Preferred to
 redemption value.......................         --           --             (25)
Beneficial conversion charge, Series A
 Preferred Stock........................         --           --            (144)
Accretion of Series B Preferred to
 redemption value.......................         --           --            (222)
Beneficial conversion charge, Series B
 Preferred Stock........................         --           --         (31,577)
Dividend on Series B Preferred Stock....         --           --            (569)
                                            --------     --------      ---------
 Net loss applicable to common
  stockholders..........................     (22,622)     (50,861)     $(117,674)
                                            ========     ========      ---------
Net loss per share, basic and diluted...                               $   (5.26)
                                                                       =========
Weighted average common shares
 outstanding, basic and diluted.........         --         8,806 (F)     22,370
                                            ========     ========      =========

                          See accompanying notes

      NOTES TO UNAUDITED PROFORMA CONDENSED COMBINING FINANCIAL DATA

  1. The preliminary allocation of the purchase price among the indentifiable tangible and intangible assets was based on a preliminary assessment of the fair market value of those assets. The Company is amortizing the intangible assets over their estimated useful life of three and ten years using the straight line method. For the purposes of the unaudited proforma condensed combining financial data we allocated 30% of intangible assets obtained through the acquisition of Tunes.com to Rollingstone.com, to be amortized over ten years. Rollingstone.com is a trade name that Tunes.com acquired pursuant to an agreement that has a life of ten years but contains provisions for a five year extension based on certain contingencies. The Company has engaged an independent valuations consultant to perform an allocation of the purchase price based on generally accepted valuation techniques. To the extent the purchase price is allocated to Rollingstone.com or a longer life is determined, the adjustment will be made to the amortization which could be material in amount. Any adjustments arising as a result of the valuation work will be recorded upon its completion.

  2. Below is a table of the estimated acquisition cost, estimated purchase price allocation and estimated amortization of intangible assets of Tunes.com and Cductive as of September 30, 1999 (in thousands):

                    September 30, 1999:                     Tunes.com Cductive
                    -------------------                     --------- --------
Estimated acquisition price:
  Value of securities issued............................... $135,035  $36,682
  Acquisition costs........................................    3,893      100
                                                            --------  -------
    Total acquisition costs................................  138,928   36,782
  Deferred tax liability...................................    9,435       --
                                                            --------  -------
    Total..................................................  148,363   36,782
                                                            ========  =======
Estimated purchase price allocation:
  Tangible net assets acquired............................. $  9,007  $   915
  Goodwill and other intangibles...........................  139,356   35,867
                                                            --------  -------
    Total..................................................  148,363   36,782
                                                            ========  =======
Estimated amortization (based on composite amortization
 period of approximately four years)
Annual..................................................... $ 35,156  $11,956
                                                            ========  =======

  The tangible net assets of Tunes.com and Cductive include cash, accounts receivable, other current assets and property and equipment net of liabilities. Liabilities include accounts payable and other accrued liabilities.

  3. The unaudited pro forma combined loss per share is based on the weighted average number of common and common equivalent shares of EMusic, 630,000 shares issued to Creative Fulfillment, 448,000 shares issued to IUMA, 2,136,000 shares issued to Cductive and 5,892,000 shares to be issued to Tunes.com for the three month period ended September 30, 1999 and the year ended June 30, 1999. The dilutive effect of stock options has been excluded since the unaudited pro forma condensed statement of operations results in a net loss for the three-months ended September 30, 1999 and the year ended June 30, 1999.

  The pro-forma combined basic and diluted loss per share information was determined as follows for the three-months ended September 30, 1999 (in thousands):

   EMusic shares used for net loss per share calculation............... 13,058
   EMusic shares issued for the acquisition of Cductive................  2,136
   EMusic shares issued for the acquisition of Tunes.com...............  5,892
                                                                        ------
   Pro forma combined EMusic shares used for loss per share
    calculation........................................................ 21,086
                                                                        ======

  The pro forma combined basic and diluted loss per share information was determined as follows for the year ended June 30, 1999 (in thousands):

   EMusic shares used for net loss per share calculation............... 13,564
   Adjustment to give full period effect of EMusic shares issued for
    Creative Fulfillment...............................................    367
   Adjustment to give full period effect of EMusic shares issued for
    acquisition of IUMA................................................    411
   EMusic shares issued for the acquisition of Cductive................  2,136
   EMusic shares issued for the acquisition of Tunes.com...............  5,892
                                                                        ------
   Pro forma combined EMusic shares used for loss per share
    calculation........................................................ 22,370
                                                                        ======

  4. These unaudited pro forma combined condensed financial statements reflect the issuance of 5,891,712 shares of EMusic common stock in exchange for all of the outstanding shares of common stock of Tunes.com as of September 30, 1999.

  The following table details the pro forma share issuance in connection with the acquisition as of September 30, 1999 (in thousands):

   Number of shares of EMusic common stock issued for Cductive net tangible assets....................................................  2,136
   Number of shares of EMusic common stock issued for Tunes.com net tangible assets....................................................  5,892
   Number of shares of EMusic common stock outstanding as of September
    30, 1999........................................................... 34,002
                                                                        ------
   Number of shares of EMusic common stock outstanding after the completion of acquisition.......................................... 42,030
                                                                        ======

  5. The following pro forma adjustments are reflected in the unaudited pro forma condensed combining financial information and are required to allocate the preliminary purchase price and acquisition costs to the net assets acquired from Creative Fulfillment, IUMA, Cductive and Tunes.com based on their fair value:

  Adjustments reflecting the acquisition of Cductive and Tunes.com for the three months ended September 30, 1999:

  (A) Reflects the issuance of 2,136,000 shares of Common Stock in exchange for all outstanding common shares of Cductive.

  (B) Reflects the amortization of intangible assets associated with the purchase of Cductive as if the acquisition was completed as of the beginning of each period presented. Amortization is over the estimated useful lives of the assets acquired of three years. Any adjustments arising as a result of the completion of valuation work to be performed by the independent valuation consultant, may have a material effect on the amortization for the period reported.

  (C) Reflects the issuance of 5,892,000 shares of Common Stock in exchange for all the outstanding common stock of Tunes.com.

  (D) Reflects the amortization of intangible assets associated with the purchase of Tunes.com as if the acquisition was completed as of the beginning of each period presented. Amortization is over the estimated useful lives of the assets acquired. Any adjustments arising as a result of the completion of valuation work to be performed by the independent valuation consultant, may have a material effect on the amortization for the period reported.

  (E) Reflects the adjustment to Tunes.com to conform expense classifications for reporting with respect to the allocation of expense to cost of revenues versus product development.

  Adjustments reflecting the acquisition of Creative Fulfillment, IUMA, Cductive and Tunes.com for the twelve months ended June 30, 1999:

  (F) Reflects the issuance of 367,000 shares for Creative Fulfillment, 411,000 shares for IUMA, 2,136,000 shares for Cductive and 5,892,000 shares for Tunes.com.

  (G) Reflects the elimination of inter-company development consulting revenue paid by EMusic.com to Creative Fulfillment.

  (H) Reflects the adjustment to Tunes.com to conform expense classifications for reporting and the elimination of expense related to inter-company development consulting revenue paid by EMusic.com to Creative Fulfillment.

  (I) Reflects the amortization of intangible assets associated with the purchase of Creative Fulfillment, IUMA, Cductive and Tunes.com as if the acquisition was completed as of July 1, 1998. Amortization for Cductive and Tunes.com is over the estimated useful lives of the assets acquired. Any adjustments arising as a result of the completion of valuation work to be performed by the independent valuations consultant, may have a material effect on the amortization for the period reported.

  Adjustments reflecting the acquisition of Cductive and Tunes.com on September 30, 1999:

  (J) Reflects the allocation of the Cductive purchase price of approximately $36,782,000, which consisted of the issuance of 2,136,000 shares of Common Stock valued at $14.85 per share, assumption of fully-vested warrants and options for 471,000 shares of Common Stock, net assets assumed of approximately $915,000 and direct acquisition related expenses of $100,000.

  (K) Reflects the elimination of Cductive's equity accounts.

  (L) Reflects the allocation of the Tunes.com purchase price of approximately $138,928,000, which consisted of the issuance of 5,892,000 shares of Common Stock valued at $14.29 per share, assumption of fully-vested warrants and options for 4,708,000 shares of Common Stock, net assets assumed of approximately $9,007,000 and direct acquisition related expenses of $3,893,000.

  (M) Reflects the elimination of Tunes.com's equity accounts.

                     REPORT OF INDEPENDENT ACCOUNTANTS

The Boards of Directors and Shareholders
Creative Fulfillment, Inc. (d.b.a. "Emusic")
(a Development Stage Enterprise)

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Creative Fulfillment, Inc. (d.b.a. "Emusic") (a development stage enterprise) at October 31, 1998, and the results of its operations and its cash flows for the years ended October 31, 1997 and 1998 and for the period from March 14, 1995 (inception) through October 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

San Jose, California
March 31, 1999

                  CREATIVE FULFILLMENT, INC. (d.b.a. "EMUSIC")
                        (a Development Stage Enterprise)

                                 BALANCE SHEETS

                                                         October 31, January 31,
                                                            1998        1999
                                                         ----------- -----------
                                                                     (Unaudited)
ASSETS
Current assets:
 Cash and cash equivalents.............................   $   1,770   $  13,852
 Accounts receivable...................................          --       3,062
                                                          ---------   ---------
  Total current assets.................................       1,770      16,914
Property and equipment, net............................       9,664       6,774
                                                          ---------   ---------
   Total assets........................................   $  11,434   $  23,688
                                                          =========   =========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Commitments (Note 4)
Current liabilities:
 Accounts payable and accrued liabilities..............   $  18,402   $   9,443
 Related party liabilities (Notes 3 & 7)...............       7,066      13,286
                                                          ---------   ---------
  Total current liabilities............................      25,468      22,729
                                                          ---------   ---------
Shareholders' equity:
 Common stock, no par value; 25,000,000 shares
  authorized, 17,079,965 shares issued and
  outstanding..........................................     186,133     186,133
 Deficit accumulated during the development stage......    (200,167)   (185,174)
                                                          ---------   ---------
  Total shareholders' equity (deficit).................     (14,034)        959
                                                          ---------   ---------
   Total liabilities and shareholders' equity..........   $  11,434   $  23,688
                                                          =========   =========



   The accompanying notes are an integral part of these financial statements.

                  CREATIVE FULFILLMENT, INC. (d.b.a. "EMUSIC")
                        (a Development Stage Enterprise)

                            STATEMENTS OF OPERATIONS

                            Years Ended      March 14, 1995   Three Months Ended    March 14, 1995
                            October 31,      (Inception) to       January 31,       (Inception) to
                         ------------------   October 31,   -----------------------  January 31,
                           1997      1998         1998         1998        1999          1999
                         --------  --------  -------------- ----------- ----------- --------------
                                                            (Unaudited) (Unaudited)  (Unaudited)
Revenues:
 Music revenues......... $272,253  $117,993     $685,481      $38,431     $10,092     $ 695,573
 Advertising revenues...      191    39,560       39,751           --      10,296        50,047
 Other revenues.........      118    37,083       37,201           --      50,000        87,201
                         --------  --------    ---------      -------     -------     ---------
  Total revenues........  272,562   194,636      762,433       38,431      70,388       832,821
Cost of revenues:
 Cost of music
  revenues..............  244,307   113,753      625,605       35,011      11,747       637,352
 Cost of other
  revenues..............       --    17,730       17,730           --          --        17,730
                         --------  --------    ---------      -------     -------     ---------
  Total cost of
   revenues.............  244,307   131,483      643,335       35,011      11,747       655,082
                         --------  --------    ---------      -------     -------     ---------
Gross profit............   28,255    63,153      119,098        3,420      58,641       177,739
                         --------  --------    ---------      -------     -------     ---------
Operating expenses:
 Product development....   48,371    76,859      158,851        4,089      40,349       199,200
 Sales, general and
  administrative........   21,052    68,333      156,132        2,323       3,299       159,431
                         --------  --------    ---------      -------     -------     ---------
  Total operating
   expenses.............   69,423   145,192      314,983        6,412      43,648       358,631
                         --------  --------    ---------      -------     -------     ---------
Income (loss) from
 operations.............  (41,168)  (82,039)    (195,885)      (2,992)     14,993      (180,892)
Interest and other
 expense, net...........   (1,731)     (951)      (4,282)      (1,057)         --        (4,282)
                         --------  --------    ---------      -------     -------     ---------
Net income (loss)....... $(42,899) $(82,990)   $(200,167)     $(4,049)    $14,993     $(185,174)
                         ========  ========    =========      =======     =======     =========


   The accompanying notes are an integral part of these financial statements.

                  CREATIVE FULFILLMENT, INC. (d.b.a. "EMUSIC")
                        (a Development Stage Enterprise)

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                       Deficit
                                                     Accumulated     Total
                                    Common Stock     During the  Shareholders'
                                 ------------------- Development    Equity
                                   Shares    Amount     Stage      (Deficit)
                                 ---------- -------- ----------- -------------
Issuance of Common Stock to
 Founders for services.......... 13,500,000 $ 15,000  $      --    $ 15,000
Net loss........................                        (29,104)    (29,104)
                                 ---------- --------  ---------    --------
Balance at October 31, 1995..... 13,500,000   15,000    (29,104)    (14,104)
Issuance of Common Stock to
 Founder in exchange for fixed
 assets.........................  2,000,000   20,000         --      20,000
Issuance of Common Stock in
 exchange for advertising
 services.......................     96,665    4,833         --       4,833
Issuance of Common Stock in
 exchange for cancellation of
 note payable...................  1,000,000   50,000         --      50,000
Net loss........................         --       --    (45,174)    (45,174)
                                 ---------- --------  ---------    --------
Balance at October 31, 1996..... 16,596,665   89,833    (74,278)     15,555
Sale of Common Stock for Cash...     47,500    9,500         --       9,500
Issuance of Common Stock for
 Services.......................    125,000   24,640         --      24,640
Net loss........................         --       --    (42,899)    (42,899)
                                 ---------- --------  ---------    --------
Balance at October 31, 1997..... 16,769,165  123,973   (117,177)      6,796
Issuance of Common Stock for
 Services.......................    310,800   62,160         --      62,160
Net loss........................         --       --    (82,990)    (82,990)
                                 ---------- --------  ---------    --------
Balance at October 31, 1998..... 17,079,965  186,133   (200,167)    (14,034)
Net income (unaudited)..........         --       --     14,993      14,993
                                 ---------- --------  ---------    --------
Balance at January 31, 1999
 (unaudited).................... 17,079,965 $186,133  $(185,174)   $    959
                                 ========== ========  =========    ========


   The accompanying notes are an integral part of these financial statements.

                  CREATIVE FULFILLMENT, INC. (d.b.a. "EMUSIC")
                        (a Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS

                             Years Ended      March 14, 1995   Three Months Ended    March 14, 1995
                             October 31,      (Inception) to       January 31,       (Inception) to
                          ------------------   October 31,   -----------------------  January 31,
                            1997      1998         1998         1998        1999          1999
                          --------  --------  -------------- ----------- ----------- --------------
                                                             (Unaudited) (Unaudited)  (Unaudited)

Cash flows from
 operating activities:
Net income (loss).......  $(42,899) $(82,990)   $(200,167)     $(4,049)    $14,993     $(185,174)
Adjustments to reconcile
 net income (loss) to
 net cash used in
 operating activities:
 Depreciation...........    12,277    12,856       30,453        3,221       2,890        33,343
 Issuance of common
  stock in exchange for
  services..............    24,640    62,160      106,633           --          --       106,633
 Changes in operating
  assets and
  liabilities:
 Accounts receivable....        --        --           --           --      (3,062)       (3,062)
 Accounts payable and
  accrued liabilities...     5,180     1,617       25,468       (4,251)    (15,239)       10,229
                          --------  --------    ---------      -------     -------     ---------
Net cash used by
 operating activities...      (802)   (6,357)     (37,613)      (5,079)       (418)      (38,031)
                          --------  --------    ---------      -------     -------     ---------
Cash flows from
 investing activities:
Acquisition of property
 and equipment..........    (2,623)   (1,464)     (20,117)          --          --       (20,117)
                          --------  --------    ---------      -------     -------     ---------
Net cash provided by
 investing activities...    (2,623)   (1,464)     (20,117)          --          --       (20,117)
                          --------  --------    ---------      -------     -------     ---------
Cash flows from
 financing activities:
Proceeds from issuance
 of note................        --        --       50,000           --      12,500        62,500
Net proceeds from
 issuance of common
 stock..................     9,500        --        9,500           --          --         9,500
                          --------  --------    ---------      -------     -------     ---------
Net cash provided by
 financing activities...     9,500        --       59,500           --      12,500        72,000
                          --------  --------    ---------      -------     -------     ---------
Net increase/(decrease)
 in cash................     6,075    (7,821)       1,770       (5,079)     12,082        13,852
Cash at beginning of
 period.................     3,516     9,591           --        9,591       1,770            --
                          --------  --------    ---------      -------     -------     ---------
Cash at end of period...  $  9,591  $  1,770    $   1,770      $ 4,512     $13,852     $  13,852
                          --------  --------    ---------      -------     -------     ---------
Supplemental disclosures
 of cash flow
 information:
Issuance of Common Stock
 in exchange for fixed
 assets.................  $     --  $     --    $  20,000      $    --     $    --     $  20,000
Conversion of notes
 payable to Common
 Stock..................  $     --  $     --    $  50,000      $    --     $    --     $  50,000

   The accompanying notes are an integral part of these financial statements.

                  Creative Fulfillment, Inc. (d.b.a. "Emusic")
                        (a Development Stage Enterprise)

                         Notes to Financial Statements

1. Nature of Business and Significant Accounting Policies

Organization and Business

Creative Fulfillment, Inc. ("Creative" or the "Company"), a California corporation, was incorporated on March 14, 1995 to develop an Internet web site to sell musical recordings on CD's, the fulfillment and shipping of which is performed by a third party. Since its inception, the Company has been in the development stage devoting its efforts primarily to developing its web site, acquiring operating assets and raising capital. The Company operates within one business segment, operates only in the United States, and sells primarily to customers in the United States.

Significant Accounting Policies

 Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Unaudited Interim Results

The accompanying interim financial statements as of January 31, 1999 and for the three months ended January 31, 1998 and 1999 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and its cash flows as of January 31, 1999 and for the three months ended January 31, 1998 and 1999. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the three months ended January 31, 1999 are not necessarily indicative of the results to be expected for the year ending October 31, 1999.

 Revenue Recognition

Music revenues are generally recognized in the period in which the shipment occurs. A provision is made for returns based on historical return levels experienced by the Company. All music sales are paid for by credit card.

Advertising revenues are derived principally from short-term advertising agreements. These revenues are generally recognized ratably over the term of the agreements, provided that the Company has no significant remaining obligations and collection of the resulting receivable is probable.

Other revenue consists primarily of consulting revenue, which is generally recognized ratably over the term of the agreements, provided that the Company has no significant remaining obligations and collection of the resulting receivable is probable.

 Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and accounts receivable. Cash balances are maintained with a major financial institution and have been maintained below federally insured limits. No individual customers represented greater than 10% of sales in fiscal 1997 or 1998. In the three months ended January 31, 1999 (unaudited), one customer accounted for 71% of total revenues. See also Note 3 below.

                  Creative Fulfillment, Inc. (d.b.a. "Emusic")
                        (a Development Stage Enterprise)

                   Notes to Financial Statements--(Continued)


 Cash Equivalents and Fair Value of Financial Instruments

The Company considers all highly liquid, low risk debt instruments with a maturity of three months or less from the date of purchase to be cash equivalents. The carrying value of the Company's financial instruments, including cash, accounts receivable and accounts payable, approximate their fair value due to their relatively short maturities.

 Property and Equipment

Property and equipment is stated at historical cost. Depreciation is computed using the straight-line method over estimated useful lives, generally three years.

 Comprehensive Income or Loss

There are no differences between the Company's net income or loss for the years ended October 31, 1997 and 1998, for the period from March 14, 1995 (inception) to October 31, 1998, the three months ended January 31, 1999 (unaudited) and the period from March 14, 1995 (inception) to January 31, 1999 (unaudited) and the Company's comprehensive income or loss for each of these periods.

 Product Development Costs

Product development costs include expenses incurred by the Company to develop, enhance, manage, monitor and operate the Company's Web site. Product development costs are expensed as incurred.

 Income Taxes

Income taxes are accounted for using an asset and liability method which requires the recognition of deferred tax assets and liabilities for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax assets and liabilities are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Recent Accounting Pronouncements

In March 1998, the American Institute of Certified Public Accountants issued SOP No. 98-1, "Software for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The Company does not expect that the adoption of SOP No. 98-1 will have a material impact on its financial statements.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair value. It also provides guidance for accounting for changes in the fair value of a derivative (i.e. gains and losses). SFAS 133 is effective for all fiscal years beginning after June 15, 1999. The Company does not expect that the adoption of SFAS 133 will have a material effect on its financial statements.

                  Creative Fulfillment, Inc. (d.b.a. "Emusic")
                        (a Development Stage Enterprise)

                   Notes to Financial Statements--(Continued)


2. Property and Equipment

                                                         October 31, January 31,
                                                            1998        1999
                                                         ----------- -----------
                                                                     (Unaudited)
   Computer and office equipment........................  $ 40,117    $ 40,117
   Less accumulated depreciation........................   (30,453)    (33,343)
                                                          --------    --------
                                                          $  9,664    $  6,774
                                                          ========    ========

3. Related Party Transactions

The Company has incurred $18,000 and $19,000 in development expenses during fiscal 1998 and the period from March 14, 1995 (inception) to October 31, 1998, and incurred $31,010 (unaudited) and $43,510 in development expenses in the period from March 14, 1995 (inception) to January 31, 1999 with Mango Enterprises. Mango Enterprises is owned by the Founder and holder of 79% of the outstanding Common Stock of Emusic.

The Company has incurred $3,927 in expenses during the period from March 14, 1995 (inception) to October 31, 1998 with WebCentral. There have been no transactions with WebCentral since October 1998. WebCentral is owned by the Founder and holder of 79% of the outstanding Common Stock of Emusic.

At October 31, 1998 and January 31, 1999, the Company owed $7,066 and $786 (unaudited) to the Founder of the Company for short-term advances made. Such advances are not evidenced by a note, and are generally repaid within three months or less.

See Note 7 below for additional related party transactions subsequent to October 31, 1998.

4. Commitments

The Company does not have any equipment or facilities lease commitments as of October 31, 1998 or January 31, 1999 (unaudited). Rent paid during fiscal 1997, 1998 and the three months ended January 31, 1999 (unaudited) was insignificant.

5. Income Taxes

There is no provision for income taxes for the period from March 14, 1995 (inception) through January 31, 1999 as the Company incurred a net loss. The Company's deferred tax assets at October 31, 1998 principally relate to its net operating loss and approximate $175,000. Due to uncertainty surrounding recoverability, a full valuation allowance has been established against this amount.

Utilization of the net operating losses and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change provisions of the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses and credits before full utilization.

6. Common Stock

The Company's is authorized to issue 25,000,000 shares of Common Stock, of which 17,079,965 shares were issued and outstanding as of October 31, 1998 and January 31, 1999 (unaudited). Of the total shares issued and outstanding, 17,032,465 shares were issued for other than cash proceeds. The value of such shares was based on sales of similar instruments for cash, or the value of the goods or services received, whichever was more readily determinable.

                  Creative Fulfillment, Inc. (d.b.a. "Emusic")
                        (a Development Stage Enterprise)

                   Notes to Financial Statements--(Continued)


7. Subsequent Events

 Merger

On January 25, 1999, EMusic.com Inc. (formerly GoodNoise Corporation) ("EMusic") acquired all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of EMusic.

 Related Party Loan and Consulting Revenues

In January 1999, EMusic loaned Creative $12,500, which was repaid to EMusic in February 1999. In addition, during the three months ended January 31, 1999, EMusic paid consulting fees totaling $50,000, which were recorded as revenue by Creative.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Shareholders
Internet Underground Music Archive ("IUMA")

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Internet Underground Music Archive ("IUMA") at July 31, 1998 and the results of its operations and its cash flows for the years ended July 31, 1998 and 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

San Jose, California
July 21, 1999

                INTERNET UNDERGROUND MUSIC ARCHIVE INC. ("IUMA")
                                 BALANCE SHEETS

                                                         July 31,    April 30,
                                                           1998        1999
                                                         ---------  -----------
                                                                    (Unaudited)
ASSETS

Current assets:
  Cash and cash equivalents............................. $   1,684  $    33,537
  Accounts receivable...................................    40,204       21,797
  Prepaid expenses......................................       592        2,293
                                                         ---------  -----------
    Total current assets................................    42,480       57,627
Property and equipment, net.............................    33,468       41,613
Intangible assets, net..................................    15,921       12,884
Other assets............................................     1,700       64,570
                                                         ---------  -----------
    Total assets........................................ $  93,569  $   176,694
                                                         =========  ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Accounts payable...................................... $  87,356  $   391,471
  Accrued payroll and related benefits..................        --      203,027
  Current portion of notes payable......................    51,468      183,638
                                                         ---------  -----------
    Total current liabilities...........................   138,824      778,136
                                                         ---------  -----------
Notes payable, less current portion.....................   131,145      309,550
                                                         ---------  -----------
Total liabilities.......................................   269,969    1,087,686
                                                         ---------  -----------

Commitments (Note 4)

Shareholders' equity (deficit):
  Common stock, no par value; 30,000,000 shares
   authorized, 3,351,750 and 4,432,480 shares issued and
   outstanding..........................................   554,810    1,105,168
  Notes receivable from shareholders....................        --       (8,655)
  Deferred compensation.................................  (328,527)    (528,971)
  Accumulated deficit...................................  (402,683)  (1,478,534)
                                                         ---------  -----------
    Total shareholders' equity (deficit)................  (176,400)    (910,992)
                                                         ---------  -----------
     Total liabilities and shareholders' equity
      (deficit)......................................... $  93,569  $   176,694
                                                         =========  ===========


   The accompanying notes are an integral part of these financial statements.

                INTERNET UNDERGROUND MUSIC ARCHIVE INC. ("IUMA")

                            STATEMENTS OF OPERATIONS

                                  Years Ended July        Nine Months Ended
                                         31,                  April 30,
                                 --------------------  -----------------------
                                   1997       1998        1998        1999
                                 ---------  ---------  ----------- -----------
                                                       (unaudited) (unaudited)
Revenues:
 Website hosting...............  $  55,799  $ 137,200   $  53,061  $   136,958
 Advertising...................    162,447     79,326      55,327       64,140
 Other.........................    213,814      7,821       6,872       97,572
                                 ---------  ---------   ---------  -----------
  Total revenues...............    432,060    224,347     115,260      298,670
Operating expenses:
 Product development...........     50,524     99,616      88,793      123,657
 Selling, general and
  administrative...............    345,346    340,493     221,576    1,119,994
 Amortization of deferred
  compensation.................      4,158     13,662      12,492      130,870
                                 ---------  ---------   ---------  -----------
  Total operating expenses.....    400,028    453,771     322,861    1,374,521
                                 ---------  ---------   ---------  -----------
Income (loss) from operations..     32,032   (229,424)   (207,601)  (1,075,851)
Interest and other expense,
 net...........................        --      (1,011)        --           --
                                 ---------  ---------   ---------  -----------
Income (loss) before income
 taxes.........................     32,032   (230,435)   (207,601)  (1,075,851)
Income tax benefit (expense)...    (10,542)    10,542      10,542          --
                                 ---------  ---------   ---------  -----------
Net income (loss)..............  $  21,490  $(219,893)  $(197,059) $(1,075,851)
                                 =========  =========   =========  ===========
Net income (loss) per common
 share-basic...................  $    0.01  $   (0.07)  $   (0.06) $     (0.28)
                                 =========  =========   =========  ===========
Net income (loss) per common
 share-diluted.................  $    0.01  $   (0.07)  $   (0.06) $     (0.28)
                                 =========  =========   =========  ===========
Weighted average common shares
 outstanding-basic ............  3,270,000  3,310,875   3,297,250    3,829,615
                                 =========  =========   =========  ===========
Weighted average common shares
 outstanding-diluted...........  3,636,601  3,310,875   3,297,250    3,829,615
                                 =========  =========   =========  ===========




   The accompanying notes are an integral part of these financial statements.

                INTERNET UNDERGROUND MUSIC ARCHIVE INC. ("IUMA")

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                                               Notes due                                 Total
                                                  from       Deferred   Accumulated  Shareholders'
                          Shares     Amount   Shareholders Compensation   Deficit       Deficit
                         --------- ---------- ------------ ------------ -----------  -------------
Balance at July 31,
 1996................... 3,270,000 $  163,500   $   --      $     --    $  (204,280)  $   (40,780)
 Unearned stock-based
  compensation..........               17,333       --        (17,333)          --            --
 Amortization of stock-
  based compensation....       --         --        --          4,158           --          4,158
 Net income.............       --         --        --             --        21,490        21,490
                         --------- ----------   -------     ---------   -----------   -----------
Balance at July 31,
 1997................... 3,270,000    180,833       --        (13,175)     (182,790)      (15,132)
 Issuance of common
  stock for services....    81,750     44,963       --            --            --         44,963
 Unearned stock-based
  compensation..........              329,014       --       (329,014)          --            --
 Amortization of stock-
  based compensation....       --         --        --         13,662           --         13,662
 Net loss...............       --         --        --            --       (219,893)     (219,893)
                         --------- ----------   -------     ---------   -----------   -----------
Balance at July 31,
 1998................... 3,351,750    554,810       --       (328,527)     (402,683)     (176,400)
 Exercise of stock
  options...............   955,730      9,557    (8,655)                        --            902
 Issuance of common
  stock for services....   125,000    209,487       --            --            --        209,487
 Unearned stock-based
  compensation..........       --     331,314       --       (331,314)          --            --
 Amortization of stock-
  based compensation....       --         --        --        130,870           --        130,870
 Net income
  (unaudited)...........       --         --        --            --     (1,075,851)   (1,075,851)
                         --------- ----------   -------     ---------   -----------   -----------
Balance at April 30,
 1999 (unaudited)....... 4,432,480 $1,105,168   $(8,655)    $(528,971)  $(1,478,534)  $  (910,992)
                         ========= ==========   =======     =========   ===========   ===========





   The accompanying notes are an integral part of these financial statements.

                INTERNET UNDERGROUND MUSIC ARCHIVE INC. ("IUMA")

                            STATEMENTS OF CASH FLOWS

                                   Years Ended July       Nine Months Ended
                                         31,                  April 30,
                                  -------------------  -----------------------
                                    1997      1998        1998        1999
                                  --------  ---------  ----------- -----------
                                                       (unaudited) (unaudited)
Cash flows from operating
 activities:
Net income (loss)...............  $ 21,490  $(219,893)  $(197,059) $(1,075,851)
Adjustments to reconcile net
 income (loss) to net cash used
 in operating activities:
  Depreciation and
   amortization.................     6,341     14,481      13,128       14,892
  Amortization of deferred
   compensation.................     4,158     13,662      12,492      130,870
  Issuance of common stock for
   services.....................        --     44,963      44,963      209,487
  Changes in operating assets
   and liabilities:
    Accounts receivable.........   (52,372)    27,277      40,459       18,407
    Other assets................        --        (94)     (2,230)      (4,571)
    Prepaid expenses relating to
     acquisition................        --         --          --      (60,000)
    Accounts payable and accrued
     liabilities................    39,922     (3,834)    (15,702)     507,142
                                  --------  ---------   ---------  -----------
Net cash provided (used) by
 operating activities...........    19,539   (123,438)   (103,949)    (259,624)
                                  --------  ---------   ---------  -----------
Cash flows used in investing
 activities:
Acquisition of property and
 equipment......................   (19,349)   (18,077)    (12,955)     (20,000)
Cash paid for intangibles.......        --    (11,756)         --           --
                                  --------  ---------   ---------  -----------
Net cash used in investing
 activities.....................   (19,349)  (29,833)     (12,955)     (20,000)
                                  --------  ---------   ---------  -----------
Cash flows from financing
 activities:
Proceeds from issuance of
 notes..........................     4,100    149,342     131,145      315,100
Principal payments on notes.....        --         --          --       (4,525)
Proceeds from issuance of common
 stock..........................        --         --          --          902
                                  --------  ---------   ---------  -----------
Net cash provided by financing
 activities.....................     4,100    149,342     131,145      311,477
                                  --------  ---------   ---------  -----------
Net increase/(decrease) in
 cash...........................     4,290     (3,929)     14,241       31,853
Cash at beginning of period.....     1,323      5,613       5,613        1,684
                                  --------  ---------   ---------  -----------
Cash at end of period...........  $  5,613  $   1,684   $  19,854  $    33,537
                                  ========  =========   =========  ===========
Supplemental disclosures of cash
 flow information:
Cash paid during the year for:
  Interest......................  $     --  $   1,011   $      --  $       758

The accompanying notes are an integral part of these financial statements.

               INTERNET UNDERGROUND MUSIC ARCHIVE, INC. ("IUMA")
                       NOTES TO THE FINANCIAL STATEMENTS

1. Nature of Business and Significant Accounting Policies

Organization and Business

Internet Underground Music Archive Inc. ("IUMA" or the "Company"), a California corporation, was incorporated on July 1, 1995 to promote, distribute and sell music from unsigned and independent musicians. The Company operates within one business segment, operates only in the United States, and sells primarily to customers in the United States.

Significant Accounting Policies

 Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Unaudited Interim Results

The accompanying interim financial statements as of April 30, 1999 and for the nine months ended April 30, 1998 and 1999 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and its cash flows as of April 30, 1999 and for the nine months ended April 30, 1998 and 1999. The results for the nine months ended April 30, 1999 are not necessarily indicative of the results to be expected for the year ending July 31, 1999.

 Revenue Recognition

Website hosting and related service revenues are generally recognized ratably over the term of the agreements, provided that the Company has no significant remaining obligations and collection of the resulting receivable is probable.

Advertising revenues are derived principally from short-term advertising agreements. These revenues are generally recognized ratably over the term of the agreements, provided that the Company has no significant remaining obligations and collection of the resulting receivable is probable.

Other revenue consists primarily of consulting revenue and commissions on music sales. Consulting revenue is recognized ratably over the term of the agreements. Commissions on music sales are derived from fulfillment of compact disc sales on behalf of artists listed on the IUMA websites, and are recognized upon shipment of the related product.

 Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and accounts receivable. Cash balances are maintained with a major financial institution and have been maintained below federally insured limits. For the fiscal years ending July 31, 1997 and 1998 there were two different sets of customers, which accounted for 76% and 72% of revenues, respectively. Three customers accounted for 91% of revenues for the nine months ending 4/30/99.

               INTERNET UNDERGROUND MUSIC ARCHIVE, INC. ("IUMA")
                       NOTES TO THE FINANCIAL STATEMENTS


 Cash Equivalents and Fair Value of Financial Instruments

The Company considers all highly liquid, low risk debt instruments with a maturity of three months or less from the date of purchase to be cash equivalents. The carrying value of the Company's financial instruments, including cash, accounts receivable and accounts payable, approximate their fair value due to their relatively short-term maturities.

 Property and Equipment

Property and equipment is stated at historical cost. Depreciation is computed using the straight-line method over estimated useful lives, generally three years.

 Net Income or Loss per Common Share

Basic earnings per share is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net income per common share is computed giving effect to all dilutive options in issuance.

 Comprehensive Income or Loss

There are no differences between the Company's net income or loss for the years ended July 31, 1997 and 1998 and for the nine months ended April 30, 1999 (unaudited) and the Company's comprehensive income or loss for the same periods.

 Product Development Costs

Product development costs include expenses incurred by the Company to develop, enhance, manage, monitor and operate the Company's Web site. Product development costs are expensed as incurred.

 Income Taxes

Income taxes are accounted for using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax assets and liabilities are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Stock-based compensation

The Company accounts for stock-based awards/options to employees using the intrinsic value method and has adopted the disclosure only provisions of Financial Accounting Standard No. 123.

 Recent Accounting Pronouncements

In March 1998, the American Institute of Certified Public Accountants issued SOP No. 98-1, "Software for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The Company does not expect that the adoption of SOP No. 98-1 will have a material impact on its financial statements.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 requires that entities recognize all derivatives as either assets or liabilities and measure those instruments at fair value. It also provides guidance for accounting for changes in the fair value of a derivative (i.e. gains and losses). SFAS 133 is effective for all fiscal years beginning after June 15, 2000. The Company does not expect that the adoption of SFAS 133 will have a material effect on its financial statements.

               INTERNET UNDERGROUND MUSIC ARCHIVE, INC. ("IUMA")
                       NOTES TO THE FINANCIAL STATEMENTS


2. Property and Equipment

                                                           July 31,   April 30,
                                                             1998       1999
                                                           --------  -----------
                                                                     (unaudited)
   Computer and office equipment.......................... $48,601     $59,874
   Less accumulated depreciation.......................... (15,133)    (18,261)
                                                           -------     -------
                                                           $33,468     $41,613
                                                           =======     =======

Book value for assets under capital lease at July 31, 1998 and April 30, 1999 totaled approximately $5,000 and $4,000, respectively.

Depreciation expense for the periods ended July 31, 1997, July 31, 1998 and April 30, 1999 totaled approximately $5,000, $12,000 and $12,000, respectively.

The Company incurred rental expense of $17,000, $18,000, and $14,000 for the years ended July 31, 1997 and July 31, 1998 and for the nine months ended, respectively.

3. Related Party Transactions

Shares of Common Stock were issued to several employees in exchange for promissory notes. As of April 30, 1999, none of these promissory notes have been paid in full.

The Company had the following related party transactions during the periods presented.

  . On July 12, 1996 the Company entered into an agreement with two shareholders, under which it borrowed approximately $33,000. Under the terms of the agreement and in return for consulting services provided, the shareholders received stock equivalent to 18% of the outstanding capital of the Company. The note was interest free and is payable upon receipt by the Company of additional financing in excess of $250,000. As of July 31, 1998 and April 30, 1999 (unaudited), the total amount borrowed remained outstanding.

  . Pursuant to an agreement dated October 23, 1998 one shareholder loaned the Company $5,000 at 5% per annum. The loan was unsecured and payable when the Company received additional financing.

  . Two shareholders are due approximately $27,000, pursuant to a consulting agreement dated February 5, 1997.

  . During the year ended July 31, 1998 a shareholder advanced the Company approximately $12,000 repayable at $100 per month, interest at 5.73% per annum. As of July 31, 1998 and April 30, 1999 (unaudited), the total amount borrowed remained outstanding.

4. Commitments

IUMA entered into a capital lease for equipment during the year ended July 31, 1998 and will have payments due of approximately $2,000 for each of the years ended July 31, 1999, 2000 and 2001.

As of July 31, 1998, the Company had operating leases for equipment with commitments of approximately 13,000, $13,000, 8,000 and 1000 for the years ended July 31, 1999, 2000, 2001 and 2002, respectively.

As of July 31, 1998 the Company had a rental lease with minimum monthly payments of approximately $1,000 for a total commitment of approximately $12,000 for the year ended July 31, 1999.

               INTERNET UNDERGROUND MUSIC ARCHIVE, INC. ("IUMA")
                       NOTES TO THE FINANCIAL STATEMENTS


5. Income Taxes

The Company's deferred tax assets of approximately $79,000 at July 31, 1998 principally relate to its net operating loss. A full valuation allowance has been established because of the uncertainty of realization.

Utilization of the net operating losses and tax credit carryforwards may be subject to a substantial annual limitation due to ownership changes. The annual limitation may result in the expiration of net operating losses and credits before full utilization.

6. Preferred Stock

The Company was authorized to issue 20,000,000 shares of Preferred Stock, of which none were issued or outstanding at July 31, 1998 and April 30, 1999

7. Common Stock

The Company was authorized to issue 30,000,000 shares of Common Stock, of which 3,351,750 and 4,307,480 shares were issued and outstanding at July 31, 1998 and April 30, 1999 (unaudited), respectively. The value of such shares was determined based upon the value of the shares issued, as determined by cash proceeds to the company on sales of similar instruments, or the value of the goods or services received, whichever was more readily determinable.

8. Stock Options

 Option activity

Option activity during the year ended July 31, 1997 and 1998 is as follows:

                                                                       Average
                                                                       Weighted
                                                                       Exercise
                                                               Shares   Price
                                                               ------- --------
   Balance, July 31, 1996.....................................     --    $--
    Options granted........................................... 389,326    .01
                                                               -------
   Balance, July 31, 1997..................................... 389,326    .01
    Options granted........................................... 325,557    .01
                                                               -------
   Balance, July 31, 1998..................................... 714,883    .01
                                                               =======

At July 31, 1998, all outstanding options were exercisable of which 506,486 shares, at a weighted average exercise price of $0.01, are subject to the Company's right of repurchase upon exercise.

 Pro forma stock compensation

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). Had compensation cost been determined based on the minimum value at the grant date for the awards in 1997 and 1998 consistent with the provisions of SFAS No. 123, the Company's net loss for 1997 and 1998, respectively, would have been as follows (in thousands, except per share amounts):

                                                           1997      1998
                                                          -------  ---------
   Net income (loss) attributable to common stock
    holders--as reported................................. $21,490  $(219,893)
   Net income (loss) attributable to common
    stockholders--pro forma.............................. $17,214  $(233,892)
   Net income (loss) per common share--basic and diluted
    as reported.......................................... $ (0.01) $   (0.07)
   Net income (loss) per common share--basic and diluted
    pro forma............................................ $ (0.01) $   (0.06)

               INTERNET UNDERGROUND MUSIC ARCHIVE, INC. ("IUMA")
                       NOTES TO THE FINANCIAL STATEMENTS


Such pro forma disclosures may not be representative of future compensation cost because options vest over several years and additional grants are made each year.

The minimum value of each option grant is estimated on the date of grant using a type of Black-Scholes option-pricing model with the following assumptions used for grants:

                                                                     1997  1998
                                                                     ----  ----
   Weighted average risk-free interest rate......................... 6.49% 5.47%
   Expected life (from vesting date)................................    5     5
   Expected dividends...............................................  --    --

Based on the above assumptions, the aggregate fair value and weighted average fair value per share of options granted in 1997 and 1998 were $18,501 and $0.048 and $329,665 and $1.013, respectively. All options were granted with exercise prices below the estimated market value at the date of grant.

The options outstanding (all of which are exercisable) by exercise price at July 31, 1998 are as follows:

                              Options Outstanding

                                                                                      Weighted
                                                                                       Average
                                                                                      Remaining
                                                                                     Contractual
     Exercise                        Number                                             Life
      Prices                       Outstanding                                         (years)
     --------                      -----------                                       -----------
      $0.01                          714,883                                            8.79

 Deferred stock compensation

During the years ended July 31, 1997 and 1998, the Company issued options to certain employees with exercise prices below the deemed fair market value of the Company's common stock at the date of grant. In addition, the Company allowed such options to be exercised in advance of full vesting, subject to repurchase rights with respect to unvested shares. In accordance with the requirements of APB 25, the Company has recorded deferred compensation for the difference between the exercise price of the stock options and the fair market value of the Company's stock at the date of grant. Deferred compensation is being amortized over the vesting periods. At July 31, 1998, the Company recorded deferred compensation of $328,527 (net of cancellations), of which $4,158 and $13,662 had been amortized to expense during the years ended July 31, 1997 and 1998.

9. Subsequent Events

 Leases

During October 1999 the Company entered into a second rental lease with minimum monthly payments of approximately $1,000. This lease was cancelled in May 1999. In addition, during July 1999 the original rental lease was also cancelled.

 Merger

On June 30, 1999, EMusic.com Inc. (formerly GoodNoise Corporation) acquired all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of EMusic.com Inc.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Group K Inc.
New York, New York

We have audited the accompanying balance sheets of Group K Inc. (a development stage company) (Note L[1]) as of December 31, 1998 and 1997 and the related statements of operations, stockholders' equity and cash flows for the period from June 16, 1997 (inception) through December 31, 1998, the year ended December 31, 1998 and the period June 16, 1997 (inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Group K Inc. (Note L[1]) as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the period from June 16, 1997 (inception) through December 31, 1998, the year ended December 31, 1998 and the period June 16, 1997 (inception) through December 31, 1997 in conformity with generally accepted accounting principles.

Richard A. Eisner & Company, LLP

New York, New York
November 19, 1999

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                                 BALANCE SHEETS

                                                December 31,
                                            ---------------------  September 30,
                                               1998        1997        1999
                                            -----------  --------  -------------
                                                                    (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents...............  $   849,000  $ 36,000   $  888,000
  Subscription receivable (collected in
   1999)..................................      283,000       --           --
  Prepaid and other current assets........       25,000    21,000      256,000
                                            -----------  --------   ----------
    Total current assets..................    1,157,000    57,000    1,144,000
Property and equipment, net...............      169,000    45,000      219,000
Other assets..............................       42,000       --        73,000
                                            -----------  --------   ----------
                                            $ 1,368,000  $102,000   $1,436,000
                                            ===========  ========   ==========
LIABILITIES
Current liabilities:
  Accounts payable and accrued expenses...  $    75,000  $  2,000   $  300,000
  Loans payable...........................          --     50,000          --
Current portion of capital lease
 obligations..............................       60,000     9,000       69,000
Dividends payable--preferred stock........       38,000       --        92,000
                                            -----------  --------   ----------
    Total current liabilities.............      173,000    61,000      461,000
Capital lease obligations, less current
 portion..................................       92,000    29,000       60,000
                                            -----------  --------   ----------
                                                265,000    90,000      521,000
                                            -----------  --------   ----------
Redeemable Preferred Stock (liquidation
 preference $1,500,000)...................          --        --     1,217,000
                                            -----------  --------   ----------
Commitments and contingency
STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Preferred stock--$.10 par value; 2,000,000
 shares authorized;
  Series B issued and outstanding 269,933
   shares (liquidation preference
   $810,000)..............................       27,000       --           --
Common stock--$.001 par value; 18,500,000
 shares authorized;
3,154,002, 2,499,999 and 3,440,602 shares
 issued and outstanding,
 respectively.............................        3,000     2,000        3,000
Additional paid-in capital................    1,766,000    58,000    2,008,000
Deficit accumulated during the development
 stage....................................     (693,000)  (48,000)  (2,313,000)
                                            -----------  --------   ----------
                                              1,103,000    12,000     (302,000)
                                            -----------  --------   ----------
                                             $1,368,000  $102,000   $1,436,000
                                            ===========  ========   ==========

                       See notes to financial statements

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                            STATEMENTS OF OPERATIONS

                           June 16,                  June 16,
                             1997                      1997                              June 16, 1997
                         (Inception)      Year     (Inception)    Nine months ended       (Inception)
                           Through       Ended       Through        September 30,           Through
                         December 31, December 31, December 31, -----------------------  September 30,
                             1998         1998         1997        1999         1998         1999
                         ------------ ------------ ------------ -----------  ----------  -------------
                                                                (unaudited)  (unaudited)  (unaudited)
Net sales...............  $  61,000    $  60,000     $  1,000   $    80,000  $  31,000    $   141,000
Cost of sales...........     55,000       55,000                    109,000     21,000        164,000
                          ---------    ---------     --------   -----------  ---------    -----------
Gross profit (loss).....      6,000        5,000        1,000       (29,000)    10,000        (23,000)
Expenses:
  Selling, general and
   administrative
   expenses (excluding
   equity
   compensation)........   (570,000)    (506,000)     (64,000)   (1,577,000)  (285,000)    (2,147,000)
  Noncash compensation
   charge...............   (150,000)    (150,000)         --        (11,000)       --         161,000
  Interest expense......    (13,000)     (12,000)      (1,000)      (16,000)    (6,000)       (29,000)
Interest income.........      6,000        6,000                     13,000      4,000         19,000
Other income............     28,000       12,000       16,000           --      12,000         28,000
                          ---------    ---------     --------   -----------  ---------    -----------
Net loss................  $(693,000)   $(645,000)    $(48,000)  $(1,620,000) $(265,000)   $(2,313,000)
                          =========    =========     ========   ===========  =========    ===========



                       See notes to financial statements

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

          STATEMENTS OF STOCKHOLDERS' EQUITY (Capital Deficiency)

                                                                             Deficit
                                                                           Accumulated
                           Preferred Stock      Common Stock   Additional  During the   Total Stockholders'
                          ------------------  ----------------  Paid-in    Development         Equity
                           Shares    Amount    Shares   Amount  Capital       Stage     (Capital Deficiency)
                          --------  --------  --------- ------ ----------  -----------  --------------------
Issuance of common stock
 at inception of the
 Company................                      2,499,999 $2,000 $   58,000                   $    60,000
Net loss................                                                   $   (48,000)         (48,000)
                          --------  --------  --------- ------ ----------  -----------      -----------
Balance--December 31,
 1997...................                      2,499,999  2,000     58,000      (48,000)          12,000
Conversion of loans
 payable into Series A
 convertible preferred
 stock at $0.90 per
 share in April 1998....    66,670  $  7,000                       53,000                        60,000
Issuance of Series A
 convertible preferred
 stock at $1.00 per
 share in April 1998....   504,000    50,000                      454,000                       504,000
Issuance of Series B
 convertible preferred
 stock at $3.00 per
 share in December
 1998...................   269,933    27,000                      783,000                       810,000
Issuance of common stock
 and 213,000 warrants in
 December 1998..........                         83,333           250,000                       250,000
Conversion of Series A
 preferred stock into
 common stock in
 December 1998..........  (570,670)  (57,000)   570,670  1,000     56,000                             0
Value of options
 granted................                                          150,000                       150,000
Dividends declared in
 December 1998..........                                          (38,000)                      (38,000)
Net loss................                                                      (645,000)        (645,000)
                          --------  --------  --------- ------ ----------  -----------      -----------
Balance--December 31,
 1998...................   269,933  $ 27,000  3,154,002 $3,000 $1,766,000  $  (693,000)     $ 1,103,000
                          ========  ========  ========= ====== ==========  ===========      ===========
Conversion of Series B
 preferred stock into
 common stock in August
 1999...................  (269,933)  (27,000)   269,933            27,000
Issuance of common stock
 through preferred stock
 financing..............                         16,667            75,000                        75,000
Issuance of common stock
 warrants through
 preferred stock
 financing..............                                          188,000                       188,000
Accretion of Series C
 preferred stock to
 redemption value.......                                           (5,000)                       (5,000)
Dividends declared in
 August 1999............                                          (54,000)                      (54,000)
Value of options granted
 to investors...........                                           11,000                        11,000
Net loss................                                                    (1,620,000)      (1,620,000)
                          --------  --------  --------- ------ ----------  -----------      -----------
Balance--September 30,
 1999 (unaudited).......       --   $    --   3,440,602 $3,000 $2,008,000  $(2,313,000)     $  (302,000)
                          ========  ========  ========= ====== ==========  ===========      ===========

                       See notes to financial statements

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                            STATEMENTS OF CASH FLOWS

                                                                                  Nine Months Ended
                                                                                    September 30,
                                                                                -----------------------
                                                       June 16,
                          June 16, 1997                  1997     June 16, 1997
                           (Inception)               (Inception)   (Inception)
                             Through     Year Ended    Through       Through
                          December 31,  December 31, December 31, September 30,
                              1998          1998         1997         1999         1999         1998
                          ------------- ------------ ------------ ------------- -----------  ----------
                                                                   (Unaudited)       (unaudited)
Cash flows from
 operating activities:
Net loss................   $ (693,000)   $ (645,000)   $(48,000)   $(2,313,000) $(1,620,000) $ (265,000)
Adjustments to reconcile
 net loss to net cash
 used in operating
 activities:
Depreciation and
 amortization...........       46,000        42,000       4,000        111,000       65,000      24,000
Compensation expense
 attributable to
 options................      150,000       150,000                    161,000       11,000
Changes in:
Other assets............      (67,000)      (46,000)    (21,000)      (329,000)    (262,000)    (30,000)
Accounts payable and
 accrued expenses.......       75,000        73,000       2,000        300,000      225,000       9,000
                           ----------    ----------    --------    -----------  -----------  ----------
Net cash used in
 operating activities...     (489,000)     (426,000)    (63,000)    (2,070,000)  (1,581,000)   (262,000)
                           ----------    ----------    --------    -----------  -----------  ----------
Cash flows from
 investing activities:
Additions to property
 and equipment..........      (34,000)      (24,000)    (10,000)      (122,000)     (88,000)    (46,000)
                           ----------    ----------    --------    -----------  -----------  ----------
Cash flows from
 financing activities:
Payment of capital lease
 obligations............      (29,000)      (28,000)     (1,000)       (79,000)     (50,000)    (15,000)
Loans payable...........       60,000        10,000      50,000         60,000                   10,000
Proceeds from sale of
 stock and warrants.....    1,341,000     1,281,000      60,000      3,099,000    1,758,000     504,000
                           ----------    ----------    --------    -----------  -----------  ----------
Net cash provided by
 financing activities...    1,372,000     1,263,000     109,000      3,080,000    1,708,000     499,000
                           ----------    ----------    --------    -----------  -----------  ----------
Net increase in cash and
 cash equivalents.......      849,000       813,000      36,000        888,000       39,000     191,000
Cash and cash
 equivalents at
 beginning of period....                     36,000                                 849,000      36,000
                           ----------    ----------    --------    -----------  -----------  ----------
Cash and cash
 equivalents at end of
 period.................   $  849,000    $  849,000    $ 36,000    $   888,000  $   888,000  $  227,000
                           ==========    ==========    ========    ===========  ===========  ==========
Cash paid for:
Interest................   $   12,000    $   11,000    $  1,000    $    28,000  $    16,000  $    6,000
Taxes...................   $    1,000    $    1,000                $     5,000  $     4,000  $    1,000

Supplemental disclosures
 of noncash financing
 activities:
Equipment purchased
 under capital leases...   $  181,000    $  142,000    $ 39,000    $   208,000  $    27,000  $   74,000
Dividends declared not
 yet paid...............   $   38,000    $   38,000                $    92,000  $    54,000
Conversion of loans into
 preferred stock........   $   60,000    $   60,000                $    60,000  $            $   60,000

                       See notes to financial statements

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1998 and 1997
 (Unaudited with respect to the data as of September 30, 1999 and for the nine-
                month periods ended September 30, 1999 and 1998)

Note A--The Company

Group K Inc. (the "Company") (Note L[1]) incorporated on June 16, 1997 in the State of New York and is doing business as CDuctive. The Company is an online aggregator and distributor of independent label music. The Company offers its catalog in digital download and custom CD compilation formats from its web site www.cductive.com. The Company also provides distribution and e-commerce services to a number of online partners. In May 1999, the Company expanded into direct digital downloads with the launch of its MP3 digital download web site.

Since its inception the Company has been in the development stage devoting its efforts primarily to organizing itself, recruiting management and technical staff, developing its business, acquiring operating assets and raising capital.

Note B--Significant Accounting Policies

[1]Cash and cash equivalents:

  For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

[2]Property and equipment:

  Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of three years.

[3]Revenue recognition:

  The Company generates revenues from custom compact disc sales through affiliated partners and direct sales or from the Company's web site. Sales are recognized when compact disc are shipped or when music is downloaded.

[4]Use of estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

[5]Stock-based compensation:

  The Company has elected to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" in accounting for its stock option incentive plan. As such, compensation expense would be recorded on the date of grant if the current market price of the underlying stock exceeded the exercise price of the option.

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997
 (Unaudited with respect to the data as of September 30, 1999 and for the nine-
                month periods ended September 30, 1999 and 1998)

[6]Unaudited interim financial statements:

  The financial information presented as of September 30, 1999 and for the nine month periods ended September 30, 1999 and 1998 is unaudited, but in the opinion of management contains all adjustments (consisting only of normally recurring adjustments) necessary for a fair presentation of such financial information. Results of operations for interim periods are not necessarily indicative of those to be achieved for full fiscal years.

Note C--Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentration of credit risk consist of cash and cash equivalents. At December 31, 1998, the Company held its cash and cash equivalents at one bank primarily in money market accounts.

Note D--Property and Equipment

Property and equipment consists of:

                                                    December 31,
                                                  ---------------- September 30,
                                                    1998    1997       1999
                                                  -------- ------- -------------
                                                                    (unaudited)
     Computer hardware..........................  $201,000 $49,000   $314,000
     Furniture..................................     1,000              1,000
     Leasehold improvements.....................    13,000             15,000
                                                  -------- -------   --------
                                                   215,000  49,000    330,000
     Less accumulated depreciation..............    46,000   4,000    111,000
                                                  -------- -------   --------
                                                  $169,000 $45,000   $219,000
                                                  ======== =======   ========

Depreciation and amortization expense for the period June 16, 1997 (inception) through December 31, 1997 was $4,000 and for the year ended December 31, 1998 it was $42,000 and for the nine months ended September 30, 1999 and 1998 was $65,000 and $24,000, respectively.

Assets under capital leases with a net book value of approximately $127,000 and $118,000 are included in property and equipment at December 31, 1998 and September 30, 1999, respectively.

Note E--Income Taxes

The Company files its United States income tax returns on the cash basis of accounting. Deferred taxes represent the expected future tax consequences of the differences between (i) the carrying amounts of the assets and liabilities (principally accounts payable and accrued expenses which are stated for financial reporting purposes on the accrual basis) and (ii) their income tax basis.

At December 31, 1998, the Company had available net operating loss carryforwards of approximately $414,000 to reduce future taxable income. The net operating loss carryforwards expire in 2018.

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997
 (Unaudited with respect to the data as of September 30, 1999 and for the nine-
                month periods ended September 30, 1999 and 1998)

At December 31, 1998 and 1997, the Company had deferred tax assets of approximately $296,000 and $18,000, respectively, representing the benefits of its net operating loss carryforwards and certain expenses not currently deductible for tax purposes. The Company has not recorded a benefit for such items because realization of the benefit is uncertain and therefore a valuation allowance has been fully provided against the deferred tax assets.

The difference between the statutory federal rate of 34% and the Company's effective tax rate of 0% is due to an increase in valuation allowance of $278,000 and $18,000 in 1998 and 1997.

Note F--Commitments

[1]Capital leases:

  Certain equipment and computer software were acquired pursuant to capital leases expiring through 2002. Future minimum lease payments are as follows:

     Year Ending December 31,
     ------------------------
     1999.............................................................. $72,000
     2000..............................................................  62,000
     2001..............................................................  37,000
     2002..............................................................   1,000
                                                                        -------
     Total minimum lease payments...................................... 172,000
     Less deferred interest............................................ (20,000)
                                                                        -------
     Present value of net minimum lease payments....................... 152,000
     Current portion...................................................  60,000
                                                                        -------
     Noncurrent portion................................................ $92,000
                                                                        =======

The noncurrent portion of such leases is due as follows:

     Year Ending December 31,
     ------------------------
     2000............................................................. $56,000
     2001.............................................................  35,000
     2002.............................................................   1,000
                                                                       -------
     Noncurrent portion............................................... $92,000
                                                                       =======

  Certain of these leases are collateralized by personal guarantees and securities of the Company's principal stockholders.

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997
 (Unaudited with respect to the data as of September 30, 1999 and for the nine-
                month periods ended September 30, 1999 and 1998)

[2]Leases of office premises:

  Office space is leased through the year 2002 at the following minimum annual rentals.

     Year Ending December 31,
     ------------------------
     1999............................................................ $ 81,000
     2000............................................................  109,000
     2001............................................................   91,000
     2002............................................................   46,000
                                                                      --------
                                                                      $327,000
                                                                      ========

  Rent expense was approximately $13,000 and $21,000 for the period from June 16, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998, respectively and for the nine

Note F--Commitments (continued)

  months ended September 30, 1999 and 1998 was $51,000 and $14,000, respectively. The 1997 expense represents payments to three directors of the Company who provided office space during the initial stages (June through December 1997).

[3]Royalty and licensing agreements:

  The Company has entered into various license agreements which provide for the payment of royalties at various percentages of the selling price of each title sold. These royalty fees are accrued by the Company on a quarterly basis. Certain of these agreements included a provision for the Company to make nonrefundable advances. Royalty fees incurred under these agreements are first applied to the advance. Once the advance is liquidated, the Company pays fees as incurred.

  In addition, these agreements require the payment of mechanical royalties, $0.07 per track, to be paid to the party that has publishing rights to the title.

[4]Employment agreements:

  Effective January 1, 1999, the Company entered into employment and consulting agreements with several employees. The agreements continue at the will of the Company, are not for a specific period and provide for various levels of annual compensation. Certain of the employment agreements have guarantees upon termination. The Company issued 4,667 shares of common stock valued at approximately $14,000 to one stockholder in connection with a signing bonus offered at time of employment with the Company.

Note G--Related Party Transactions

  Other income includes consulting fees received for services provided by a director of the Company to his previous employer. See Notes F, I and L for additional related party transactions.

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997
 (Unaudited with respect to the data as of September 30, 1999 and for the nine-
                month periods ended September 30, 1999 and 1998)

Note H--Stockholders' Equity

[1]Series A preferred stock:

  The Company issued 504,000 shares of Series A perpetual convertible preferred stock, par value $.10, in April 1998 at $1.00 per share. In addition, loans of $60,000 were converted into 66,670 Series A convertible preferred stock. These shares automatically converted to common stock in December 1998 when the Company issued shares of Series B convertible preferred stock. Immediately prior to the automatic conversion, a 10% dividend was declared on Series A convertible preferred stock.

[2]Series B preferred stock:

  The Company issued 269,933 shares of Series B perpetual convertible preferred stock, par value $.10, in December 1998. The proceeds of this offering amounted to $810,000. The shares are automatically

Note H--Stockholders' Equity (continued)

  convertible into common stock at the option of the holder or by the corporation on the completion of an equity financing as defined. Series B shares are entitled to one vote per share, have a liquidated preference of $3.00 per share and entitled to a dividend of 10% per annum. In August 1999, the Series B preferred stock automatically converted into common stock upon the issuance of Series C preferred stock (see Note L[2]). In addition, a dividend of $.20 per share was declared to the holders of Series B preferred stock on August 18, 1999.

Note I--Warrants

In December 1998, in connection with the sale of 83,333 shares of common stock at $2.97 per share the Company sold 213,000 redeemable warrants to an investor for $2,130. The warrants are exerciseable into common stock at a price of $3.00 per share through December 2008.

During 1999, 145,918 warrants were issued (see Note L[2]).

Note J--Stock Options

In December 1998, the Board of Directors approved, subject to stockholders' approval, a stock option plan under which options to acquire up to 700,000 shares of common stock may be granted to employees and select board members. Options generally vest in eight quarterly installments commencing three months from the date of grant or as otherwise determined by the board. The exercise price for each option granted may not be less than 100% of the fair market value of the stock on the grant date or such other amount as determined by the board from time to time. No option granted under the plan may be exercised in whole or in part more than ten years after its grant date. The plan is to be administered by the board or a committee appointed by the board, comprised of not less than one member of the board. The shareholders ratified the plan at the annual meeting on August 31, 1999.

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997
 (Unaudited with respect to the data as of September 30, 1999 and for the nine-
                month periods ended September 30, 1999 and 1998)

Stock option activity under the plan including options granted to employees outside the plan is summarized as follows:

                                               June 16, 1997
                                                (Inception)
                                Year Ended        Through       Nine months
                               December 31,    December 31,   ended September
                                   1998            1997           30, 1999
                             ---------------- --------------- ----------------
                                     Weighted        Weighted         Weighted
                                     Average         Average          Average
                                     Exercise        Exercise         Exercise
                             Shares   Price   Shares  Price   Shares   Price
                             ------- -------- ------ -------- ------- --------
                                                                (unaudited)
Options outstanding at
 beginning of period........  27,000  $1.00                   165,533  $1.30
Granted..................... 138,533   1.36   27,000  $1.00   259,764  $3.04
                             -------          ------          -------
Options outstanding at end
 of period.................. 165,533   1.30   27,000   1.00   425,297  $1.30
                             =======          ======          =======
Options exercisable at end
 of period.................. 102,250   1.02        0          254,495
                             =======          ======          =======


Note J--Stock Options (continued)

At December 31, 1998 and September 30, 1999, there were 605,217 and 355,153 options, respectively, for the purchase of shares available for future grants under the plan.

In December 1998, the Company issued options to three stockholders to purchase 25,000 shares of stock each at an exercise price of $2.00 below fair value at date of grant. As a result, a noncash compensation charge of $150,000 was recorded in 1998.

The following table presents information relating to stock options outstanding at December 31, 1998:

                         Options Outstanding                    Options Exercisable
                   -----------------------------------------    -------------------------
                                                Weighted
                                 Weighted        Average                      Weighted
                                 Average        Remaining                     Average
     Exercise                    Exercise        Life in                      Exercise
      Price        Shares         Price           Years         Shares         Price
     --------      -------       --------       ---------       -------       --------
     $1.00         135,750        $1.00            9.62         100,583        $1.00
      2.00          10,000         2.00            9.67           1,667         2.00
      3.00          19,783         3.00           10.00
                   -------        -----           -----         -------        -----
                   165,533         1.30            9.67         102,250         1.02
                   =======        =====           =====         =======        =====

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997
 (Unaudited with respect to the data as of September 30, 1999 and for the nine-
                month periods ended September 30, 1999 and 1998)

The fair value of options at date of grant was estimated using the Black-Scholes option pricing model utilizing the following assumptions:

                                                                   June 16, 1997
                                                                    (Inception)
                                                      Year Ended      Through
                                                     December 31,  December 31,
                                                         1998          1997
                                                    -------------- -------------
     Risk-free interest rates...................... 4.64% to 5.61%     5.71%
     Expected option life in years.................       5              5
     Expected stock price volatility...............       40%           40%
     Expected dividend yield.......................       0%             0%

Had the Company elected to recognize compensation cost based on the fair value of the options at the date of grant as prescribed by SFAS No. 123, the Company's net loss would have been as presented in the pro forma amounts indicated below:

                                         June 16,
                                           1997                  June 16, 1997
                                        (Inception)               (Inception)
                                          Through    Year Ended     Through
                                         December   December 31, December 31,
                                         31, 1998       1998         1997
                                        ----------- ------------ -------------
   Net loss:
     As reported.......................  $(693,000)  $(645,000)    $(48,000)
     Pro forma.........................   (698,000)   (650,000)     (48,000)

   Weighted average fair value of
    options granted....................     .52         .53           .44

Note K--Contingency

The Company has received cease and desist letters regarding the sale of certain songs recorded by a musical group. Such letters were sent on behalf of the group and the record label, asserting that two record labels do not hold the rights to the music licensed to the Company. The Company has signed agreements with the record labels which indemnify the Company from the accusations being levied against the Company in the aforementioned letters. However, one of the record labels is attempting to repudiate its agreement with the Company claiming lack of authority of its signator. The Company is currently attempting to resolve the matter with the parties involved, however, should it become necessary, the Company will vigorously defend its rights.

Note L--Subsequent Events

[1]Sale of company:

  In November 1999, the Company entered into an agreement with EMusic.com, Inc. ("EMusic") whereby EMusic would acquire the Company for stock. The agreement provides for shares of the Company to be exchanged for the right to receive an equivalent value of EMusic stock at a predetermined exchange ratio. At the closing of this agreement, the separate corporate existence of the Company would cease.

                                  GROUP K INC.
                         (A Development Stage Company)
                                  (Note L[1])

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997
 (Unaudited with respect to the data as of September 30, 1999 and for the nine-
                month periods ended September 30, 1999 and 1998)

[2]Series C convertible preferred stock:

  From August to November 1999, the Company sold an aggregate of 477,005 shares of Series C convertible preferred stock for aggregate proceeds of $2,146,550. In conjunction therewith, the Company issued warrants to purchase 119,251 shares of common stock, exercisable at a price of $5.40 per share from August through November 2009.

  The Series C convertible preferred stock is convertible into common stock on a one for one basis and is entitled to one vote per share. Such shares have preferential liquidation rights of $4.50 per share. This series of shares may be converted at the option of the holder in its entirety at any time after issuance, unless otherwise subject to mandatory conversion by the Company. The preferred stock automatically convert into common stock upon the completion of an initial public offering as defined. The shares have no dividend rights. The shares are redeemable at $4.50 per share upon the earlier of a change in control as defined or their fifth anniversary date and have a liquidation preference of $4.50 per share. In connection with this series of preferred stock, the Company paid the placement agent $25,000 and issued 16,667 shares of common stock and warrants to purchase 26,667 shares of common stock at an exercise price of $5.40.

  At September 30, 1999 the Company valued the warrants and common stock issued in connection with the Series C at a fair value of $263,000. Accordingly, the preferred stock has been recorded at its fair value including the value of the common stock, warrants and expenses related to the preferred stock offering as a preferred stock discount, which is to be accreted against the preferred stock until the fifth anniversary date.

Note L--Subsequent Events (continued)

[3]Stock options:

  In January 1999, the Company granted stock options under the plan to purchase 40,000 shares of common stock at an exercise price of $3.00 per share to a director of the Company.

  In February 1999, the Company granted stock options to purchase 4,667 shares of common stock at an exercise price of $3.60 per share to an employee as a signing bonus under the plan.

  In July 1999, the Company granted the three founding stockholders 14,000 options each to purchase shares of common stock in consideration for guaranties of 1999 capital leases. The Company also issued each of the founding stockholders 13,167 options to purchase shares of common stock as deferred compensation from December 1, 1998 to June 30, 1999. Both grants were at an exercise price of $3.00.

  The Company granted an additional 196,496 stock options authorized under the Company's stock option plan during 1999.

  At various times during 1999, the Company granted options outside of the plan to purchase 13,866 shares of common stock at exercise prices ranging from $3.60 to $4.50 to fourteen various music labels in connection with the licensing of electronic download rights.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Tunes.com Inc.

  We have audited the accompanying consolidated balance sheets of Tunes.com Inc. as of December 31, 1997 and 1998 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period from July 2, 1996 (inception) to December 31, 1996 and the years ended December 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tunes.com Inc. at December 31, 1997 and 1998, and the consolidated results of its operations and its cash flows for the years ended December 31, 1997 and 1998 and for the period from July 2, 1996 (inception) to December 31, 1996, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Chicago, Illinois
January 26, 1999

                                 TUNES.COM INC.

                          CONSOLIDATED BALANCE SHEETS

                                              December 31,
                                        -------------------------   Sept. 30,
                                           1997          1998          1999
                                        -----------  ------------  ------------
                                                                   (Unaudited)
Assets
Current assets:
  Cash and cash equivalents...........  $ 2,674,236  $  4,251,082  $  7,527,896
  Accounts receivable, net of
   allowance of $17,000 in 1998 and
   $12,000 in 1999....................      130,016       368,720       881,462
  Prepaid expenses and other current
   assets.............................       88,156       374,195     2,527,387
  Restricted investment...............    1,000,000     1,000,000       250,000
                                        -----------  ------------  ------------
    Total current assets..............    3,892,408     5,993,997    11,186,745
Equipment and leasehold improvements..      840,430     1,712,802     2,379,327
Less: Accumulated depreciation........     (131,185)     (498,636)     (786,371)
                                        -----------  ------------  ------------
                                            709,245     1,214,166     1,592,956
Restricted investment, less current
 portion..............................    1,000,000           --            --
Goodwill, net.........................          --      3,488,570     1,744,280
Other intangibles, net................          --        682,498       299,990
License agreement, net................          --            --      1,423,077
Other.................................          --         33,941        51,587
                                        -----------  ------------  ------------
    Total assets......................  $ 5,601,653  $ 11,413,172  $ 16,298,635
                                        ===========  ============  ============
Liabilities and Stockholders' Deficit
Liabilities:
  Accounts payable....................  $   186,084  $    743,344  $  1,327,267
  Accrued compensation................       34,690       410,331       536,958
  Acquisition liability...............          --        404,000           --
  Deferred revenue....................      110,831       541,246        95,969
  Other accrued expenses and current
   liabilities........................      181,895       655,271     1,783,008
                                        -----------  ------------  ------------
    Total current liabilities.........      513,500     2,754,192     3,743,202
Long-term obligations.................          --        160,507        82,182
Redeemable convertible preferred
 stock................................    8,430,108    22,116,439    43,134,794
Stockholders' deficit:
  Common stock, par value $0.01;
   11,500,000 shares authorized;
   issued and outstanding: 1,469,782
   in 1999, 1,340,530 in 1998 and
   1,150,530 in 1997..................       11,505        13,405        14,698
  Additional paid-in capital..........      748,195     4,174,029    10,672,790
  Common stock to be issued...........          --      1,055,420        55,420
  Accumulated deficit.................   (4,101,655)  (18,860,820)  (41,404,451)
                                        -----------  ------------  ------------
    Total stockholders' deficit.......   (3,341,955)  (13,617,966)  (30,661,543)
                                        -----------  ------------  ------------
    Total liabilities and
     stockholders' deficit............  $ 5,601,653  $ 11,413,172  $ 16,298,635
                                        ===========  ============  ============

                            See accompanying notes.

                                 TUNES.COM INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                          July 2, 1996
                          (inception)                                Nine Months Ended
                               to       Year Ended December 31          September 30
                          December 31, -------------------------  -------------------------
                              1996        1997          1998         1998          1999
                          ------------ -----------  ------------  -----------  ------------
                                                                        (Unaudited)
Revenue:
  Advertising...........   $     --    $   283,807  $    970,189  $   502,439  $  2,456,151
  Other.................         --        280,887     1,514,466    1,212,793       846,876
                           ---------   -----------  ------------  -----------  ------------
    Total revenue.......         --        564,694     2,484,655    1,715,232     3,303,027
Cost of revenue.........         --      1,267,521     4,045,056    2,863,312     3,108,355
                           ---------   -----------  ------------  -----------  ------------
Gross margin (deficit)..         --       (702,827)   (1,560,401)  (1,148,080)      194,672
Operating expenses:
  Operations and
   development..........      32,003       458,381     1,880,480    1,058,809     2,778,321
  Sales and marketing...      36,769     1,064,502     4,034,115    2,282,191     7,486,287
  General and
   administrative.......     152,859     1,244,676     2,836,678    1,935,134     2,990,253
  Depreciation and
   amortization.........       2,319       156,529     1,777,931      961,020     2,555,504
  Stock compensation....         --          9,700     1,527,734      413,373     4,526,844
                           ---------   -----------  ------------  -----------  ------------
    Total operating
     expenses...........     223,950     2,933,788    12,056,938    6,650,527    20,337,211
                           ---------   -----------  ------------  -----------  ------------
Loss from operations....    (223,950)   (3,636,615)  (13,617,339)  (7,798,607)  (20,142,539)
Other income (expense):
  Interest income.......       7,353        99,540       432,566      340,276       284,277
  Interest expense......         --            --         (9,438)      (5,121)      (76,812)
  Other income
   (expense)............         --         15,040         4,568        4,568       (35,451)
                           ---------   -----------  ------------  -----------  ------------
Net loss................    (216,597)   (3,522,035)  (13,189,643)  (7,458,884)  (19,970,525)
Accretion of redeemable
 convertible preferred
 stock..................         --       (363,023)   (1,569,522)         --     (2,573,106)
                           ---------   -----------  ------------  -----------  ------------
Net loss attributable to
 common stockholders....   $(216,597)  $(3,885,058) $(14,759,165) $(7,458,884) $(22,543,631)
                           =========   ===========  ============  ===========  ============


                            See accompanying notes.

                                 TUNES.COM INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                            Members' Units        Common Stock                  Additional
                          -------------------  ------------------- Common Stock   Paid-in   Accumulated
                           Units     Amount     Shares   Par Value To Be Issued   Capital     Deficit        Total
                          --------  ---------  --------- --------- ------------ ----------- ------------  ------------
Initial capitalization,
 July 2, 1996...........   115,053  $ 750,000        --   $   --    $      --   $       --  $        --   $    750,000
Net loss for the period
 from July 2, 1996
 to December 31, 1996...       --         --         --       --           --           --      (216,597)     (216,597)
                          --------  ---------  ---------  -------   ----------  ----------- ------------  ------------
Balance at December 31,
 1996...................   115,053    750,000        --       --           --           --      (216,597)      533,403
Conversion of Members'
 units to shares of
 common stock...........  (115,053)  (750,000) 1,150,530   11,505          --       738,495          --            --
Stock compensation
 expense................       --         --         --       --           --         9,700          --          9,700
Accretion of redeemable
 convertible preferred
 stock..................       --         --         --       --           --           --      (363,023)     (363,023)
Net loss................       --         --         --       --           --           --    (3,522,035)   (3,522,035)
                          --------  ---------  ---------  -------   ----------  ----------- ------------  ------------
Balance at December 31,
 1997...................       --         --   1,150,530   11,505          --       748,195   (4,101,655)   (3,341,955)
Common stock to be
 issued.................       --         --         --       --     2,955,420          --           --      2,955,420
Common stock issued in
 connection with
 acquisition............       --         --     190,000    1,900   (1,900,000)   1,898,100          --            --
Stock compensation
 expense................       --         --         --       --           --     1,527,734          --      1,527,734
Accretion of redeemable
 convertible preferred
 stock..................       --         --         --       --           --           --    (1,569,522)   (1,569,522)
Net loss................       --         --         --       --           --           --   (13,189,643)  (13,189,643)
                          --------  ---------  ---------  -------   ----------  ----------- ------------  ------------
Balance at December 31,
 1998...................       --         --   1,340,530   13,405    1,055,420    4,174,029  (18,860,820)  (13,617,966)
Issuance of warrants
 (unaudited)............       --         --         --       --           --       713,011          --        713,011
Stock compensation
 expense (unaudited)....       --         --         --       --           --     4,526,845          --      4,526,845
Accretion of redeemable
 convertible preferred
 stock (unaudited)......       --         --         --       --           --           --    (2,573,106)   (2,573,106)
Exercise of stock
 options and warrants
 (unaudited)............       --         --      29,252      293          --       259,905          --        260,198
Common stock issued in
 connection with
 acquisition
 (unaudited)............       --         --     100,000    1,000   (1,000,000)     999,000          --            --
Net loss (unaudited)....       --         --         --       --           --           --   (19,970,525)  (19,970,525)
                          --------  ---------  ---------  -------   ----------  ----------- ------------  ------------
Balance at September 30,
 1999 (unaudited).......       --   $     --   1,469,782  $14,698   $   55,420  $10,672,790 $(41,404,451) $(30,661,543)
                          ========  =========  =========  =======   ==========  =========== ============  ============


                            See accompanying notes.

                                 TUNES.COM INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                          July 2, 1996
                          (inception)                                Nine Months Ended
                               to      Year Ended December 31,         September 30,
                          December 31, -------------------------  -------------------------
                              1996        1997          1998         1998          1999
                          ------------ -----------  ------------  -----------  ------------
                                                                        (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES
Net loss................   $(216,597)  $(3,522,035) $(13,189,643) $(7,458,884) $(19,970,525)
Adjustments to reconcile
 net loss to net cash
 used in operating
 activities:
 Depreciation and
  amortization..........       2,319       156,529     1,777,931      961,020     2,632,427
 Stock compensation
  expense...............         --          9,700     1,527,734      413,373     4,526,845
 Other noncash items....         --        (82,500)      100,000      100,000        37,785
 Changes in operating
  assets and
  liabilities, excluding
  effects from
  acquisitions:
 Accounts receivable....         --       (130,016)     (234,864)    (384,805)     (512,742)
 Prepaid expenses and
  other current assets..     (17,458)      (70,698)     (292,486)    (266,848)     (870,580)
 Accounts payable.......      49,980       136,104       172,035      252,383       583,923
 Accrued compensation...       4,827        29,863        58,520      192,573       126,627
 Deferred revenue.......         --        110,831       430,415      558,398      (445,277)
 Other accrued expenses
  and current
  liabilities...........      45,856       136,039       353,598      150,942       676,377
                           ---------   -----------  ------------  -----------  ------------
Net cash used in
 operating activities...    (131,073)   (3,226,183)   (9,296,760)  (5,481,848)  (13,215,140)
CASH FLOWS FROM
 INVESTING ACTIVITIES
Purchase of equipment
 and leasehold
 improvements...........     (29,857)     (708,073)     (584,761)    (506,322)     (845,281)
Payment of license fee..         --            --            --           --     (1,500,000)
Decrease (increase) in
 restricted investment..         --     (2,000,000)    1,000,000      750,000       750,000
Acquisitions, net of
 cash acquired (Note
 4).....................     (27,663)          --       (507,783)    (507,783)     (404,000)
                           ---------   -----------  ------------  -----------  ------------
Net cash used in
 investing activities...     (57,520)   (2,708,073)      (92,544)    (264,105)   (1,999,281)
CASH FLOWS FROM
 FINANCING ACTIVITIES
Proceeds from notes
 payable................         --        500,000           --           --      3,995,000
Payments on notes
 payable and capital
 leases.................         --            --     (1,150,659)     (10,436)     (126,704)
Proceeds from issuance
 of members' units......     750,000           --            --           --            --
Proceeds from issuance
 of preferred stock, net
 of issue costs.........         --      7,547,085    12,116,809   12,116,809    15,103,000
Proceeds from exercise
 of stock options and
 warrants...............         --            --            --           --        260,198
Payment of deferred
 financing costs........         --            --            --           --       (740,259)
                           ---------   -----------  ------------  -----------  ------------
Net cash provided by
 financing activities...     750,000     8,047,085    10,966,150   12,106,373    18,491,235
                           ---------   -----------  ------------  -----------  ------------
Net increase in cash and
 cash equivalents.......     561,407     2,112,829     1,576,846    6,360,420     3,276,814
Cash and cash
 equivalents, beginning
 of period..............         --        561,407     2,674,236    2,674,236     4,251,082
                           ---------   -----------  ------------  -----------  ------------
Cash and cash
 equivalents, end of
 period.................   $ 561,407   $ 2,674,236  $  4,251,082  $ 9,034,656  $  7,527,896
                           ---------   -----------  ------------  -----------  ------------
SUPPLEMENTAL NONCASH
 INVESTING AND FINANCING
 ACTIVITIES
Common stock issued or
 to be issued in
 acquisition............   $     --    $       --   $  2,955,420  $ 2,955,420  $        --
Liabilities assumed in
 acquisition............   $     --    $       --   $  1,940,000  $ 1,940,000  $        --
Notes payable exchanged
 for shares of preferred
 stock..................   $     --    $   500,000  $         --  $       --   $  3,995,000
Capital leases for
 computer equipment.....   $     --    $       --   $    182,993  $    42,506  $        --

                            See accompanying notes.

                                 TUNES.COM INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Information with respect to the nine-month periods ended
                   September 30, 1998 and 1999 is unaudited)

1. NATURE OF OPERATIONS

  Tunes.com Inc. (the Company) is an Internet-based music media, marketing, and promotion company that provides interactive music content, live and archived music performances and interviews, current news and information, audio and video samples and other programming, as well as the opportunity for music fans worldwide to purchase music-related merchandise directly through the www.tunes.com, www.rollingstone.com, www.thesource.com, www.downbeatjazz.com and www.jamtv.com Web sites, and radio and Internet content affiliates.

  Effective February 26, 1999, the Company changed its name from JAMtv Corporation to Tunes.com Inc.

2. BASIS OF PRESENTATION

  The financial statements of the Company as of September 30, 1999 and for the nine-month periods ended September 30, 1998 and 1999 contain all adjustments and accruals (consisting of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of the financial position and operating results of the interim periods presented.

  As detailed in Note 6, on June 2, 1997, holders of members' units in Digital Entertainment Network, L.L.C. (DEN), a limited liability company, exchanged such units for shares of common stock of the Company, a newly formed Delaware corporation. All of the assets and liabilities of DEN were transferred to the Company at book value and DEN was dissolved. The accompanying financial statements reflect the operations of DEN for the period prior to June 2, 1997, and the Company thereafter.

3. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

  The consolidated financial statements include the accounts and transactions of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances are eliminated.

Cash and Cash Equivalents

  Cash and cash equivalents include cash which is unrestricted as to use and highly liquid investments having a maturity of three months or less at the time of purchase.

Restricted Investment

  The restricted investment represents the future license payments held in escrow pursuant to a third-party agreement (see Note 9).

Equipment and Leasehold Improvements

  Equipment and leasehold improvements are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, generally three to five years. Assets under capital leases are amortized using the straight-line method over the shorter of the estimated useful lives or the remaining lease terms, generally three years.

                                 TUNES.COM INC.

Intangible Assets

  Intangible assets represent the excess of cost over the fair market value of tangible net assets acquired and primarily consist of purchased technology and goodwill related to the acquisition of Tunes Network, Inc. (Tunes Network--see
Note 4). Intangible assets are amortized on a straight-line basis over the useful lives of the assets, currently two years. If there are indicators such assets may be impaired, the Company assesses recoverability from future operations using undiscounted cash flows of the related business as a measure. Under this approach, the carrying value of the intangible would be reduced to fair value if the Company's best estimate for expected undiscounted future cash flows of the related business would be less than the carrying amount of the intangible over its remaining amortization period.

  Intangible assets consisted of the following at December 31, 1998:

   Goodwill........................................................ $ 4,651,430
   Developed technology............................................     800,000
   Assembled work force............................................     110,000
                                                                    -----------
                                                                      5,561,430
   Less: Accumulated amortization..................................  (1,390,362)
                                                                    -----------
                                                                    $ 4,171,068
                                                                    ===========

Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

 Advertising Revenue

  Advertising revenue is derived from the sale of banner advertisements and sponsorships on the Company's Web sites as well as integrated marketing campaigns sold by the Company and the Company's share of revenue on co-branded Web sites of affiliates under certain agreements. Advertising revenue is recognized in the period the advertisement is displayed or campaign is run, provided no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include guarantees of a minimum number of advertising impressions delivered or times that any advertisement is viewed by users of the Company's Web sites. To the extent minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until guaranteed levels are achieved.

  The Company also recognizes advertising revenue as a result of barter transactions with certain other internet-related companies. Such revenue is recognized based on the fair value of the consideration received or provided, whichever is more determinable. This primarily consists of advertising displayed on other companies' Web sites in exchange for advertising on the Company's Web site. Barter revenue and the corresponding expense is recognized in the period the advertising is displayed. Advertising revenue from barter transactions during 1997 and 1998 was $174,000 and $156,800, respectively. In the nine months ended September 30, 1999 the Company recorded barter revenue of $672,000.

                                 TUNES.COM INC.

 Other Revenue

  Other revenue is derived from content licensing, commerce and product development. Content license fee revenue is recognized over the period of the license agreement under which the Company delivers its content. Commerce revenue from the sale of CDs and other music-related merchandise is recognized when the products are shipped to customers, net of allowances for returns. Product development revenue is derived from the development of content for interactive CDs under third-party contracts and the development of other Web based services. Product development revenue is generally recognized when the product is delivered, except for services provided under longer-term contracts where the revenue is recognized on a percentage-of-completion basis over the life of the project. Two customers accounted for 52% of total revenue in 1998 and three customers accounted for 68% of total revenue in 1997.

Fair Value of Financial Instruments

  All financial instruments are held for purposes other than trading. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accruals are a reasonable estimate of their fair value due to the short-term nature of these instruments. The estimated fair value of long-term obligations at December 31, 1997 and 1998 was approximately equal to the carrying amounts at those dates.

Advertising Costs

  The Company expenses advertising and promotion costs when the advertising and promotion occurs. Advertising and promotion expense for 1996, 1997, and 1998, was $6,020, $460,132, and $2,454,366 respectively.

Stock-Based Compensation

  Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation," established a fair value method of accounting for stock-based compensation. As permitted by SFAS No. 123, the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related Interpretations in accounting for its employee stock options. No compensation expense is recognized under APB 25 if the exercise price of the Company's employee stock options equals the market price of the underlying stock on the measurement date. As required by SFAS No. 123, the Company discloses the pro forma effect of the fair value method on operations in Note 7 to the financial statements. Stock options and warrants held by non-employees are accounted for under the fair value method of accounting.

Recent Accounting Pronouncements

  In March 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use," which provides guidance on accounting for the costs of computer software developed or obtained for internal use. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The Company has adopted the provisions of SOP 98-1 during the nine months ended September 30, 1999 with no material effect.

4. ACQUISITIONS

  Effective July 1, 1998, the Company acquired all of the capital stock of Tunes Network. The purchase consideration, including direct costs of acquisition of $315,000, was $5,815,000, consisting of 295,542 shares of common stock with a fair value of $10 per share, approximately $1,940,000 of assumed liabilities, and

                                 TUNES.COM INC.

$604,000 in cash of which $404,000 was paid subsequent to December 31, 1998. At September 30, 1999, 5,542 shares of common stock have not been issued; such shares will be issued in 1999. In addition up to an additional 100,000 shares of common stock may be issuable based upon reaching minimum equity market capitalization thresholds soon after the completion of an initial public offering by the Company. The current fair value of these contingent shares will be recorded as additional goodwill when the contingency is resolved and the shares become issuable and will be amortized over the remaining estimated useful life of the goodwill.

  The acquisition was accounted for as a purchase and, accordingly, the results of operations have been included in the consolidated financial statements from July 1, 1998, the effective date of the acquisition.

  Based on unaudited data, the following table presents selected financial information for the Company on a pro forma basis, assuming Tunes Network had been consolidated since January 1, 1997:

                                                      Year Ended December 31,
                                                      -------------------------
                                                         1997          1998
                                                      -----------  ------------
   Revenue........................................... $   863,810  $  2,725,641
   Net loss..........................................  (8,029,869)  (15,587,790)

  The pro forma results are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition been made as of January 1, 1997.

  The purchase consideration was allocated to the acquired assets and assumed liabilities based on fair values as follows:

   Cash............................................................ $     7,217
   Accounts receivable and other assets............................      21,616
   Equipment.......................................................     124,737
   Developed technology............................................     800,000
   In-process research and development.............................     100,000
   Assembled work force............................................     110,000
   Goodwill........................................................   4,651,430
                                                                    -----------
                                                                      5,815,000
   Less: Liabilities assumed.......................................  (1,940,000)
                                                                    -----------
   Cash and common stock purchase consideration.................... $ 3,875,000
                                                                    ===========

  The acquired in-process research and development includes the value of products in the development stage not considered to have reached technological feasibility. In accordance with applicable accounting rules, the acquired in-process research and development was expensed in the third quarter of 1998. The capitalized intangible assets acquired in the acquisition of Tunes Network including developed technology, assembled work force, and goodwill are being amortized on a straight-line basis over the estimated useful life of two years.

  In November 1997, the Company formed a wholly owned subsidiary, JAMtv Interactive Services Corporation (JIS) and acquired certain assets from Imagination Pilots Entertainment Inc. (IPEI) and assumed certain IPEI liabilities (see Note 12).

                                 TUNES.COM INC.

5. EQUIPMENT AND LEASEHOLD IMPROVEMENTS

  Equipment and leasehold improvements consisted of the following:

                                                              December 31,
                                                          ---------------------
                                                            1997        1998
                                                          ---------  ----------
   Computer equipment.................................... $ 394,500  $1,014,741
   Software..............................................   341,187     379,828
   Furniture and equipment...............................    69,001     233,148
   Leasehold improvements................................    18,500      61,202
   Other.................................................    17,242      23,883
                                                          ---------  ----------
                                                            840,430   1,712,802
   Less: Accumulated depreciation........................  (131,185)   (498,636)
                                                          ---------  ----------
   Net equipment and leasehold improvements.............. $ 709,245  $1,214,166
                                                          =========  ==========

  Depreciation expense was approximately $2,319, $156,529 and $387,569, for the period from July 2, 1996 (inception) to December 31, 1996, and for the years ended December 31, 1997 and 1998, respectively.

6. CAPITALIZATION

  At September 30, 1999, the authorized capital stock of the Company consisted of 11,500,000 shares of common stock, $.01 par value per share, and 7,000,000 shares of preferred stock, $.01 par value per share. The Company is prohibited from declaring or paying dividends for as long as there remains any outstanding shares of preferred stock.

Reorganization

  On July 2, 1996, DEN was initially capitalized through the issuance of 115,053 Members' units for total proceeds of $750,000. In early 1997, the Company adopted a Unit Option Plan and an aggregate of 28,760 options to purchase Member units were granted at an option price of $10 per unit. In March 1997, the Company received $500,000 in bridge financing in the form of notes payable from various investors.

  On June 2, 1997, DEN was reorganized (Reorganization) into the Company, whereby all of the Members of DEN received 10 shares of the Company's common stock for each unit of DEN. Concurrent with the Reorganization, the $500,000 bridge financing notes payable were exchanged for 166,666 shares of Series A-I preferred stock and each option granted under the Unit Option Plan was exchanged for 10 stock options under the Company's 1997 Stock Option Plan.

Preferred Stock

  The Company's preferred stock is convertible at any time into common stock on a 1-for-1 basis, subject to certain anti-dilution adjustments, and has the same voting rights as common stock. On June 3, 2007, or the first date thereafter that redemption is permitted under Delaware law, the Company is required to redeem all of the outstanding shares of the preferred stock at the following amounts: Series A-I (1,666,666 shares) at $6.00 per share; Series A-II (200,000 shares) at $10.00 per share; Series A-III (150,000 shares) at $20.00 per share; Series A-IV (76,165 shares) at $20.00 per share; Series B (472,000 shares) at $10.00 per share; Series C (533,334 shares) at $15.00 per share; and Series D (666,136 shares) at $20.00 per share and Series E shares (1,955,661 shares) at $20.00 per share. All shares of the preferred stock automatically convert into shares of common stock in the event of a public offering of common stock, which generates gross proceeds of at least

                                 TUNES.COM INC.

$30,000,000 with a price per share of at least $20.00. The aggregate redemption amount is approximately $81,679,000.

  In May 1999, the Company issued 76,165 shares of Series A-IV and 1,955,661 shares of Series E redeemable convertible preferred stock for aggregate consideration of $20,318,260, including $3,995,000 of notes payable and related accrued interest of $60,260.

  The carrying amount of the preferred stock is being increased by periodic accretions to adjust the amount recorded in the balance sheet to the mandatory redemption amount at the redemption date.

  In March and April 1999, the Company issued convertible promissory notes in the amount of $3,995,000. The notes payable bear interest at 8% per annum and were due March 2001. The notes payable automatically converted to 405,526 shares of preferred stock upon the May 1999 issuance of preferred stock.

Warrants

  In connection with a third-party agreement (the Agreement--see Note 9), the Company issued a warrant to purchase the Company's common stock at an exercise price of $3.00 per share, the estimated fair value of the Company's common stock at the date of the Agreement. The number of shares subject to the warrant increases in the event of the occurrence of certain dilution criteria, as defined in the Agreement. At December 31, 1997 and 1998 and September 30, 1999, a warrant to purchase 419,224, 715,221 and 1,021,904 shares of the Company's common stock was outstanding. The estimated fair value of the warrant, as calculated using the Black-Scholes method at each date of issuance, totaled $2,290,099 at December 31, 1998 and $4,847,385 at September 30, 1999, and is
being amortized over the initial three-year term of the Agreement or earlier as the warrant becomes exercisable. During 1997 and 1998, $9,700 and $615,124 was included in stock compensation expense in the Company's statement of operations, respectively. The warrant may be exercised at any time on or after certain triggering events, including an initial public offering by the Company or the closing of a private round of equity financing at a minimum amount as defined in the Agreement, or upon the occurrence of certain change of control events. As a result of the May 1999 issuance of redeemable convertible preferred stock, the warrants became fully exercisable and the remaining fair value of the warrant ($4,207,457) was recorded as stock compensation expense in May 1999.

  On January 1, 1999, in connection with an affiliation agreement, the Company issued a warrant to purchase up to 75,000 shares of common stock at an exercise price of $10.00 per share. As a result of the May 1999 issuance of redeemable convertible preferred stock, the warrant became fully exercisable. The estimated fair value at the date of issuance of $292,500, as calculated using the Black-Scholes method, was recorded as stock compensation expense in connection with this warrant during the nine months ended September 30, 1999. On November 12, 1999, this warrant was terminated in connection with the termination of the affiliate agreement.

  In connection with the convertible promissory notes issued in 1999, warrants to purchase 39,950 shares of common stock at an exercise price of $10.00 per share were issued. These warrants expire upon the earlier of an initial public offering or March 2001. The estimated fair value of the warrants, as calculated using the present value method, is $230,000 and has been recorded in 1999 as a reduction to the carrying value of the notes payable and an increase to additional paid-in capital.

  In May 1999, in connection with the issuance of the redeemable convertible preferred stock, a warrant to purchase 81,315 shares of common stock at an exercise price of $10.00 per share was issued. The estimated fair value of the warrant, as calculated using the Black-Scholes method at the date of issuance, was $483,011

                                 TUNES.COM INC.

and was recorded as a reduction to the redeemable convertible preferred stock and an increase to additional paid-in capital. The warrant is exercisable until May 2004.

  In applying the Black-Scholes method, the Company has used an expected dividend yield of zero, a risk-free interest rate of 5% and a volatility factor of 66%. The lives used to value each of the warrants was based on the term of each warrant as described above.

7. STOCK OPTION PLAN

  Under the Company's 1997 Stock Option Plan (the 1997 Plan), 1,550,000 shares of common stock are authorized for granting of options to employees, directors and consultants of the Company as determined by the Compensation Committee of the Board of Directors.

  At December 31, 1998, 224,220 shares were available for future grants. Options granted generally vest over four years. All options expire 10 years from date of grant. Vesting generally accelerates upon the Company's initial public offering or a change in control.

  The following table summarizes activity under the 1997 Plan during the years ended December 31, 1997 and 1998:

                                                  1997                 1998
                                                Weighted-            Weighted-
                                                 Average              Average
                                                Exercise             Exercise
                                        Shares    Price    Shares      Price
                                        ------- --------- ---------  ---------
   Outstanding, beginning of year......     --    $  --     863,660    $2.64
   Granted............................. 863,660   $2.64     480,020    $7.31
   Canceled............................     --    $  --     (17,900)   $6.25
                                        -------           ---------
   Outstanding, end of year............ 863,660   $2.64   1,325,780    $4.28
                                        =======           =========
   Exercisable, end of year............ 390,780   $1.53     819,063    $3.19
                                        =======           =========

  The following table summarizes information about stock options outstanding and exercisable at December 31, 1998:

                                                     Weighted-
                                                      Average
                                                     Remaining
     Exercise             Number                    Contractual                    Number
      Price             Outstanding                 Life (years)                 Exercisable
     --------           -----------                 ------------                 -----------
      $ 1.00               287,600                      8.4                        287,600
        3.00               445,410                      8.5                        252,673
        5.00               277,000                      8.9                        208,790
        7.50               197,420                      9.2                         70,000
       10.00               118,350                      9.8                            --
                         ---------                                                 -------
                         1,325,780                      8.8                        819,063
                         =========                                                 =======

  For the nine months ended September 30, 1999, 252,420 options were granted under the 1997 Plan.

  Pursuant to a severance agreement at December 31, 1998, 45,730 stock options were transferred to a company controlled by a former employee and are accounted for under the fair value method.

                                 TUNES.COM INC.

  The Company has elected to follow APB 25 and related Interpretations in accounting for its employee stock options. During 1998 compensation expense of $912,610 for the accelerated vesting of stock options held by terminated employees was included in stock compensation expense. Had the provisions of SFAS 123 been used in accounting for employee stock options (calculated using the minimum value method for nonpublic companies), pro forma net loss attributable to common stockholders and pro forma net loss per common share (basic and dilutive) would have been approximately $4,132,000 and $3.58 and $14,339,000 and $12.12 for the years ended December 31, 1997 and 1998, respectively.

  The weighted-average fair value of options granted during 1997 and 1998 is estimated at $.61 and $1.66, respectively. The pro forma 1997 and 1998 net loss impact and the weighted-average fair value of options granted during 1997 and 1998 was estimated using the minimum value option pricing model with a risk-free interest rate of 6%, an expected life of 4.5 years (5 years in 1997), and assuming no dividends.

  In February 1999 the Company adopted the 1999 Stock Option Plan (the 1999
Plan). The number of shares of common stock subject to the 1999 Plan is 1,300,000 shares. As of September 30, 1999 there were 430,150 options outstanding under the 1999 Plan. In 1999 all options were granted with an exercise price of $10.00, the estimated fair value of the Company's common stock on each date of grant.

8. RETIREMENT PLAN

  Effective June 1, 1998, the Company established a defined contribution plan that includes an employee 401(k) contribution provision covering substantially all employees. The plan permits eligible employees to make voluntary contributions on a pretax basis up to a certain limit. The Company does not currently make contributions to the plan.

9. COMMITMENTS

Operating Leases

  The Company leases certain office facilities and equipment under various operating leases. The future minimum lease payments under noncancelable operating leases having an initial term longer than one year at December 31, 1998, are as follows:

   1999................................................................ $281,233
   2000................................................................  223,582
   2001................................................................  227,131
   2002................................................................   96,035
   2003................................................................      --
   Thereafter..........................................................      --
                                                                        --------
                                                                        $827,981
                                                                        ========

  Rent expense for the period July 2, 1996 (inception) to December 31, 1996 and the years ended December 31, 1997 and 1998, was approximately $5,000, $121,469, and $245,904, respectively.

License Agreement

  In 1997, the Company entered into an agreement with a third party (the Agreement) pursuant to which the Company was granted certain rights with respect to brand name, trademarks, URL, historical, current and future content, advertising and promotion services, and other services. Under the terms of the Agreement, the

                                 TUNES.COM INC.

Company granted warrants (see Note 6) and is required to pay an annual license fee of $1,000,000 (paid quarterly in equal installments) for a period of three years. Upon a first and second renewal term as defined in the Agreement, the Company would have to pay an annual license fee of $1,250,000 and $1,500,000, respectively. In addition to the license fee, the Company was also required to pay a $1,500,000 Trigger License Fee as a result of the May 1999 issuance of redeemable convertible preferred stock.

  The rights granted to the Company under the terms of the Agreement extend for an additional five years upon the successful completion of either a public or private offering of the Company's securities (trigger events) in which the amount raised is no less than $15,000,000. The Agreement extends for a further period of five years based on the Company or its acquirer having publicly traded securities with a market capitalization of no less than $150,000,000. The ultimate number of shares issued pursuant to the warrant (see Note 6) will be determined by: (a) the extent of intervening equity financings prior to either of the trigger events, and (b) the mutual further agreement of the parties.

Other

  The Company has entered into various Web site tenancy agreements that provide for the Company to make payments of at least $1,500,000 during 1999, of which $1,200,000 has been paid through September 30, 1999.

10. CAPITAL LEASES

  Total office and computer equipment under capital leases was $240,193, less accumulated amortization of $36,731, at December 31, 1998. Amortization is included with depreciation expense. Future minimum lease payments for the assets under capital leases are as follows:

   1999............................................................... $115,806
   2000...............................................................   96,999
   2001...............................................................   63,455
   2002...............................................................   13,379
   2003...............................................................    4,445
   Thereafter.........................................................      --
                                                                       --------
   Total minimum lease payments.......................................  294,084
   Less: Amount representing interest.................................  (39,912)
                                                                       --------
   Present value of net minimum lease payments........................ $254,172
   Current portion, included in other accrued expenses................  (93,665)
                                                                       --------
   Long-term obligations at December 31, 1998......................... $160,507
                                                                       ========

11. INCOME TAXES

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance has been provided for the net deferred tax asset because of uncertainty regarding the Company's ability to generate taxable income prior to the expiration of the carryforward period.

                                 TUNES.COM INC.

  Significant components of the Company's deferred income tax assets and liabilities are as follows at December 31:

                                                            1998        1997
                                                         -----------  ---------
   Deferred tax assets:
     Net operating loss carryforwards................... $ 5,734,927  $ 941,300
     Stock compensation expense.........................     539,853        --
     Research and development credit carryforward.......      80,000        --
     Accrued compensation...............................      28,863      8,000
     Other..............................................      38,740     45,700
                                                         -----------  ---------
     Gross deferred tax assets..........................   6,422,383    995,000
   Deferred tax liability:
     Intangible amortization............................    (266,174)       --
                                                         -----------  ---------
     Net deferred tax assets............................   6,156,209    995,000
                                                         -----------  ---------
     Less: Valuation allowance..........................  (6,156,209)  (995,000)
                                                         -----------  ---------
                                                         $       --   $     --
                                                         ===========  =========

  The valuation allowance for net deferred tax assets increased $5,161,209 as a result of the net changes in temporary differences including a $529,554 increase related to the acquisition of Tunes Network.

  At December 31, 1998, the Company had net operating loss carryforwards totaling approximately $14,705,000, which expire beginning in 2011. Based on the Internal Revenue Code regulations relating to changes in the ownership of the Company, utilization of the net operating loss carryforwards may be subject to annual limitations. Because the Company operated as a limited liabilty company until June 2, 1997, no income taxes were provided for as of December 31, 1996.

12. RELATED PARTY TRANSACTIONS

  The Company incurred various operating expenses through JAM Productions Ltd.
(JPL). The Company reimbursed JPL for these expenses, which totaled approximately $24,000, $90,000, and $75,000 in 1996, 1997 and 1998,
respectively. A stockholder of JPL was the Company's Chairman of the Board through January 1999.

  The Company leases office space from an entity in which the Company's chief executive officer has an ownership interest. The monthly lease payments are approximately $18,000 and increase approximately 3% per year.

  Prior to 1998, the Company was charged for various services by Imagination Pilots Entertainment Inc. (IPEI), whose majority stockholder is the Company's chief executive officer. These services included rent of office facilities, use of personnel, and other various operating activities. Expenses related to these services were approximately $75,000 and $95,000 in 1996 and 1997, respectively.

  During 1997, the Company purchased certain assets, primarily computer and other equipment, software, certain intellectual property, and the rights to a contract for the development of CD-ROM titles, from IPEI and Imagination Pilots, Inc. (IPI), whose majority stockholder is the Company's chief executive officer, and

                                 TUNES.COM INC.

assumed certain IPEI and IPI liabilities, for a total cash purchase price of $370,000. The purchase price was allocated as follows:

   Computer and other equipment and software.......................... $309,000
   In process research and development................................   95,000
                                                                       --------
                                                                        404,000
   Less: Liabilities assumed..........................................  (34,000)
                                                                       --------
   Cash............................................................... $370,000
                                                                       ========

13. SUBSEQUENT EVENTS

  In June 1999, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission with respect to a proposed initial public offering. In August 1999, the Company postponed its initial public offering due to adverse market conditions, and approximately $1,300,000 in related costs were charged to general and administrative expenses in October 1999.


  In November 1999, the Company entered into a lease facility that allows for borrowings of up to $1.0 million for equipment purchases made on or prior to July 31, 2000. Borrowings made under this lease facility are payable over a 36-month term. At November 30, 1999, the Company had outstanding borrowings of approximately $400,000 under this facility.

  In connection with the amendment of a third-party license agreement (see Note
9), the Company issued a warrant to purchase 2,652,717 shares of the Company's common stock at an exercise price of $3.00 per share in December 1999.

  In November 1999, the Company entered into a merger agreement with EMusic.com Inc. Under the terms of the agreement, each share of the Company's capital stock outstanding as of the effective date of the merger will be converted into that number of shares of the EMusic common stock equal to 10,600,000 divided by the number of shares of the Company's capital stock outstanding on a fully-diluted basis as of the effective date of the merger. EMusic.com Inc. will also assume all outstanding options and warrants to purchase shares of the Company's capital stock. The merger, subject to shareholder approval, is expected to close in the first quarter of 2000.

                      REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders

Tunes Network, Inc.

We have audited the accompanying balance sheets of Tunes Network, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tunes Network, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

                                          Chicago, Illinois

                                          June 22, 1998

                              TUNES NETWORK, INC.
                                 BALANCE SHEETS

                                                December 31,
                                            ----------------------   June 30,
                                              1996        1997         1998
                                            ---------  -----------  -----------
                                                                    (unaudited)
ASSETS
Current assets:
  Cash....................................  $     --   $       --   $     7,217
  Accounts receivable.....................        791       13,852        3,841
  Advances to shareholders................     10,220          --           --
  Prepaids and other current assets.......     12,474          --           922
                                            ---------  -----------  -----------
Total current assets......................     23,485       13,852       11,980
Property and equipment, net...............    186,240      172,365      124,737
Other assets..............................      5,243       13,615       16,853
                                            ---------  -----------  -----------
Total assets..............................  $ 214,968  $   199,832  $   153,570
                                            =========  ===========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIT)
Current liabilities:
  Bank overdraft..........................  $   9,305  $     3,309  $       --
  Accounts payable........................    169,639      251,177      371,799
  Accrued compensation....................    222,383      536,557      317,121
  Other accrued expenses..................      6,586      119,969      129,158
  Payables to officers....................     97,816      271,376      275,146
  Current obligations under capital
   leases.................................     23,701       40,984       44,123
  Current obligations under revolving line
   of credit with a related party.........        --       185,000      185,000
  Convertible note payable to a related
   party..................................        --        50,000      505,000
  Notes payable to related parties........        --        33,465       33,465
  Note payable............................        --        15,000       31,726
  Advances from Tunes.com.................        --            --      260,366
                                            ---------  -----------  -----------
Total current liabilities.................    529,430    1,506,837    2,152,904

Obligations under capital leases, net of
 current portion..........................     91,895       78,803       63,005
Obligations under revolving line of credit
 with a related party.....................    135,000          --           --
Notes payable to related parties, net of
 current portion..........................     11,490          --           --
Bridge financing..........................        --       465,000          --

Commitments
Stockholders' equity (deficit):
  Common stock, no par value; 10,000,000
   shares authorized; 1,884,000, 5,940,500
   and 7,875,955 shares issued and
   outstanding at December 31, 1996 and
   1997 and June 30, 1998, respectively...     21,861      351,019    1,147,277
  Accumulated deficit.....................   (574,708)  (2,201,827)  (3,209,616)
                                            ---------  -----------  -----------
Total stockholders' equity (deficit)......   (552,847)  (1,850,808)  (2,062,339)
                                            ---------  -----------  -----------
Total liabilities and stockholders' equity
 (deficit)................................  $ 214,968  $   199,832  $   153,570
                                            =========  ===========  ===========

                          See accompanying notes

                              TUNES NETWORK, INC.

                            STATEMENTS OF OPERATIONS

                                                Year ended         Six months
                                               December 31,           ended
                                           ----------------------   June 30,
                                             1996        1997         1998
                                           ---------  -----------  -----------
                                                                   (unaudited)
Revenue................................... $  62,693  $   299,116  $   240,986
Cost of revenue...........................    12,048      247,798      229,122
                                           ---------  -----------  -----------
                                              50,645       51,318       11,864
Operating expenses:
  Operating and development...............   267,257      737,873      440,208
  Sales and marketing.....................   203,336      344,155        2,878
  General and administrative..............   190,966      597,033      499,894
                                           ---------  -----------  -----------
                                             661,559    1,679,061      942,980
                                           ---------  -----------  -----------
Loss from operations......................  (610,914)  (1,627,743)    (931,116)
Other income, net.........................       --        10,000       (3,591)
Interest expense..........................   (21,137)     (41,661)     (73,082)
                                           ---------  -----------  -----------
Loss from continuing operations...........  (632,051)  (1,659,404)  (1,007,789)
Income from discontinued operations
 (income from operations -- $213,773 and
 $5,464 in 1996 and 1997, respectively;
 income from disposal--$26,821 in 1997)...   213,773       32,285          --
                                           ---------  -----------  -----------
Net loss.................................. $(418,278) $(1,627,119) $(1,007,789)
                                           =========  ===========  ===========

                          See accompanying notes

                              TUNES NETWORK, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                      Total
                                     Common stock                  shareholders
                                 -------------------- Accumulated     equity
                                  Shares     Amount     deficit      (deficit)
                                 --------- ---------- -----------  ------------
Balance at December 31, 1995.... 1,771,000 $   18,788 $  (156,430) $  (137,642)
  Issuance of common stock to
   employees and third parties
   in exchange for services.....   113,000      3,073         --         3,073
  Net loss......................       --         --     (418,278)    (418,278)
                                 --------- ---------- -----------  -----------
Balance at December 31, 1996.... 1,884,000     21,861    (574,708)    (552,847)
  Issuance of common stock to
   employees and third parties
   in exchange for services..... 4,056,500    329,158         --       329,158
  Net loss......................       --         --   (1,627,119)  (1,627,119)
                                 --------- ---------- -----------  -----------
Balance at December 31, 1997.... 5,940,500    351,019  (2,201,827)  (1,850,808)
Issuance of common stock to
 employees and third parties in
 exchange for services
 (unaudited)....................   989,713    433,810         --       433,810
Exercise of stock options
 (unaudited)....................   660,092    237,448         --       237,448
Conversion of notes payable to
 common stock (unaudited).......   285,650    125,000                  125,000
Net loss (unaudited)............       --         --   (1,007,789)  (1,007,789)
                                 --------- ---------- -----------  -----------
Balance at June 30, 1998
 (unaudited).................... 7,875,955 $1,147,277 $(3,209,616) $(2,062,339)
                                 ========= ========== ===========  ===========

                          See accompanying notes

                              TUNES NETWORK, INC.

                            STATEMENTS OF CASH FLOWS

                                            Year ended December
                                                    31,            Six months
                                           ----------------------  ended June
                                             1996        1997       30, 1998
                                           ---------  -----------  -----------
                                                                   (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.................................. $(418,278) $(1,627,119) $(1,007,789)
Adjustments to reconcile net loss to net
 cash used in operating activities:
  Depreciation and amortization...........    60,826      105,868       57,736
  Common stock issued to employees and
   third parties in exchange for
   services...............................     3,073      329,158      433,810
  Stock compensation expense..............        --           --      203,628
  Changes in operating assets and
   liabilities:
    Accounts receivable...................      (791)     (13,061)      10,011
    Advances to shareholders..............   (10,220)      10,220          --
    Prepaids and other current assets.....    (8,536)      12,474         (922)
    Other assets..........................    (9,586)      (8,372)      (3,238)
    Accounts payable......................   106,074       81,538      120,622
    Accrued compensation..................   139,472      314,174     (219,436)
    Other accrued expenses................     2,322      113,383        9,189
                                           ---------  -----------  -----------
Net cash used in operating activities.....  (135,644)    (681,737)    (396,389)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment........   (28,650)     (66,014)     (10,108)
                                           ---------  -----------  -----------
Net cash used in investing activities.....   (28,650)     (66,014)     (10,108)
CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft............................     7,985       (5,996)      (3,309)
Proceeds from payables to officers........   145,385      316,700        3,770
Repayment of payables to officers.........   (47,569)    (143,140)         --
Proceeds from revolving line of credit
 with a related party.....................   135,000       50,000          --
Proceeds from convertible note payable to
 a related party..........................       --        50,000      115,000
Proceeds from notes payable to related
 parties..................................       --        25,000          --
Repayment of notes payable to related
 parties..................................    (7,260)      (3,025)      16,726
Proceeds from notes payable...............       --        15,000          --
Proceeds from bridge financing............       --       465,000          --
Repayment of lease obligations............   (69,247)     (21,788)     (12,659)
Proceeds from exercise of stock options...       --           --        33,820
Advances from Tunes.com...................       --           --       260,366
                                           ---------  -----------  -----------
Net cash provided by financing
 activities...............................   164,294      747,751      413,714
                                           ---------  -----------  -----------
Net increase in cash and cash
 equivalents..............................       --           --         7,217
Cash and cash equivalents at beginning of
 period...................................       --           --           --
                                           ---------  -----------  -----------
Cash and cash equivalents at end of
 period................................... $      --  $        --  $     7,217
                                           =========  ===========  ===========
SUPPLEMENTAL DISCLOSURE:
  Cash paid for interest.................. $  15,735  $    24,571  $    15,813
                                           =========  ===========  ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:
  Purchase of property and equipment under
   capital lease obligations.............. $ 112,934  $    25,979  $       --
                                           =========  ===========  ===========
  Notes payable converted to shares of
   common stock........................... $     --   $       --   $   125,000
                                           =========  ===========  ===========

                          See accompanying notes

                            TUNES NETWORK, INC.

                       NOTES TO FINANCIAL STATEMENTS

     (Information with respect to the six-month period ended June 30, 1998 is unaudited)

1. NATURE OF BUSINESS

Tunes Network, Inc. (the "Company"), a California corporation, formerly Surf Communications, Inc., was incorporated on April 19, 1994 as a provider of Internet access services. In 1996, the Company expanded its strategy to include music entertainment. The Company is currently a developer of music-related Web site technology and content and an online retailer of CDs. The Company contracts with outside warehouses for fulfillment services to deliver products to customers and, therefore, the Company maintains no inventories. The Company sells its products and services primarily to customers in the United States.

In December 1997, the Company discontinued its Internet access services business and sold this business. The operations of the Internet access services business have been accounted for as a discontinued operation.

2. BASIS OF PRESENTATION

The financial statements of the Company as of June 30, 1998 and for the six-month period ended June 30, 1998 contain all adjustments and accruals (consisting of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of the financial position and operating results of the interim period presented.

3. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, generally three years. Assets under capital leases are amortized using the straight-line method over the shorter of the estimated useful lives or the remaining lease terms, generally three years.

REVENUE RECOGNITION

Revenue from CD sales, which consists primarily of recorded music sold via the Internet, includes outbound shipping and handling charges and are recognized when the products are shipped. Allowances for credit losses and for estimated returns are recorded upon recognition of revenue. Actual credit losses and returns have been insignificant to date. Revenue from services, including music encoding, and Web site development services is recognized after the services have been performed and collection of the related receivable is considered probable.

Revenue from one customer accounted for 80% of revenues for the year ended December 31, 1996. Revenue from a different customer accounted for 27% of revenues for the year ended December 31, 1997.

The Company does not perform credit evaluations and does not require collateral from customers.

                            TUNES NETWORK, INC.

     (Information with respect to the six-month period ended June 30, 1998 is unaudited)

Operating and Development

Costs to develop the Company's products are expensed as incurred in accordance with Statement of Financial Accounting Standards No. 2, "Accounting for Research and Development Costs," which established accounting and reporting standards for research and development costs.

Operating and development expenses consist principally of payroll and related expenses for development, editorial, and network operations personnel and consultants and expenses for systems and telecommunications infrastructure.

Internally Developed Systems and Software

The costs to develop internal systems and software, primarily payroll and related expenses for development and design of software, are charged to expense as incurred.

Dependence on Suppliers

The Company's primary provider of order fulfillment for recorded music titles is Valley Record Distributors ("Valley"). The Company has no fulfillment operation or facility of its own and, accordingly, is dependent upon maintaining its existing relationship with Valley or establishing a new fulfillment relationship with one of the few other fulfillment operations. There can be no assurance that the Company will maintain its relationship with Valley beyond the term of its existing two-year agreement, which expires in September 1998, or that it will be able to find an alternative, comparable vendor capable of providing fulfillment services on terms satisfactory to the Company, should its relationship with Valley terminate. Valley accounted for 79% of the cost of sales for the years ended 1996 and 1997. The Company has the right to offset accounts receivable from and accounts payable to Valley. As a result, the accounts receivable were used to reduce the accounts payable in the accompanying balance sheet.

4. DISCONTINUED OPERATION

In September 1997, the Company decided to discontinue the Internet access services line of business and sold that line of business in December 1997 for $25,000. Income on disposal included the $25,000 cash proceeds and operating income from September 1997 through December 1997 of $1,821. Revenues from the Internet access services line of business were $450,000 and $156,618 in 1996 and 1997, respectively. No assets or liabilities were sold as a result of this disposition. The results of operations of the Internet access services line of business is shown as a discontinued operation for all periods presented.

5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                                               December 31,
                                                             ------------------
                                                               1996      1997
                                                             --------  --------
     Computer software and equipment........................ $241,278  $324,172
     Furniture and fixtures.................................    8,915    18,014
                                                             --------  --------
                                                              250,193   342,186
     Less accumulated depreciation and amortization.........  (63,953) (169,821)
                                                             --------  --------
     Property and equipment, net............................ $186,240  $172,365
                                                             ========  ========

                            TUNES NETWORK, INC.

     (Information with respect to the six-month period ended June 30, 1998 is unaudited)

Total property and equipment under capital leases was $186,877 and $212,856, less accumulated amortization of $42,268 and $98,616, at December 31, 1996 and 1997, respectively.

6. DEBT

Payables to Officers

Payables to officers represent amounts loaned to the Company by officers for purposes of sustaining the Company's operations. Payables for $61,664 and $218,474 at December 31, 1996 and 1997, respectively, bear interest at 15% per annum. The remaining payables do not bear interest. Payables are repaid as Company funds are available.

Revolving Line of Credit

In April 1996, the Company entered into a $50,000 revolving line-of-credit agreement (the "Agreement") with an officer of the Company. This line of credit was increased to $135,000 in October 1996, $185,000 in January 1997 and $200,000 in May 1997. The Agreement bears interest at 10.14% and 9.89% at December 31, 1996 and 1997, respectively, per annum. Interest is payable monthly. The Agreement expires on June 20, 1998, at which time all outstanding interest and principal under the Agreement will become due and payable. Additionally, should the Company receive funding or achieve a significant income event before June 20, 1998, the balance outstanding under this Agreement shall become due and payable. Borrowings outstanding under the Agreement are collateralized by substantially all of the Company's assets not otherwise encumbered and are personally guaranteed by an officer of the Company.

Convertible Note Payable to a Related Party

In November 1997, the Company entered into an agreement with an investor, who is an advisory board member of the Company, under which it borrowed $50,000 issued under a convertible promissory note, with interest at 12% per annum. Under the terms of the agreement, principal and interest are due and payable on the earlier of 12 months from the date of the agreement, or, in the event of a default, amounts are declared due and payable by the investor, unless such amounts are automatically converted into equity securities of the Company pursuant to the terms of the agreement.

The note will convert into equity upon the closing of the next equity financing, completed before September 30, 1998, in which the Company receives aggregate offering proceeds valued by the Company at more than $250,000. At such time, the investor shall receive, in full satisfaction of amounts owing under the note, a number of equity securities equal to the quotient of the amount of the loan divided by 72.5% of the price per equity security paid by participants in the next equity financing. The investor will be entitled to all rights granted to participants in the next equity financing.

Additionally, upon the closing of the next equity financing, the investor shall receive an option to purchase a certain number of shares of common stock of the Company based on the pre-money valuation of the next equity financing. In no event shall the number of shares of common stock under the option be less than 50,000. The option will be fully vested upon the closing of the next equity financing.

In the event of any liquidation, dissolution or winding up of the Company, prior and in preference to any distribution of any of the assets of the Company to any investor or to the holders of any equity security, the investors will be entitled to, at the investors' election, either a repayment of all amounts due under the loan, or

                            TUNES NETWORK, INC.

     (Information with respect to the six-month period ended June 30, 1998 is unaudited)

to convert the principal amount into the most senior equity securities then authorized by the Articles of Incorporation of the Company at a price per share that would cause the Company to be valued at $3,500,000.

Notes Payable to Related Parties

In December 1995, the Company entered into a promissory note (the "Note") for $18,750 with the father of an officer of the Company. The Note bears interest at 10% per annum. Interest and principal are due monthly in equal monthly payments of $605 commencing on January 1, 1996. The balance of this Note, including accrued interest, shall be due and payable in full on or before December 1, 1998. Borrowings outstanding under the Note are collateralized by substantially all of the Company's assets not otherwise encumbered (see Note
11).

In December 1997, the Company entered into a promissory note (the "Note") for $25,000 with an investor. The Note bears interest at 6% per annum. Interest and principal are due on or before May 22, 1998 (see Note 11).

Notes Payable

In November 1997, the Company entered into a promissory note (the "Note") for $15,000 with a lender. The Note bears interest at the prime rate plus 2% (10.5% at December 31, 1997) per annum. Interest and principal are due and payable on the earlier of the date on which the lender shall purchase all or substantially all of the assets of the borrower or January 30, 1998 (see Note 11).

Bridge Financing

In 1997, the Company entered into bridge financing agreements with certain investors under which it borrowed $465,000. Under the terms of the agreements, upon the closing of the next equity financing as defined in the agreements, in which the Company receives aggregate offering proceeds valued by the Company at more than $1,000,000, the investors shall receive a number of equity securities equal to the quotient of the amount of the funds delivered by the investors divided by 50% of the price per equity security paid by participants in the next equity financing. The investors will be entitled to all rights granted to participants in the next equity financing.

In March 1998, the Company entered into bridge financing agreements with certain investors under which it borrowed $115,000 issued under convertible promissory notes, with interest at 6% per annum (see Note 11).

7. LEASE COMMITMENTS

If the investors have not received equity securities pursuant to this agreement before the closing of a corporate sale transaction, as defined in the agreement, the investors shall receive from the Company the most senior equity securities then authorized by the Articles of Incorporation of the Company valued at an amount equal to 200% of the amount of the funds delivered by the investors.

The Company leases certain office facilities under noncancelable operating leases. The Company leases equipment under capital leases. Interest rates on capital leases range from 12% to 21%.

                            TUNES NETWORK, INC.

     (Information with respect to the six-month period ended June 30, 1998 is unaudited)

Future minimum lease payments under capital leases and noncancelable operating leases with initial terms of one year or more at December 31, 1997, are as follows:

                                                              Capital  Operating
                                                               Leases   Leases
                                                              -------- ---------
   1998......................................................  $53,565  $28,200
   1999......................................................   52,481      --
   2000......................................................   34,416      --
   2001......................................................    1,284      --
                                                              --------  -------
   Total minimum lease payments..............................  141,746  $28,200
                                                                        =======
   Less amount representing interest.........................   21,959
                                                              --------
   Present value of net minimum lease payments...............  119,787
   Less current portion......................................   40,984
                                                              --------
                                                              $ 78,803
                                                              ========

Rent expense for the years ended December 31, 1996 and 1997 was $22,953 and $56,468, respectively.

8. STOCKHOLDERS' EQUITY (DEFICIT)

Common Stock

Common stock represents the deemed fair value of services contributed to the Company by employees and third parties in 1996 and 1997. In November 1997, all employee stockholders of the Company entered into restricted common stock purchase agreements under which all common shares granted to such employee stockholders through October 1997 were vested 25% on October 20, 1997 and vest 1/48 per month thereafter. Additionally, such shares will vest immediately upon the sale of substantially all of the Company's assets. At December 31, 1997, 5,336,407 common shares were vested.

9. INCOME TAXES

The Company uses the liability method to account for income taxes as required by Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Significant components of the Company's deferred tax assets are as follows (in thousands):

                                                                 December 31,
                                                                 --------------
                                                                  1996    1997
                                                                 ------  ------
     Net operating loss carryforwards........................... $   94    $530
     Research and development credit carryforwards..............    --       80
     Accrued compensation.......................................    --      215
                                                                 ------  ------
     Total deferred tax assets..................................     94     825
     Valuation allowance........................................    (94)   (825)
                                                                 ------  ------
     Net deferred tax assets.................................... $  --   $  --
                                                                 ======  ======

                            TUNES NETWORK, INC.

     (Information with respect to the six-month period ended June 30, 1998 is unaudited)

The valuation allowance increased by $94,000 and $731,000 in the years ended 1996 and 1997, respectively.

At December 31, 1997, the Company has net operating loss carryforwards for federal income tax purposes of approximately $1,300,000 which expire in the tax years 2011 through 2012. The Company has federal tax credit carryforwards of approximately $50,000 which expire in the year 2012.

Because of the "change in ownership" provisions of the Internal Revenue Code of 1986, a portion of the Company's net operating loss carryforwards and tax credit carryforwards may be subject to an annual limitation regarding their utilization against taxable income in future periods. As a result of the annual limitation, a portion of these carryforwards may expire before ultimately becoming available to reduce future income tax liabilities.

10. DISPUTE SETTLEMENT

In March 1998, a former consultant of the Company filed a suit against the Company. In May 1998, the Company entered into a settlement agreement with the former consultant. In connection with this settlement, the former consultant received $31,989 for wages earned during employment with the Company from January 1998 to March 1998, and an option, effective upon the time of the acquisition of the Company by JAMtv, to purchase 445,834 shares of common stock of the Company at $.10 per share which was, as required under the terms of the agreement, automatically exercised in full upon the effective time of the acquisition (see Note 11).

11. SUBSEQUENT EVENT

Effective July 1, 1998, substantially all of the Company's business was merged with and into Tunes Acquisition Corp., a wholly owned subsidiary of Tunes.com Inc, formerly JAMtv Corporation. In connection with this merger, all outstanding debt was assumed by Tunes.com Inc. and repaid in 1998.

12.  RISKS ASSOCIATED WITH THE YEAR 2000 (UNAUDITED)

Although the Company is not aware of any material operational issues or costs associated with preparing its internal systems for the year 2000, there can be no assurance that the Company will not experience serious unanticipated negative consequences and/or material costs caused by undetected errors or defects in the technology used in its internal systems, which include third-party software and hardware technology.

                         [LOGO OF eMUSIC APPEARS HERE]

--------------------------------------------------------------------------------

                           [LOGO OF EMUSIC.COM INC.]

                             13,434,102 Shares

                                  Common Stock

                               -----------------
                                   PROSPECTUS
                               -----------------

                             December   , 1999



--------------------------------------------------------------------------------
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

                                    Part II

                     Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee................................................... $   553
Nasdaq National Market additional listing fee..........................   2,000
Printing expenses......................................................   5,000
Legal fees and expenses................................................  20,000
Accounting fees and expenses...........................................  10,000
Transfer Agent and Registrar fees......................................   1,000
Miscellaneous expenses.................................................   1,000
                                                                        -------
  Total................................................................ $39,553
                                                                        =======

Item 14. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Amended and Restated Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant has entered into separate indemnification agreements (Exhibit 10.1) with its directors and officers which would require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The Registrant also intends to continue to maintain director and officer liability insurance, if available on reasonable terms. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

On May 6, 1998, we issued 2,500,000 shares of our common stock and warrants to purchase a total of 500,000 shares of our common stock at an exercise price of $1.00 per share to accredited investors in exchange for $500,000.00 in reliance on Rule 504 of Regulation D promulgated under the Securities Act. Warrants to purchase 200,000 shares of common stock were exercised at the time of their issuance.

On May 11, 1998, we acquired all of the outstanding shares of GoodNoise Corporation, a Delaware corporation, in exchange for 11,015,300 shares of our common stock in reliance on Section 4(2) of the Securities Act. On the same date, we assumed options to purchase 1,722,500 shares of the Delaware corporation's common stock, which were automatically converted into options to purchase 2,032,550 shares of our common stock at a weighted average exercise price of approximately $0.03 per share.

On July 29, 1998, we issued 170 shares of our common stock to a consultant in exchange for consulting services in reliance on Section 4(2) of the Securities Act.

On August 10, 1998, investors exercised warrants to purchase 300,000 shares of our common stock in exchange for $300,000. These warrants had been issued as a part of the private placement which occurred on May 6, 1998.

On October 28, 1998, we issued 500 shares of our Series A Preferred Stock and a warrant to purchase 100,000 shares of our common stock at an exercise price of $7.91 to an investor in reliance on Regulation D.

On December 16, 1998, we issued 10,000 shares of our common stock to an employee upon exercise of an employee stock option in reliance on Rule 701.

On February 24, 1999, we acquired all of the outstanding shares of Creative Fulfillment, Inc. in exchange for 630,179 shares of our common stock in reliance on Section 4(2) of the Securities Act.

On March 23, 1999, we issued 117,570 shares of our Series B Preferred Stock to accredited investors in exchange for $32,523,900.00 in cash, cancellation of debt of $1,777,250 and conversion of the outstanding shares of our Series A Preferred Stock in reliance on Rule 506 of Regulation D promulgated under the Securities Act.

On April 27, 1999, we issued 665,188 shares of our common stock in consideration of the acquisition of certain music rights in reliance on Section 4(2) of the Securities Act.

On June 11, 1999, we issued 448,000 shares of our common stock in exchange for all of the outstanding shares of Internet Underground Music Archive, Inc. in reliance on Section 4(2) of the Securities Act.

On June 10, 1999 we granted warrants for the purchase of 1,607,800 shares solely to accredited investors in reliance on Regulation D.

From May 11, 1998 through September 20, 1998, we granted options to purchase 435,000 shares of our common stock at a weighted average exercise price of approximately $5.07 per share. These options were granted to our employees and consultants in exchange for services rendered in transactions exempt from registration under the Securities Act under Rule 701. From September 21, 1998 through July 15, 1999, we granted options to purchase 4,186,000 shares of our common stock at a weighted average purchase price of approximately $7.078 per share. These options were granted to our employees and consultants in exchange for services rendered in transaction exempt from registration under the Securities Act under Section 4(2) thereof.

In December 1999, we issued approximately 2,100,000 shares in connection with our acquisition of Cductive. Such issuance was made in reliance on Regulation D.

There were no underwriters employed in connection with any of the above transactions.

Item 16. Exhibits and Financial Statement Schedules

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  2.1(a) Agreement and Plan of Reorganization by and among GoodNoise
         Corporation, Atlantis Ventures Corp., GN Acquisition Corp and certain other parties dated as of May 11, 1998
  2.2(a) Agreement and Plan of Reorganization by and among GoodNoise
         Corporation, Creative Fulfillment, Inc., GN Acquisition Corp and
         certain other parties dated as of October 8, 1998
  2.3(c) Agreement and Plan of Reorganization by and among GoodNoise
         Corporation, GNA Corporation, Internet Underground Music Archive, Inc.
         and certain shareholders of Internet Underground Music Archive, Inc.
         dated as of May 16, 1999
  2.4(b) Agreement and Plan of Merger by and between EMusic.com Inc., a Florida corporation, and EMusic.com Inc., a Delaware corporation, dated as of
         July 21, 1999
  2.5(d) Agreement and Plan of Reorganization by and among EMusic.com Inc., GNA
         Corporation, Group K Inc., d.b.a. Cductive and the principal shareholders of Cductive, dated as of November 15, 1999.
  2.6(e) Agreement and Plan of Reorganization dated as of November 29, 1999, among EMusic.com Inc., GNB Corporation and Tunes.com Inc.
  3.1(c) Amended and Restated Certificate of Incorporation
  3.2(c) Amended and Restated Bylaws
  5.1*   Opinion of Gray Cary Ware & Freidenrich LLP
 10.1(c) Form of Indemnity Agreement
 10.2(a) Stock Purchase Agreement dated as of March 30, 1998 with Gary
         Culpepper
 10.3(a) 1998 Stock Option Plan
 10.4(c) 1998 Nonstatutory Stock Option Plan
 10.5(c) 1999 Employee Stock Purchase Plan
 10.6(c) Form of Amendment to Investor Rights Agreement dated July 19, 1999
 21(c)   Subsidiaries
 23.1    Consent of PricewaterhouseCoopers LLP
 23.2    Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1)
 23.3    Consent of Ernst & Young LLP
 23.4    Consent of Richard A. Eisner & Company LLP
 24.1*   Power of Attorney
 27.1*   Financial Data Schedule

------------------
(a) Previously filed as an exhibit to the Registrant's Form 10-SB/A dated December 24, 1998.
(b) Previously filed as an exhibit to the Registrant's Form 8-K dated July 23, 1999.
(c) Previously filed as an exhibit to the Registrant's Form S-1 (Registration Statement No. 333-83685).

(d) Previously filed as an exhibit to the Registrant's Form 8-K dated November 15, 1999.

(e) Previously filed as an exhibit to the Registrant's From 8-K dated November 29, 1999.

 * Previously filed.

Item 17. Undertakings

The Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that:

 (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by EMusic pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

 (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, EMusic certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, in the City of Redwood City, State of California, on the 22nd day of December, 1999.

                                          EMUSIC.COM INC.

                                                  /s/ Peter M. Astiz
                                          By: _________________________________

                                                    Peter M. Astiz

                                               Executive Vice President


Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and   December 22, 1999
______________________________________  Assistant Secretary
            Robert H. Kohn

                  *                    President, Chief Executive  December 22, 1999
______________________________________  Officer and Director
          Gene Hoffman, Jr.             (Principal Executive
                                        Officer)

                  *                    Executive Vice President    December 22, 1999
______________________________________  and Chief Financial
           Joseph H. Howell             Officer (Principal
                                        Financial and Accounting
                                        Officer)

                  *                    Director                    December 22, 1999
______________________________________
            Ralph Peer, II

                  *                    Director                    December 22, 1999
______________________________________
              Tor Braham

                  *                    Director                    December 22, 1999
______________________________________
            Ed Rosenblatt

          /s/ Peter M. Astiz
*By: _________________________________
            Peter M. Astiz
           Attorney-in-Fact

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  2.1(a) Agreement and Plan of Reorganization by and among GoodNoise
         Corporation, Atlantis Ventures Corp., GN Acquisition Corp and certain other parties dated as of May 11, 1998
  2.2(a) Agreement and Plan of Reorganization by and among GoodNoise
         Corporation, Creative Fulfillment, Inc., GN Acquisition Corp and
         certain other parties dated as of October 8, 1998
  2.3(c) Agreement and Plan of Reorganization by and among GoodNoise
         Corporation, GNA Corporation, Internet Underground Music Archive, Inc.
         and certain shareholders of Internet Underground Music Archive, Inc.
         dated as of May 16, 1999
  2.4(b) Agreement and Plan of Merger by and between EMusic.com Inc., a Florida corporation, and EMusic.com Inc., a Delaware corporation, dated as of
         July 21, 1999
  2.5(d) Agreement and Plan of Reorganization by and among EMusic.com Inc., GNA
         Corporation, Group K Inc., d.b.a. Cductive and the principal shareholders of Cductive, dated as of November 15, 1999.
  2.6(e) Agreement and Plan of Reorganization dated as of November 29, 1999, among EMusic.com Inc., GNB Corporation and Tunes.com Inc.
  3.1(c) Amended and Restated Certificate of Incorporation
  3.2(c) Amended and Restated Bylaws
  5.1*   Opinion of Gray Cary Ware & Freidenrich LLP
 10.1(c) Form of Indemnity Agreement
 10.2(a) Stock Purchase Agreement dated as of March 30, 1998 with Gary
         Culpepper
 10.3(a) 1998 Stock Option Plan
 10.4(c) 1998 Nonstatutory Stock Option Plan
 10.5(c) 1999 Employee Stock Purchase Plan
 10.6(c) Form of Amendment to Investor Rights Agreement dated July 19, 1999
 21(c)   Subsidiaries
 23.1    Consent of PricewaterhouseCoopers LLP
 23.2    Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1)
 23.3    Consent of Ernst & Young LLP
 23.4    Consent of Richard A. Eisner & Company LLP
 24.1*   Power of Attorney
 27.1*   Financial Data Schedule

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(a) Previously filed as an exhibit to the Registrant's Form 10-SB/A dated December 24, 1998.
(b) Previously filed as an exhibit to the Registrant's Form 8-K dated July 23, 1999.
(c) Previously filed as an exhibit to the Registrant's Form S-1 (Registration Statement No. 333-83685).

(d) Previously filed as an exhibit to the Registrant's Form 8-K dated November 15, 1999.

(e) Previously filed as an exhibit to the Registrant's Form 8-K dated November 29, 1999.

 * Previously filed.